                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(e) or Rule 14a-12

                               HADCO CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies: (i) common stock, par value $0.01 per share, of Sanmina Corporation ("Sanmina Common Stock") and (ii) common stock, par value $0.05 per share ("Hadco Common Stock"), of Hadco Corporation ("Hadco") to be acquired by Sanmina Corporation in the transaction.

   2) Aggregate number of securities to which transaction applies:

      13,834,388 being the number of shares of Hadco Common Stock expected to be acquired in the transaction.

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was calculated in accordance with Rule 0-11(c)(1) under the Securities Exchange Act of 1934 (the "Exchange Act") as follows: one-fiftieth of one percent of the value of the Sanmina Common Stock to be issued to holders of Hadco Common Stock in the transaction. The value of the Sanmina Common Stock was determined in accordance with Rule 0-11(a)(4) under the Exchange Act based on the value of the Hadco Common Stock to be acquired by Sanmina Corporation in the transaction. The value of the Hadco Common Stock to be acquired was determined by multiplying the number of shares of Hadco Common Stock expected to be acquired in the transaction (13,834,388) by $79.875, the average of the high and low sale prices for Hadco Common Stock on the New York Stock exchange on May 1, 2000.

   4) Proposed maximum aggregate value of transaction: $1,105,021,742

   5) Total fee paid: $221,005 (fee paid by wire transfer on May 2, 2000)

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          PROXY STATEMENT FOR SPECIAL
                           MEETING OF STOCKHOLDERS OF

                            [HADCO CORPORATION LOGO]

                      To be held on                , 2000

     Hadco Corporation and Sanmina Corporation have agreed to merge Hadco with a subsidiary of Sanmina. Hadco will become a wholly owned subsidiary of Sanmina, and Hadco stockholders will receive 1.40 shares of Sanmina Common Stock for each share of Hadco Common Stock they own.

     We estimate that the shares of Sanmina Common Stock to be issued to Hadco stockholders will represent approximately 13.1% of the outstanding Sanmina shares after the Merger.

     Sanmina is quoted on the Nasdaq National Market under the symbol "SANM," and on May 1, 2000, Sanmina Common Stock closed at $57.125 per share. Hadco Corporation is listed on the New York Stock Exchange under the symbol "HDC," and on May 1, 2000, Hadco Common Stock closed at $78.75 per share.

                                 PROSPECTUS OF

                                 [SANMINA LOGO]

                         COMMON STOCK, PAR VALUE $0.01

     The Merger cannot be completed unless the Hadco stockholders approve it. The Hadco Board of Directors has scheduled a special meeting for Hadco stockholders to vote on the Merger as follows:

                                            , 2000

                                   10:00 a.m.

                               100 Federal Street
                             Boston, Massachusetts

     This document gives you detailed information about the proposed Merger. Sanmina has provided the information concerning Sanmina, and Hadco has provided the information concerning Hadco. Please see "References to Additional Information" and "Where You Can Find More Information" on pages 2 and 66, respectively, for additional information about Hadco and Sanmina on file with the United States Securities and Exchange Commission.

     IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 16 IN THIS DOCUMENT FOR A DISCUSSION OF RISKS ASSOCIATED WITH THE MERGER.

     This proxy statement/prospectus and proxy are being mailed to stockholders
of Hadco beginning about                , 2000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SANMINA COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY
STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS                , 2000.

                            [HADCO CORPORATION LOGO]

                                          , 2000

To Our Stockholders:

     We invite you to attend a special meeting of the Stockholders of Hadco Corporation ("Hadco") to be held at 100 Federal Street, Boston, Massachusetts on
     ,           , 2000 at 10:00 a.m. At the special meeting, Hadco stockholders will be asked to approve an Agreement and Plan of Merger pursuant to which a newly formed wholly-owned subsidiary of Sanmina Corporation ("Sanmina") is to be merged with and into Hadco (the "Merger"). If the Merger is consummated, Hadco will become a wholly-owned subsidiary of Sanmina, and each outstanding share of Hadco Common Stock will be converted into the right to receive shares of Sanmina Common Stock pursuant to an exchange ratio which is described in the accompanying proxy statement/prospectus.

     YOUR BOARD OF DIRECTORS BELIEVES THE PROPOSED TRANSACTION IS IN THE BEST INTERESTS OF HADCO AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND THE MERGER.

     Details concerning the proposed Merger and other important information appear in the accompanying proxy statement/prospectus, which you are urged to read carefully.

     A proxy card is enclosed. Please sign, date and mail the proxy card promptly in the return envelope provided. It is important that you return the proxy card whether or not you plan to attend the special meeting, so that your shares of Hadco Common Stock are voted.

                                          Sincerely,

                                          /s/ Andrew E. Lietz
                                          ANDREW E. LIETZ
                                          President, Chief Executive Officer and
                                          Director

                               HADCO CORPORATION
                               12A MANOR PARKWAY
                           SALEM, NEW HAMPSHIRE 03079

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     A special meeting of the stockholders of Hadco Corporation ("Hadco") will
be held at 100 Federal Street, Boston, Massachusetts on           ,
                    , 2000 at 10:00 a.m. for the following purposes:

     1. To consider and act upon a proposal to approve the Agreement and Plan of Merger among Sanmina Corporation ("Sanmina"), SANM Acquisition Subsidiary, Inc. ("Merger Sub") and Hadco dated April 17, 2000, as amended, (the "Merger Agreement") and the merger, pursuant to which Merger Sub will merge with and into Hadco (the "Merger") on and subject to the terms contained in the Merger Agreement. A copy of the Merger Agreement is attached as Annex I to the accompanying proxy statement/prospectus.

     2. To transact such other and further business as may properly come before the special meeting or any adjournments or postponements of the meeting, including without limitation, potential postponements or adjournments for the purpose of soliciting additional proxies in order to approve the above proposal.

     The affirmative vote of two-thirds of the outstanding shares of Hadco Common Stock entitled to vote at the special meeting is required to approve the Merger Agreement and the Merger.

     The Board of Directors has fixed the close of business on
                    , 2000 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting. Only holders of record of shares of Hadco Common Stock at the close of business on the record date are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting.

     YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF HADCO COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James C. Hamilton
                                          Clerk

                    , 2000

                           NOTICE OF APPRAISAL RIGHTS

     If the Merger Agreement and Merger are approved by the stockholders of Hadco at the special meeting and the Merger is consummated, any Hadco stockholder (1) who files with Hadco before the taking of the vote on the approval of the Merger Agreement and Merger written objection to the proposed Merger stating that he or she intends to demand payment for his or her Hadco shares if the Merger is consummated and (2) whose shares are not voted in favor of the Merger Agreement and Merger has or may have the right to demand in writing from Hadco (as it exists after the Merger), within twenty days after the date of mailing to him or her of notice in writing that the Merger has been consummated, payment for his or her shares and an appraisal of the value thereof. Hadco and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 85 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, copies of which are attached as Annex V to the accompanying proxy statement/prospectus. See "Other Matters -- Rights of Dissenting Stockholders" on page 58 of this proxy statement/prospectus for more information.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
REFERENCES TO ADDITIONAL INFORMATION........................    2
SUMMARY.....................................................    3
  The Companies.............................................    3
  Reasons for the Merger....................................    3
  Recommendation to Hadco Stockholders......................    4
  The Merger................................................    4
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............    9
  Sanmina Selected Historical Consolidated Financial Data...    9
  Hadco Selected Historical Consolidated Financial Data.....   12
SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  DATA......................................................   13
COMPARATIVE PER SHARE DATA..................................   14
RISK FACTORS................................................   16
  Risks Related To The Merger...............................   16
  Risks Related To Sanmina Common Stock.....................   17
COMPARATIVE STOCK PRICES AND DIVIDEND POLICY................   26
THE SPECIAL MEETING.........................................   28
  Date, Time, Place and Purpose.............................   28
  Record Date; Shares Entitled to Vote; Vote Required.......   29
  Proxies; Proxy Solicitation...............................   29
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
  OF HADCO..................................................   31
THE COMPANIES...............................................   33
  Sanmina Corporation.......................................   33
  Hadco Corporation.........................................   33
THE MERGER..................................................   35
  Background of the Merger..................................   35
  Hadco's Reasons for the Merger............................   37
  Recommendation of the Hadco Board.........................   39
  Opinion of Hadco's Financial Advisor......................   39
  Material Federal Income Tax Consequences..................   45
  Anticipated Accounting Treatment..........................   46
  Interests of Certain Persons in the Merger................   46
  Resale of Sanmina Common Stock............................   48
THE MERGER AGREEMENT, THE STOCKHOLDERS AGREEMENT AND THE
  STOCK OPTION AGREEMENT....................................   49
  The Merger Agreement......................................   49
     Effect of Merger.......................................   49
     Merger Consideration...................................   49
     Exchange Agent and Exchange Procedures.................   50

                                                              PAGE
                                                              ----
     Representations and Warranties.........................   51
     Conduct of Business Pending the Merger.................   52
     No Solicitation........................................   52
     Expenses and Termination Fees..........................   53
     Conditions to Completion of the Merger.................   54
     Termination............................................   55
     Amendment, Extension and Waiver........................   56
  The Stockholders Agreement................................   56
  The Stock Option Agreement................................   57
OTHER MATTERS...............................................   58
  Governmental and Regulatory Matters.......................   58
  Rights of Dissenting Stockholders.........................   58
  Comparison of Rights of Stockholders of Hadco and
     Sanmina................................................   59
DESCRIPTION OF SANMINA CAPITAL STOCK........................   63
EXPERTS.....................................................   65
LEGAL MATTERS...............................................   65
STOCKHOLDER PROPOSALS.......................................   65
NOTICE OF BYLAW AMENDMENT...................................   65
WHERE YOU CAN FIND MORE INFORMATION.........................   66
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................  F-1

                                    ANNEXES

Annex I    Agreement and Plan of Merger
Annex II   Stockholders Agreement
Annex III  Stock Option Agreement
Annex IV   Opinion of Morgan Stanley & Co. Incorporated
Annex V    Sections 85 to 98 of Chapter 156B of the Massachusetts
           Business Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE SANMINA AND HADCO PROPOSING TO MERGE?

A: This is a unique opportunity for Hadco to join Sanmina, one of the world's leading providers of customized integrated electronics manufacturing services, and for Hadco stockholders to become Sanmina stockholders. We anticipate that the Merger will create significant growth and business expansion opportunities for the combined company which are greater than those that would be available to Hadco as an independent company.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the Merger is completed, you will receive 1.40 shares of Sanmina Common Stock for each share of Hadco Common Stock you own. Sanmina will not issue fractional shares of Sanmina Common Stock in the Merger. You will also receive cash based on the market price of Sanmina Common Stock instead of any fractional share.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete, date and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of approval of the Merger Agreement and Merger. If you abstain from voting or do not vote, it will have the same effect as a vote against approval of the Merger
Agreement and Merger. The special meeting will take place on          , 2000.
You may attend the special meeting and vote your shares in person. Even if you plan to attend the special meeting, we recommend that you complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Clerk of Hadco at the address for Hadco set forth below. Third, you can attend the special meeting and vote in person. Attendance at the special meeting without voting in person will not revoke your proxy. If you hold your shares through a broker or bank, you should follow the instructions provided by that firm to revoke your proxy.

Q: IF MY HADCO SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not be able to vote your Hadco shares on your behalf unless you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted at the special meeting, which will have the same effect as a vote against approval of the Merger Agreement and Merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the Merger or you need additional copies of this proxy statement/ prospectus or the enclosed proxy, you should contact:

                               Hadco Corporation
                               12A Manor Parkway
                           Salem, New Hampshire 03079
                       Attention: Chief Financial Officer
                                 (603) 898-8000

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Sanmina and Hadco from documents that are not included in or delivered with this proxy statement/ prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Sanmina Corporation            Hadco Corporation
2700 North First Street        12A Manor Parkway
San Jose, California 95134     Salem, New Hampshire 03079
Attention: Investor Relations  Attention: Chief Financial Officer
Telephone: (408) 964-3500      Telephone: (603) 898-8000

     If you would like to request documents, please do so by          , 2000 in
order to receive them before the special meeting of the Hadco stockholders.

     See "Where You Can Find More Information" on page 66.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire document and the documents to which we have referred you.

                                 THE COMPANIES

HADCO CORPORATION
12A Manor Parkway
Salem, New Hampshire 03079
(603) 898-8000

     Hadco is the largest manufacturer of advanced electronic interconnect products in North America. Hadco offers a wide array of sophisticated manufacturing, engineering and systems integration services to meet its customers' electronic interconnect needs. Hadco's principal products are multilayer rigid printed circuits and backplane and systems assemblies. Hadco's advanced manufacturing and assembly facilities are designed to meet the accelerated time-to-market and time-to-volume requirements of its customers whose markets are characterized by high growth rates, rapid technological advances and short product life cycles. Hadco focuses on commercializing advanced technologies, such as embedded passives, advanced materials, laser direct imaging and fine pitch assembly. Hadco also provides customers with design services and engineering assistance in their product development.

SANMINA CORPORATION
2700 North First Street
San Jose, California 95134
(408) 964-3500

     Sanmina is a leading independent provider of customized integrated electronics manufacturing services, including turnkey electronic assembly and turnkey manufacturing management services, to original equipment manufacturers ("OEMs") in the electronics industry. Sanmina's electronic manufacturing services consist primarily of the manufacture of complex printed circuit board assemblies using surface mount ("SMT") and pin through-hole ("PTH") interconnection technologies, the manufacture of custom designed backplane assemblies, fabrication of complex multilayer printed circuit boards, electronic enclosure systems manufacture, and testing and assembly of completed systems. In addition to assembly, turnkey manufacturing management also involves procurement and materials management, as well as consultation on printed circuit board design and manufacturability. Sanmina also manufactures custom cable and wire harness assemblies for electronics industry OEMs. These manufacturing services are provided by Sanmina personnel at Sanmina's facilities.

                             REASONS FOR THE MERGER

     The Hadco Board of Directors believes that the terms of the Merger and the Merger Agreement are fair to, and in the best interests of, Hadco and its stockholders. In reaching its decision, the Hadco Board of Directors considered numerous factors, including the following:

     - The financial condition, results of operations and businesses of Hadco and Sanmina before and after giving effect to the Merger.

     - The near- and long-term prospects of Hadco as an independent company and of Sanmina.

     - The opportunity for Hadco stockholders to participate in the potential for greater growth, operational efficiencies, financial strength and earning power of the combined company after the Merger.

     - Industry trends toward consolidation and the advantages that might be expected to accrue to the combined company through the creation of a larger customer base, a higher market profile, greater financial strength and broader customer offerings, which could enhance the ability of the combined company to compete in the marketplace.

                      RECOMMENDATION TO HADCO STOCKHOLDERS

     The Hadco Board of Directors believes that the Merger is in the best interests of Hadco and its stockholders and unanimously recommends that you vote FOR approval of the Merger Agreement and the Merger.

                                   THE MERGER

     The Merger Agreement is attached as Annex I to this proxy statement/prospectus and is incorporated by reference in this proxy statement/prospectus. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.

WHAT HADCO STOCKHOLDERS WILL RECEIVE

     As a result of the Merger, Hadco stockholders will receive 1.40 shares of Sanmina Common Stock for each share of Hadco Common Stock that they own at the effective time of the Merger (the "Effective Time"). The number of shares of Sanmina Common Stock that will be issued for each share of Hadco Common Stock is fixed. This number of shares will not be adjusted as a result of changes in either Hadco's or Sanmina's stock price, except as described below. As a result, the value of the shares Hadco stockholders will receive in the Merger will not be known at the time you vote at the special meeting. If the average last reported sale price of Sanmina Common Stock is less than $40.00 over the 20 trading days ending on the third trading day prior to the special meeting, Hadco may terminate the Merger Agreement. In that event, however, Sanmina has the right, but not the obligation, to complete the Merger by increasing the exchange ratio to an amount equal to $56.00 divided by the average last reported sale price of Sanmina Common Stock over the 20 trading days ending on the third trading day prior to the special meeting, assuming all other closing conditions have been satisfied.

     For example, if the average last reported sale price of Sanmina Common Stock was $35.00 during this 20 day period, Sanmina could elect to increase the exchange ratio to 1.6 ($56.00 divided by $35.00), in which event the Merger would be completed (assuming the other closing conditions under the Merger Agreement were satisfied).

     Hadco stockholders will not receive fractional shares. Instead, they will receive a check in payment for any fractional shares based on the market value of Sanmina Common Stock.

     For example, if a Hadco stockholder owns 51 shares of Hadco Common Stock, this will translate into 71.40 shares of Sanmina Common Stock when multiplied by the 1.40 Exchange Ratio. He or she would receive 71 shares of Sanmina Common Stock and a check in the amount of 0.40 times the closing price of Sanmina Common Stock at the Effective Time. Assuming a Sanmina market price of $50.00 this check would be in the amount of $20.00.

     DO NOT SEND IN YOUR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

     For additional information, please see "The Merger Agreement, The Stockholders Agreement And The Stock Option Agreement -- The Merger
Agreement -- Effect of Merger," "-- Merger Consideration" and "-- Exchange Agent and Exchange Procedures" on pages 49 and 50.

OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

     In considering the recommendation of Hadco's Board of Directors for the approval of the Merger Agreement and the Merger, you should be aware that some members of Hadco's management and the Hadco

Board may have interests in the Merger that are different from, and in addition to, your interests as stockholders of Hadco generally.

     These include:

     - accelerated vesting of stock options;

     - employment arrangements and severance agreements; and

     - indemnification rights and directors' and officers' liability insurance.

     In discussing the fairness of the Merger to the stockholders of Hadco, the Hadco Board took into account these interests. For more detailed information regarding these matters, please see "The Merger -- Interests of Certain Persons in the Merger" on page 46.

WHAT WILL HAPPEN TO HADCO

     If the Merger is completed, Hadco will merge with a wholly owned subsidiary of Sanmina and will become a wholly owned subsidiary of Sanmina. Individuals who owned stock in Hadco before the Merger will own stock in Sanmina after the Merger.

CONDITIONS TO THE MERGER

     The completion of the Merger depends upon meeting a number of conditions, including the approval of the Merger Agreement by holders of two-thirds of the outstanding shares of Hadco Common Stock, approval for listing on the Nasdaq National Market of Sanmina Common Stock to be issued in the Merger or pursuant to the Stock Option Plans, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the absence of any injunction or other legal restraint preventing the occurrence of the Merger. See "The Merger Agreement, The Stockholders Agreement And The Stock Option
Agreement -- The Merger Agreement -- Conditions to Completion of the Merger" on page 54.

TERMINATION OF THE MERGER AGREEMENT

     Hadco and Sanmina can agree to terminate the Merger Agreement at any time without completing the Merger. In addition, either company can agree to terminate the Merger Agreement without completing the Merger, if, among other things and under certain circumstances, any of the following occurs:

     - The Merger is not completed by September 30, 2000, or November 15, 2000 if the principal reason the Merger cannot be completed is a legal restraint or prohibition or an inability to obtain governmental regulatory clearance;

     - A temporary restraining order, injunction or order issued by any court or other legal restraint or prohibition prevents the completion of the Merger;

     - The holders of two-thirds of the outstanding shares of Hadco Common Stock do not approve the Merger Agreement;

     - The Hadco Board determines that, as a result of receipt of a superior proposal made by a third party, it is necessary for the Board to terminate the Merger Agreement in order to comply with its fiduciary duties to the Hadco stockholders; or

     - The other party breaches or materially fails to comply with any of its representations, warranties or obligations under the Merger Agreement, subject to the breach being cured.

     Hadco may also terminate the Merger Agreement if the average last reported sale price of Sanmina Common Stock is less than $40.00 over the 20 trading days ending on the third trading day prior to the special meeting. In that event, however, Sanmina has the right, but not the obligation, to complete the Merger by increasing the exchange ratio to an amount equal to $56.00 divided by the average last reported sale price of Sanmina Common Stock over the 20 trading days ending on the third trading day prior to the special meeting, assuming all other closing conditions have been satisfied.

     Sanmina may also terminate the Merger Agreement if the Hadco Board withdraws or modifies its approval or recommendation of the Merger Agreement or Merger in a manner adverse to Sanmina or fails to reconfirm its recommendation upon request by Sanmina following a takeover proposal by a third party, or approves or recommends any takeover proposal by a third party. See "The Merger Agreement, The Stockholders Agreement And The Stock Option Agreement -- The Merger Agreement -- Termination" on page 55.

TERMINATION FEES

     The Merger Agreement generally requires Hadco to pay to Sanmina a termination fee of $23.87 million if Hadco's Board terminates the Merger Agreement after it determines that, as a result of a superior proposal from a third party, failure to terminate the Merger Agreement would be a breach of the Board's fiduciary duties under applicable law. Additionally, the Merger Agreement also requires Hadco to pay to Sanmina this termination fee under certain other circumstances involving Hadco's failure to complete the Merger where a takeover proposal by a third party has been announced and not withdrawn if, within one year after the termination described above, Hadco is acquired by a third party or enters into an agreement to be acquired and the acquisition transaction is completed at any time in the future. If, on the other hand, the Merger is not completed due to the willful and intentional acts of Sanmina in contravention of the Merger Agreement, Sanmina must pay a termination fee of $23.87 million to Hadco. See "The Merger Agreement, The Stockholders Agreement and The Stock Option Agreement -- The Merger Agreement -- Expenses and Termination Fees" on page 53.

VOTE REQUIRED

     The affirmative vote of the holders of 66 2/3% of the outstanding shares of Hadco Common Stock entitled to vote at the special meeting is legally required for approval of the Merger Agreement and Merger. See "The Special
Meeting -- Record Date; Shares Entitled to Vote; Vote Required" on page 29.

STOCKHOLDERS AGREEMENT

     As a condition to entering into the Merger Agreement, all of the directors and certain of the executive officers of Hadco entered into the Stockholders Agreement dated as of April 17, 2000, under which they agreed to vote all of their shares of Hadco Common Stock to approve the Merger Agreement. The Hadco stockholders who entered into the Stockholders Agreement collectively held approximately 6.2% of the outstanding Hadco Common Stock as of the record date.

     The Stockholders Agreement is attached as Annex II to this proxy statement/prospectus. We encourage you to read the Stockholders Agreement in its entirety.

STOCK OPTION AGREEMENT

     On April 17, 2000, Hadco entered into a Stock Option Agreement with Sanmina which grants Sanmina the option to buy 2,752,351 shares of Hadco Common Stock, representing 19.9% of the shares of Hadco Common Stock outstanding on April 17, 2000, or approximately 16.6% after issuance of the shares of Hadco Common Stock subject to the option. The exercise price of the option is $69.0375 per share. The option may discourage third parties who are interested in acquiring a significant ownership interest in Hadco and is intended to increase the likelihood that the Merger will be completed.

     The option is not currently exercisable and Sanmina may exercise the option only if the Merger Agreement is terminated under circumstances which would obligate Hadco to pay the termination fee. If the Merger Agreement is terminated under circumstances upon which Hadco is not obligated to pay the termination fee, the option will terminate and may not be exercised by Sanmina.

     The Stock Option Agreement is attached as Annex III to this proxy statement/prospectus. We encourage you to read the Stock Option Agreement in its entirety.

GOVERNMENTAL AND REGULATORY MATTERS

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits us from completing the Merger until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. The required information was furnished on April 28, 2000. It is possible that these governmental authorities may impose conditions for granting their approval. We cannot predict whether we will obtain all the required regulatory approvals within the time frame contemplated by the Merger Agreement or without conditions. In addition, the Department of Justice and the FTC continue to have the authority to challenge the Merger on antitrust grounds before or after the Merger is completed. See "Other Matters -- Governmental and Regulatory Matters" on page 58.

ACCOUNTING TREATMENT

     We expect the Merger to qualify as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes. See "The Merger -- Anticipated Accounting Treatment" on page 46.

OPINION OF FINANCIAL ADVISOR

     In deciding to approve the Merger, Hadco's Board considered the opinion of its financial advisor, Morgan Stanley & Co. Incorporated, that as of April 17, 2000 and subject to certain assumptions and other matters described therein, the exchange ratio in the Merger Agreement was fair, from a financial point of view, to the stockholders of Hadco. This opinion is attached as Annex IV to this proxy statement/prospectus. We encourage you to read this opinion in its entirety, although it is limited to the fairness, from a financial point of view, of the exchange ratio to the Hadco stockholders and does not constitute a recommendation as to how you should vote. See "The Merger -- Opinion of Hadco's Financial Advisor" on page 39.

IMPORTANT FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a tax-free reorganization for United States federal income tax purposes. Accordingly, Hadco stockholders will not recognize any gain or loss for United States federal income tax purposes in connection with the Merger. However, Hadco stockholders will recognize gain or loss with respect to cash received instead of fractional shares or pursuant to the exercise of dissenters' rights. See "The Merger -- Material Federal Income Tax Consequences" on page 45. All stockholders are urged to consult their own tax advisor to determine their particular tax consequences of the Merger.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under Massachusetts law, Hadco stockholders who do not vote in favor of the Merger Agreement and Merger and who comply with certain notice requirements and other procedures will have the right to be paid cash for the "fair value" of their shares. "Fair value" may be more or less than the value of Sanmina Common Stock to be paid to other Hadco stockholders according to the Merger Agreement. Dissenting Hadco stockholders must precisely follow specific procedures to exercise this right, or the right may be lost. These procedures are described in this proxy statement/prospectus, and the Massachusetts law that grants the right is attached as Annex V. See "Other Matters -- Rights of Dissenting Stockholders" on page 58.

LISTING OF SANMINA COMMON STOCK

     The shares of Sanmina Common Stock issued in connection with the Merger and to be issued under the stock and option plans of Hadco that will be assumed by Sanmina in connection with the Merger will be listed on the Nasdaq Stock Market's National Market.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

     Shares of Sanmina Common Stock are quoted on the Nasdaq National Market. Shares of Hadco Common Stock are listed on the New York Stock Exchange. On April 17, 2000, the last full trading day prior to the public announcement of the proposed Merger, Sanmina Common Stock closed at $50.94 per share on the Nasdaq National Market and Hadco Common Stock closed at $60.50 per share on the New York Stock Exchange. On May 1, 2000, Sanmina Common Stock closed at $57.125 per share and Hadco Common Stock closed at $78.75 per share.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     Hadco and Sanmina have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning the possible or assumed future benefits of the Merger and results of operations of the combined company as well as statements preceded by, followed by, or that include the words "believes," "expects," "anticipates," "intends," "future," "could," "may" and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). You should understand that certain important factors, in addition to those discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of the combined company and could cause these results to differ materially from those expressed in our forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statement. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 16.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

SANMINA SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data as of September 30, 1995, 1996, and 1997 and for the years ended September 30, 1995 and 1996 are derived from financial statements of Sanmina not included or incorporated by reference in this proxy statement/prospectus. The historical consolidated statement of operations data for the years ended September 30, 1997, September 30, 1998 and October 2, 1999, and the selected historical consolidated balance sheet data as of September 30, 1998 and October 2, 1999 are derived from the audited consolidated financial statements of Sanmina incorporated by reference in this proxy statement/prospectus. These statements have been audited by Arthur Andersen LLP, independent public accountants, whose report is also incorporated by reference in this proxy statement/prospectus. The historical consolidated financial data as of January 1, 2000 and for the three-month periods ended January 2, 1999 and January 1, 2000 are derived from unaudited consolidated financial statements of Sanmina and, in the opinion of Sanmina, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the financial data. Operating results for the interim period are not necessarily indicative of the results of Sanmina that may be expected for the entire year. All share and per share data reflect the two-for-one stock split in the form of a 100 percent stock dividend on March 22, 2000. The following summary consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes and other financial data contained in Sanmina's Form 10-K for its fiscal year ended October 2, 1999 and Form 10-Q for its quarterly period ended January 1, 2000.

                                                        FISCAL YEAR ENDED
                                      ------------------------------------------------------   THREE MONTHS ENDED
                                                    SEPTEMBER 30,                              -------------------
                                      -----------------------------------------   OCTOBER 2,   JAN. 2,    JAN. 1,
                                        1995       1996       1997       1998        1999        1999       2000
                                      --------   --------   --------   --------   ----------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $469,394   $617,487   $803,064   $991,821   $1,214,744   $275,533   $459,685
Cost of sales.......................   375,238    484,687    640,644    783,949      962,595    223,249    381,722
                                      --------   --------   --------   --------   ----------   --------   --------
  Gross profit......................    94,156    132,800    162,420    207,872      252,149     52,284     77,963
Selling, general and administrative
  expenses..........................    36,278     45,483     63,856     67,165       74,796     20,079     20,907
Amortization of goodwill............       568      2,000      2,283      3,127        3,269        751      1,902
Provision for plant closing and
  relocation costs..................        --         --      8,876         --       16,875     16,875         --
Write down of long-lived assets.....        --         --         --         --       11,400     11,400         --
Merger costs........................        --         --         --      3,945        5,479      5,479         --
                                      --------   --------   --------   --------   ----------   --------   --------
Operating income (loss).............    57,310     85,317     87,405    133,635      140,330     (2,300)    55,154
Other income (expense), net.........      (681)      (760)    (1,691)      (272)       7,549      1,738      1,390
Income (loss) before provision for
  income taxes and extraordinary
  item..............................    56,629     84,557     85,714    133,363      147,879       (562)    56,544
Provision for income taxes..........    20,965     29,543     36,358     47,734       54,182         --     20,356
Gain from exchange of convertible
  subordinated debentures for common
  stock, net of expenses............     1,833         --         --         --           --         --         --
                                      --------   --------   --------   --------   ----------   --------   --------
Net income (loss)...................  $ 37,497   $ 55,014   $ 49,356   $ 85,629   $   93,697   $   (562)  $ 36,188
                                      ========   ========   ========   ========   ==========   ========   ========
Basic earnings per share:
  Income (loss) before extraordinary
    item............................  $   0.39   $   0.58   $   0.51   $   0.85   $     0.81   $  (0.01)  $   0.31
  Extraordinary item................      0.02         --         --         --           --         --         --
  Net income (loss) per share.......  $   0.41   $   0.58   $   0.51   $   0.85   $     0.81   $  (0.01)  $   0.31
Shares used in computing basic per
  share amounts.....................    90,623     94,277     96,602    100,602      115,948    114,760    118,095
Diluted earnings per share:
  Income (loss) before extraordinary
    item............................  $   0.38   $   0.52   $   0.46   $   0.76   $     0.76   $  (0.01)  $   0.29
  Extraordinary item................      0.02         --         --         --           --         --         --
  Net income (loss) per share.......  $   0.40   $   0.52   $   0.46   $   0.76   $     0.76   $  (0.01)  $   0.29
Shares used in computing diluted per
  share amounts.....................    95,945    111,332    115,231    117,194      123,324    114,760    125,445

                                                                             AS OF
                                              --------------------------------------------------------------------
                                                            SEPTEMBER 30,
                                              -----------------------------------------   OCTOBER 2,     JAN. 1,
                                                1995       1996       1997       1998        1999         2000
                                              --------   --------   --------   --------   ----------   -----------
                                                                         (IN THOUSANDS)                (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments...............................  $150,439   $155,069   $152,520   $181,504   $  454,602   $  354,315
Working capital.............................   200,703    228,620    251,350    300,337      667,784      671,777
Total assets................................   368,858    450,134    553,478    658,367    1,201,713    1,298,939
Long-term debt..............................   113,997    117,726    120,307     19,408      357,980      357,890
Stockholders' equity........................   166,493    233,959    297,870    481,985      626,347      666,691

SANMINA RECENT DEVELOPMENTS

     On February 8, 2000, Sanmina completed a public offering of 9,550,000 shares of Common Stock at $59.00 per share. The net proceeds will be used for working capital and other general corporate purposes.

     On March 22, 2000, Sanmina affected a two-for-one stock split in the form of a 100 percent stock dividend. Stockholders of record as of March 1, 2000 received one additional share of common stock for every share owned. Share and per share data for all periods presented in this document have been adjusted to give effect to the stock split.

HADCO SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data as of October 28, 1995, October 26, 1996, and October 25, 1997 and for the years ended October 28, 1995 and October 26, 1996 are derived from financial statements of Hadco not included or incorporated by reference in this proxy statement/prospectus. The historical consolidated statement of operations data for the years ended October 25, 1997, October 31, 1998 and October 30, 1999 and the selected historical consolidated balance sheet data as of October 31, 1998 and October 30, 1999 are derived from the audited consolidated financial statements of Hadco incorporated by reference in this proxy statement/prospectus. These statements have been audited by Arthur Andersen LLP, independent public accountants, whose report is also incorporated by reference in this proxy statement/prospectus. The historical consolidated financial data as of January 29, 2000 and for the three-month periods ended January 30, 1999 and January 29, 2000 are derived from unaudited consolidated financial statements of Hadco and, in the opinion of Hadco, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the financial data. Operating results for the interim period are not necessarily indicative of the results of Hadco that may be expected for the entire year. The following summary consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes and other financial data contained in Hadco's Form 10-K for its fiscal year ended October 30, 1999 and Form 10-Q for its quarterly period ended January 29, 2000.

                                                           FISCAL YEAR ENDED                               THREE MONTHS ENDED
                                  -------------------------------------------------------------------   -------------------------
                                  OCTOBER 28,   OCTOBER 26,   OCTOBER 25,   OCTOBER 31,   OCTOBER 30,   JANUARY 30,   JANUARY 29,
                                     1995          1996          1997          1998          1999          1999          2000
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.......................   $265,168      $350,685      $648,705      $826,359     $1,005,970     $235,979      $244,743
Cost of sales...................    197,728       260,230       507,313       702,669        849,100      203,546       203,802
                                   --------      --------      --------      --------     ----------     --------      --------
Gross profit....................     67,440        90,455       141,392       123,690        156,870       32,433        40,941
Operating expenses..............     33,534        38,923        59,371        71,877         78,678       17,918        20,726
Restructuring and other
  non-recurring charges.........         --            --            --         7,053             --           --            --
Amortization of goodwill and
  acquired intangible assets....         --            --         5,215         9,750         12,226        3,077         3,052
Write-off of acquired in-process
  research and development......         --            --        78,000        63,050             --           --            --
                                   --------      --------      --------      --------     ----------     --------      --------
Income (loss) from operations...     33,906        51,532        (1,194)      (28,040)        65,966       11,438        17,163
Other income (expense), net.....      1,132           949        (7,627)      (20,173)       (29,511)      (8,095)       (5,764)
                                   --------      --------      --------      --------     ----------     --------      --------
Income (loss) before provision
  for income taxes..............     35,038        52,481        (8,821)      (48,213)        36,455        3,343        11,399
Provision for income taxes......     13,664        20,467        27,672         5,897         14,491        1,329         4,332
                                   --------      --------      --------      --------     ----------     --------      --------
Net income (loss)...............   $ 21,374      $ 32,014      $(36,493)     $(54,110)    $   21,964     $  2,014      $  7,067
                                   ========      ========      ========      ========     ==========     ========      ========
Basic earnings (loss) per
  share.........................   $   2.18      $   3.12      $  (3.18)     $  (4.09)    $     1.62     $   0.15      $   0.52
Basic weighted average shares
  outstanding...................      9,805        10,245        11,458        13,216         13,533       13,422        13,671
Diluted earnings (loss) per
  share.........................   $   1.98      $   2.89      $  (3.18)     $  (4.09)    $     1.60     $   0.15      $   0.51
Diluted weighted average shares
  outstanding...................     10,806        11,084        11,458        13,216         13,751       13,651        13,940

                                                                                      AS OF
                                                ---------------------------------------------------------------------------------
                                                OCTOBER 28,   OCTOBER 26,   OCTOBER 25,   OCTOBER 31,   OCTOBER 30,   JANUARY 29,
                                                   1995          1996          1997          1998          1999          2000
                                                -----------   -----------   -----------   -----------   -----------   -----------
                                                                                 (IN THOUSANDS)                       (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments.................................   $ 36,474      $ 42,187      $ 13,733      $  7,169      $  9,078      $    885
Working capital...............................     41,043        43,561        53,693        91,830        47,781        86,803
Total assets..................................    162,991       219,501       502,517       743,825       724,823       715,964
Long-term debt and capital lease
  obligations.................................      2,387         1,515       109,716       354,291       278,309       287,910
Stockholders' investment......................    100,774       138,841       239,912       191,549       219,009       229,238

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following unaudited pro forma combined condensed financial data have been prepared to give effect to the Merger using the pooling-of-interests method of accounting.

     The unaudited pro forma combined condensed financial data reflect certain assumptions deemed probable by management regarding the Merger (for example, that share information used in the unaudited pro forma data approximates actual share information at the Effective Time). No adjustments to the unaudited pro forma combined condensed financial data have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

     The unaudited pro forma combined condensed balance sheet as of January 1, 2000 gives effect to the Merger as if it had occurred on January 1, 2000, and combines the unaudited consolidated balance sheet of Sanmina as of January 1, 2000 and the unaudited consolidated balance sheet of Hadco as of December 25, 1999. The unaudited pro forma combined condensed statements of operations for all periods presented give effect to the Merger as if it had occurred on October 1, 1996. Hadco has a fiscal year that ends on the last Saturday in October of each year. For purposes of the unaudited pro forma combined condensed statements of operations, Hadco's consolidated statements of operations for the years ended October 25, 1997, October 31, 1998 and October 30, 1999, and for the three month periods ended January 30, 1999 and December 25, 1999, have been combined with Sanmina's consolidated statements of operations for the years ended September 30, 1997, September 30, 1998 and October 2, 1999, and the three-month periods ended January 2, 1999 and January 1, 2000. As a result, Hadco's results for the one-month period ended October 30, 1999 are included in the unaudited pro forma combined condensed statement of operations data for both the twelve months ended October 2, 1999 and the three months ended January 1, 2000.

     These unaudited pro forma combined condensed financial data are presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the period presented, nor is it necessarily indicative of the future financial position and results of operations. These unaudited pro forma combined condensed financial data are based upon the respective historical consolidated financial statements and related notes of Sanmina and Hadco included elsewhere in this proxy statement/prospectus or incorporated by reference in this document, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company. See "Unaudited Pro Forma Combined Condensed Financial Statements" elsewhere in this proxy statement/prospectus.

                                                                                           THREE MONTHS ENDED
                                                           FISCAL YEAR ENDED             -----------------------
                                                  ------------------------------------   JANUARY 2,   JANUARY 1,
                                                     1997         1998         1999         1999         2000
                                                  ----------   ----------   ----------   ----------   ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Net sales.......................................  $1,450,686   $1,816,769   $2,217,574    $510,873     $709,562
Income from operations..........................      86,211      105,595      206,296       9,138       69,521
Net income......................................      12,863       31,519      115,661       1,452       41,216
Basic earnings per share........................  $     0.11   $     0.26   $     0.86    $   0.01     $   0.30
Diluted earnings per share......................  $     0.11   $     0.25   $     0.81    $   0.01     $   0.28
Basic weighted average shares outstanding.......     112,643      119,104      134,894     133,551      137,194
Diluted weighted average shares outstanding.....     119,034      124,844      142,575     133,871      144,871

                                                                  AS OF
                                                                JANUARY 1,
                                                                   2000
                                                              --------------
                                                              (IN THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........    $   72,198
Working capital.............................................       437,332
Total assets................................................     1,723,981
Long-term debt..............................................       434,536
Stockholders' equity........................................       862,200

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Sanmina and Hadco and combined per share data on an unaudited pro forma combined basis after giving effect to the Merger with Hadco as if the Merger were completed at the beginning of the respective periods for basic and diluted earnings per share data. The exchange ratio assumes that the Merger was consummated on January 1, 2000. The pro forma book value per common share assumes that the Merger was consummated on October 2, 1999. The following data should be read together with the Unaudited Pro Forma Combined Condensed Financial Data and the separate historical consolidated financial statements of Sanmina and Hadco incorporated by reference or included elsewhere in this document. The unaudited pro forma combined per common share data are provided for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations that would have been reported had the Merger occurred on the date indicated, nor do they represent a forecast of the combined financial position or results of operations for any future period. No pro forma adjustments have been included in these data to reflect potential effects of:

     - the efficiencies which may be obtained by combining Sanmina and Hadco operations;

     - costs related to the Merger; and

     - the costs of restructuring, integrating or consolidating these operations.

All historical Sanmina per share information has been adjusted to give effect to the two-for-one stock split in the form of a 100 percent stock dividend on March 22, 2000.

                       COMPARATIVE PER COMMON SHARE DATA

                                                       FISCAL YEAR ENDED                  THREE MONTHS ENDED
                                           ------------------------------------------   -----------------------
                                           SEPTEMBER 30,   SEPTEMBER 30,   OCTOBER 2,   JANUARY 2,   JANUARY 1,
                                               1997            1998           1999         1999         2000
                                           -------------   -------------   ----------   ----------   ----------
HISTORICAL -- SANMINA:
Basic earnings per share.................      $0.51           $0.85         $ 0.81       $(0.01)      $0.31
Diluted earnings per share...............      $0.46           $0.76         $ 0.76       $(0.01)      $0.29
Book value per common share(1)...........                                    $ 5.32                    $5.64

                                                      FISCAL YEAR ENDED                  THREE MONTHS ENDED
                                           ---------------------------------------   --------------------------
                                           OCTOBER 25,   OCTOBER 31,   OCTOBER 30,   JANUARY 30,   JANUARY 29,
                                              1997          1998          1999          1999           2000
                                           -----------   -----------   -----------   -----------   ------------
HISTORICAL -- HADCO:
Basic earnings per share.................    $(3.18)       $(4.09)       $ 1.62         $0.15         $ 0.52
Diluted earnings per share...............    $(3.18)       $(4.09)       $ 1.60         $0.15         $ 0.51
Book value per common share(1)...........                                $16.07                       $16.67

                                                     FISCAL YEAR ENDED                   THREE MONTHS ENDED
                                         ------------------------------------------   -------------------------
                                         SEPTEMBER 30,   SEPTEMBER 30,   OCTOBER 2,   JANUARY 2,    JANUARY 1,
                                             1997            1998           1999         1999          2000
                                         -------------   -------------   ----------   -----------   -----------
PRO FORMA COMBINED PER SANMINA SHARE:
Basic earnings per share...............      $0.11           $0.26         $ 0.86        $0.01         $0.30
Diluted earnings per share.............      $0.11           $0.25         $ 0.81        $0.01         $0.28
Book value per common share(1).........                                    $ 5.83                      $6.09

                                                     FISCAL YEARS ENDED                  THREE MONTHS ENDED
                                         ------------------------------------------   -------------------------
                                         SEPTEMBER 30,   SEPTEMBER 30,   OCTOBER 2,   JANUARY 2,    JANUARY 1,
                                             1997            1998           1999         1999          2000
                                         -------------   -------------   ----------   -----------   -----------
EQUIVALENT PRO FORMA COMBINED PER HADCO
  SHARE(2):
Basic earnings per share...............      $0.15           $0.36         $1.20         $0.01         $0.42
Diluted earnings per share.............      $0.15           $0.35         $1.13         $0.01         $0.39
Book value per common share(1).........                                    $8.16                       $8.53

---------------
(1) The historical book value per common share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Sanmina at the end of the period.

(2) The equivalent pro forma combined per Hadco share amounts are calculated by multiplying the pro forma combined per Sanmina share amounts by 1.40, the exchange ratio.

                                  RISK FACTORS

     This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this proxy statement/prospectus. The following factors should be considered carefully by holders of Hadco Common Stock in evaluating whether to approve the Merger Agreement and Merger. These factors should be considered together with the other information included or incorporated by reference in this proxy statement/prospectus, including the forward-looking statements made in this proxy statement/prospectus. For periods following the Merger, references to Sanmina should be considered to refer to Sanmina and its subsidiaries, including Hadco, unless the context otherwise requires.

                          RISKS RELATED TO THE MERGER

SANMINA FACES UNCERTAINTIES RELATING TO THE INTEGRATION OF THE SANMINA AND HADCO OPERATIONS.

     The successful combination of Sanmina and Hadco will require substantial effort from each company. Sanmina may encounter difficulties in the transition process. These difficulties could include the interruption of, or a loss of momentum in, Hadco's activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans. If Sanmina encounters any of these difficulties, or if the attention of Sanmina's management is diverted, Sanmina's ability to realize the anticipated benefits of the Merger could be materially adversely affected.

THE VALUE OF THE SANMINA SHARES TO BE RECEIVED BY HADCO STOCKHOLDERS WILL FLUCTUATE WITH THE SANMINA SHARE PRICE.

     As a result of the Merger, each outstanding share of Hadco Common Stock will be converted into 1.40 fully paid and nonassessable shares of Sanmina Common Stock. Except as set forth below, this exchange ratio will not change even if the market price of Sanmina Common Stock or Hadco Common Stock changes before the Merger is completed. However, if the average last reported sale price of the Sanmina Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the special meeting of Hadco stockholders is less than $40.00, then Hadco will have the right to terminate the Merger Agreement. In that event, however, Sanmina has the right, but not the obligation, to complete the Merger by increasing the exchange ratio to an amount equal to $56.00 divided by the average last reported sale price of Sanmina Common Stock during this 20-day period, assuming all other closing conditions have been satisfied. Accordingly, the specific value of the consideration to be received by Hadco stockholders in the Merger will depend on the market price of Sanmina Common Stock during the 20 trading days ending on the third trading day prior to the special meeting, and you will not know this specific value when you vote upon the Merger Agreement and Merger. The market prices of Sanmina Common Stock and Hadco Common Stock as of a recent date are shown under "Comparative Stock Prices And Dividend Policy" on page 26. Hadco stockholders are advised to obtain recent market quotations for Sanmina Common Stock and Hadco Common Stock. There can be no assurance as to the market prices of Sanmina Common Stock or Hadco Common Stock at any time before the Effective Time or as to the market price of Sanmina Common Stock at any time after the Effective Time. See "Comparative Stock Prices And Dividend Policy" on page 26.

THE MERGER MAY RESULT IN A LOSS OF CUSTOMERS AND EMPLOYEES WHICH COULD HARM THE COMBINED COMPANY'S RESULTS OF OPERATIONS.

     The announcement and completion of the Merger could cause certain of Hadco's or Sanmina's customers to either seek alternative sources of product supply or service, or delay or change orders for products due to uncertainty over the integration of our companies or the strategic position of the combined company. As a result, Sanmina may experience some customer attrition following the Merger. Any customer attrition could harm the combined company's results of operations. Difficulties in integrating the operations of Sanmina and Hadco, including the uncertainty related to organizational changes, could also negatively affect employee morale and result in the loss of key employees. Sanmina may not be able to retain Hadco's key management, sales and marketing, and technical personnel. Any steps taken by Sanmina to address customer and employee attrition may not be effective, and this attrition could negatively affect Sanmina's results of operations.

FAILURE TO COMPLETE THE MERGER COULD HARM EACH COMPANY'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

     Both Sanmina and Hadco face a number of special risks if the Merger is not completed, including the following:

     - Sanmina or Hadco may be required to pay to the other party a termination fee of $23.87 million.

     - The option Hadco granted to Sanmina to purchase 19.9% of Hadco's outstanding Common Stock may become exercisable.

     - The price of Sanmina Common Stock and Hadco Common Stock may decline to the extent the current market price of Sanmina Common Stock and Hadco Common Stock reflects the assumption that the Merger will be completed.

     - Costs related to the Merger, such as legal, accounting and financial advisor fees, must be paid even if the Merger is not completed.

     In addition, current and prospective Sanmina and Hadco employees and customers may experience uncertainty regarding the integration of the companies and could terminate their relationships with Sanmina or Hadco. Terminations may impede subsequent integration of the two companies, and if the Merger is not completed, Sanmina's and Hadco's businesses may be harmed.

     Further, if the Merger is terminated and the Hadco Board determines to seek another business combination, it is not certain that Hadco will be able to find a party willing to combine with it on equivalent or more attractive terms. Furthermore, the option that Hadco granted to Sanmina, if exercised, would make it impossible for Hadco to account for future business combinations as a pooling of interests for up to two years after the date Sanmina exercises the option, which would make it less likely that an attractive offer for Hadco would be found.

                     RISKS RELATED TO SANMINA COMMON STOCK

SANMINA IS HEAVILY DEPENDENT ON THE ELECTRONICS INDUSTRY, AND CHANGES IN THE INDUSTRY COULD HARM SANMINA'S BUSINESS AND OPERATING RESULTS.

     Sanmina's business is heavily dependent on the health of the electronics industry. Sanmina's customers are manufacturers in the communications, industrial and medical instrumentation and high-speed computer systems segments of the electronics industry. These industry segments, and the electronics industry as a whole, are subject to rapid technological change and product obsolescence. Sanmina's customers can discontinue or modify products containing components manufactured by Sanmina. Any discontinuance or modification of orders or commitments could harm Sanmina's operating results. The electronics industry is also subject to economic cycles and has in the past experienced, and is likely in the future to experience, recessionary periods. A general recession in the electronics industry could harm Sanmina's business and operating results.

SANMINA TYPICALLY DOES NOT OBTAIN LONG-TERM VOLUME PURCHASE COMMITMENTS FROM CUSTOMERS, AND CANCELLATIONS AND RESCHEDULING OF PURCHASE ORDERS COULD HARM SANMINA'S OPERATING RESULTS AND CAUSE ITS STOCK PRICE TO DECLINE.

     Sanmina typically does not obtain long-term volume purchase contracts from its customers. Customer orders may be canceled and volume levels may be changed or delayed. For example, Sanmina experienced certain cancellation and rescheduling of shipment dates of customer orders during the fourth fiscal quarter of 1998. As a result, Sanmina's results of operations for that quarter failed to meet the expectations of stock market analysts, and the price of Sanmina Common Stock declined. Sanmina cannot assure you that it will be able to replace canceled, delayed or reduced contracts with new business. As a result, future cancellations or rescheduling of orders or commitments could cause Sanmina's operating results to be below expectations, which would likely cause Sanmina's stock price to decline.

SANMINA'S RESULTS OF OPERATIONS CAN BE AFFECTED BY A VARIETY OF FACTORS, WHICH COULD CAUSE SANMINA'S OPERATING RESULTS TO FAIL TO MEET EXPECTATIONS AND SANMINA'S STOCK PRICE TO DECLINE.

     Sanmina's results of operations have varied and may continue to fluctuate significantly from period to period, including on a quarterly basis. Sanmina's operating results are affected by a number of factors. These factors include:

     - timing of orders from major customers;

     - mix of products ordered by and shipped to major customers, including the mix between backplane assemblies and printed circuit board assemblies;

     - the volume of orders as related to Sanmina's capacity;

     - pricing and other competitive pressures;

     - component shortages, which could cause Sanmina to be unable to meet customer delivery schedules;

     - Sanmina's ability to effectively manage inventory and fixed assets; and

     - Sanmina's ability to time expenditures in anticipation of future sales.

     Sanmina's results can also be significantly influenced by development and introduction of new products by Sanmina's customers. From time to time, Sanmina experiences changes in the volume of sales to each of Sanmina's principal customers, and operating results may be affected on a period-to-period basis by these changes. Sanmina's customers generally require short delivery cycles, and a substantial portion of Sanmina's backlog is typically scheduled for delivery within six months. Quarterly sales and operating results therefore depend in large part on the volume and timing of bookings received during the quarter, which are difficult to forecast. Sanmina's backlog also affects its ability to plan production and inventory levels, which could lead to fluctuations in operating results. In addition, a significant portion of Sanmina's operating expenses are relatively fixed in nature and planned expenditures are based in part on anticipated orders. Any inability to adjust spending quickly enough to compensate for any revenue shortfall may magnify the adverse impact of such revenue shortfall on Sanmina's results of operations. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, fluctuations in operating results may also result in fluctuations in the price of Sanmina Common Stock.

SANMINA IS DEPENDENT ON A SMALL NUMBER OF CUSTOMERS FOR A LARGE PORTION OF SANMINA'S REVENUES, AND DECLINES IN SALES TO MAJOR CUSTOMERS COULD HARM SANMINA'S OPERATING RESULTS.

     A small number of customers are responsible for a significant portion of Sanmina's net sales. During the first quarter of fiscal year 2000, fiscal year 1999 and fiscal year 1998, sales to Sanmina's ten largest customers accounted for 62%, 54% and 53%, respectively, of Sanmina's net sales. For the first quarter of fiscal 2000, sales to Nortel Networks and Cisco Systems each represented more than 10% of Sanmina's net sales. For fiscal 1999, sales to Cisco Systems represented more than 10% of Sanmina's net sales. For fiscal 1998, sales to Cisco Systems and DSC Communications (now a subsidiary of Alcatel USA) each represented more than 10% of Sanmina's net sales. Although Sanmina cannot assure you that its principal customers will continue to purchase products and services from Sanmina at current levels, if at all, Sanmina expects to continue to depend upon its principal customers for a significant portion of Sanmina's net sales. Sanmina's customer concentration could increase or decrease, depending on future customer requirements, which will be dependent in large part on market conditions in the electronics industry segments in which Sanmina's customers participate. The loss of one or more major customers or declines in sales to major customers could significantly harm Sanmina's business and operating results and lead to declines in the price of Sanmina Common Stock.

SANMINA IS SUBJECT TO RISKS ASSOCIATED WITH ITS STRATEGY OF ACQUISITIONS, AND THESE RISKS COULD HARM SANMINA'S OPERATING RESULTS AND CAUSE ITS STOCK PRICE TO DECLINE.

     Sanmina has, for the past several fiscal years, pursued a strategy of growth through acquisitions. These acquisitions have involved acquisitions of entire companies, such as the January 1996 acquisition of Golden Eagle Systems, now known as Sanmina Cable Systems, the November 1997 acquisition of Elexsys International, Inc., the February 1998 acquisition of Pragmatech, Inc., the November 1998 acquisition of Altron, Incorporated, the December 1998 acquisition of Telo Electronics, Inc. and the March 1999 acquisition of Manu-Tronics, Inc.

     In addition, Sanmina has in other instances acquired selected assets, principally equipment, inventory and customer contracts and, in certain cases, facilities or facility leases. Acquisitions of this nature completed by Sanmina include the November 1996 acquisitions of the Guntersville, Alabama operations of Comptronix Corporation and certain assets of the custom manufacturing services division of Lucent Technologies. In October and November 1999, Sanmina acquired the electronics assembly operations of Nortel Networks located in Calgary, Canada and Chateaudun, France. In October 1999, Sanmina also acquired the electronics enclosure systems business of Devtek, located in Toronto, Canada. In March 2000, Sanmina acquired a printed circuit board assembly operation located principally in San Antonio, Texas from Harris Corporation. In March 2000, Sanmina also acquired an electromechanical assembly operation located in Clinton, North Carolina from Alcatel USA. Acquisitions of companies and businesses and expansion of operations involve certain risks, including the following:

     - the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economies of scale or other value;

     - diversion of management's attention;

     - difficulties in scaling up production at new sites and coordinating management of operations at new sites;

     - the possible need to restructure, modify or terminate customer relationships of the acquired company; and

     - loss of key employees of acquired operations.

     Accordingly, Sanmina may experience problems in integrating the recently acquired operations or operations associated with any future acquisition. Sanmina therefore can not assure you that any recent or future acquisition will result in a positive contribution to Sanmina's results of operations. Furthermore, Sanmina can not assure you that Sanmina will realize value from any acquisition which equals or exceeds the consideration paid. In particular, the successful combination of Sanmina and any businesses Sanmina acquires in the future will require substantial effort from each company, including the integration and coordination of sales and marketing efforts. The diversion of the attention of management and any difficulties encountered in the transition process, including, the interruption of, or a loss of momentum in, the activities of any future acquisition, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans, could harm Sanmina's ability to realize the anticipated benefits of any future acquisition. Any failure of Sanmina to realize the anticipated benefits of its acquisitions could harm Sanmina's business and operating results, and could cause the price of its common stock to decline. In addition, future acquisitions may result in dilutive issuances of equity securities, the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could harm Sanmina's business and operating results and cause the price of Sanmina's common stock to decline.

     In addition, Sanmina has pursued and expects to continue to pursue opportunities to acquire assembly operations being divested by electronics industry OEMs. Sanmina expects that competition for these opportunities among electronics manufacturing services firms will be intense as these transactions typically enable the acquiror to enter into long-term supply arrangements with the divesting OEM. Accordingly, Sanmina's future results of operations could be harmed if it is not successful in attracting a significant portion of the OEM divestiture transactions Sanmina pursues. In addition, due to the large scale and long-term nature of supply arrangements typically entered into in OEM divestiture transactions and because cost reductions are generally a major reason why the OEM is divesting operations, pricing of manufacturing services may be less favorable to the manufacturer than in standard contractual relationships. For example, Sanmina experienced declines in gross margins in the first quarter of fiscal 2000 due to Sanmina's increase in sales to Nortel under Sanmina's supply agreement relating to the operations it acquired. As Sanmina enters into new OEM divestiture transactions, Sanmina may experience further erosion in gross margins.

SANMINA MAY EXPERIENCE COMPONENT SHORTAGES, WHICH WOULD CAUSE SANMINA TO DELAY SHIPMENTS TO CUSTOMERS, RESULTING IN POTENTIAL DECLINES IN REVENUES AND OPERATING RESULTS.

     Recently, a number of components purchased by Sanmina and incorporated into assemblies and subassemblies it produces has been the subject of shortages. These components include application-specific integrated circuits, capacitors and connectors. Unanticipated component shortages caused Sanmina to be unable to make certain scheduled shipments to customers in the first quarter of fiscal 2000 and may do so in the future. The inability to make scheduled shipments in the future could cause Sanmina to experience a shortfall in revenues. Sanmina could also experience negative customer goodwill due to the delay in shipment. Component shortages may also increase Sanmina's cost of goods due to premium charges it must pay to purchase components in short supply and due to changes in the mix of assemblies shipped to customers. For example, shortages in certain components negatively affected Sanmina's operating results and contributed to an increase in inventory levels during the first quarter of fiscal 2000. Accordingly, component shortages could harm Sanmina's operating results for a particular fiscal period due to the resulting revenue shortfall or cost increases and could also damage customer relationships over a longer-term period.

SANMINA IS SUBJECT TO COMPETITION AND TECHNOLOGICAL CHANGE, AND ITS BUSINESS MAY BE HARMED BY COMPETITIVE PRESSURES AND FAILURE TO ADAPT TO TECHNOLOGICAL CHANGES.

     The electronic interconnect industry is highly fragmented and characterized by intense competition. Sanmina competes in the technologically advanced segment of the interconnect market, which is also highly competitive but is much less fragmented than the industry as a whole. Sanmina's competitors consist primarily of larger manufacturers of interconnect products, and some of these competitors have greater manufacturing and financial resources than Sanmina as well as greater surface mount assembly capacity. As a participant in the interconnect industry, Sanmina must continually develop improved manufacturing processes to accommodate its customers' needs for increasingly complex products. During periods of recession in the electronics industry, Sanmina's competitive advantages in the areas of quick turnaround manufacturing and responsive customer service may be of reduced importance to electronics OEMs, who may become more price sensitive. In addition, captive interconnect manufacturers seek orders in the open market to fill excess capacity, thereby increasing price competition.

     In addition, Sanmina may be at a competitive disadvantage with respect to price when compared to manufacturers with lower cost structures, particularly those with offshore facilities where labor and other costs are lower. Sanmina does not currently have offshore facilities in lower cost locations, such as Asia and Latin America. If the Merger is completed, however, Sanmina will gain a manufacturing facility in Malaysia. Although Sanmina plans to establish other offshore facilities, Sanmina may not do so in time to be competitive.

ENVIRONMENTAL MATTERS ARE A KEY CONSIDERATION IN SANMINA'S AND HADCO'S BUSINESSES, AND FAILURE TO COMPLY WITH THE REQUIREMENTS OF ENVIRONMENTAL LAWS COULD HARM SANMINA'S AND HADCO'S BUSINESSES.

     Sanmina and Hadco are subject to a variety of local, state and federal environmental laws and regulations relating to the storage, use, discharge and disposal of chemicals, solid waste and other hazardous materials used during their manufacturing processes, as well as air quality regulations and restrictions on water use. Proper waste disposal is a major consideration for printed circuit board manufacturers because metals and chemicals are used in the manufacturing process. Maintenance of environmental controls is also important in the electronics assembly process. When violations of environmental laws occur, Sanmina and Hadco can be held liable for damages and the costs of remedial actions and can also be subject to revocation of permits necessary to conduct their businesses. If the Merger is completed, Sanmina may not be able to assume all or any of Hadco's environmental permits. There can be no assurance that violations of environmental laws will not occur in the future as a result of the inability to obtain permits, human error, equipment failure or other causes. Any permit revocations could require Sanmina and Hadco to cease or limit production at one or more facilities, which could seriously harm the combined company's business, financial condition and results of operations. Moreover, the failure to comply with present and future regulations could restrict the combined company's ability to expand facilities or could require it to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.

     Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. Sanmina and Hadco operate in several environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, permitting requirements or processes, or material storage or handling might require a high level of unplanned capital investment and/or relocation. Compliance with new or existing regulations could seriously harm the combined company's business, financial condition and results of operations.

SANMINA IS SUBJECT TO ENVIRONMENTAL CONTINGENCIES AT SITES OPERATED BY ACQUIRED COMPANIES AND COULD INCUR SUBSTANTIAL COSTS FOR ENVIRONMENTAL REMEDIATION AND RELATED ACTIVITIES AT THESE SITES.

     In November 1997, Sanmina acquired Elexsys International, Inc. which became Sanmina's wholly-owned subsidiary. Several facilities owned or occupied by Elexsys at the time of the merger, or formerly owned or occupied by Elexsys or companies acquired by Elexsys, had either soil contamination or contamination of groundwater underneath or near the facility including the following: contamination was discovered at Elexsys' Irvine, California facility in 1989 and Elexsys voluntarily installed a groundwater remediation system at the facility in 1994. Additional investigation is being undertaken by other parties in the area at the request of the California Regional Water Quality Control Board. It is unknown whether any additional remediation activities will be required as a result of such investigations or whether any third party claims will be brought against Sanmina alleging that they have been damaged in any way by the existence of the contamination at the Irvine facility. Sanmina has been required by the California Department of Toxic Substances Control to undertake investigation of soil and/or groundwater at certain facilities formerly owned or occupied by a predecessor company to Elexsys in Mountain View, California. Depending upon the results of this soil sampling and groundwater testing, Sanmina could be ordered to undertake soil and/or groundwater cleanup. To date, Sanmina has not been ordered to undertake any soil or groundwater cleanup activities at the Mountain View facilities, and Sanmina does not believe any such activities should be required. Test results received to date are not sufficient to enable Sanmina to determine whether or not such cleanup activities are likely to be mandated.

     Contamination has also been discovered at other current and former Elexsys facilities and has been reported to the relevant regulatory agencies. No remediation or further investigation of such contamination has been required by regulatory agencies. To date, the cost of the various investigations and the cost of operating the remediation system at the Irvine facility have not been material to Sanmina's financial condition. However, in the event Sanmina is required to undertake additional groundwater or soil cleanup, the costs of such cleanup are likely to be substantial. Sanmina is currently unable to estimate the amount of such soil and groundwater cleanup costs because no soil or groundwater cleanup has been ordered and Sanmina cannot determine from available test results what remediation activities, if any, are likely to be required. Sanmina believes, based on the limited information currently available, that the cost of any groundwater or soil clean-up that may be required would not harm Sanmina's business, financial condition and results of operations. Nevertheless, the process of remediating contaminated soil and groundwater is costly, and if Sanmina is required to undertake substantial remediation activities at one or more of the former Elexsys facilities, there can be no assurance that the costs of such activities would not harm Sanmina's business, financial condition and results of operations.

     In November 1998, Sanmina acquired Altron Incorporated which became a wholly owned subsidiary of Sanmina. Altron was advised in 1993 by Olin Corporation that contamination resulting from activities of prior owners of property owned by Olin Corporation and located close to the Altron manufacturing plant in Wilmington, Massachusetts, had migrated under the Altron plant. Olin has assumed full responsibility for any remediation activities that may be required and has agreed to indemnify and hold Altron harmless from any and all costs, liabilities, fines, penalties, charges and expenses arising from and relating to any action or requirement, whether imposed by statute, ordinance, rule, regulation, order, decree or by general principles of law to remediate, clean up or abate contamination emanating from the Olin site. Although Sanmina believes that Olin's assumption of responsibility will result in no remediation cost to Altron from the contamination, there can be no assurance that Altron will not be subject to some costs regarding this matter, but Sanmina does not anticipate that such costs, if any, will be material to its financial condition or results of operations.

     Sanmina has been named as a potentially responsible party at several contaminated disposal sites as a result of the past disposal of hazardous waste by companies acquired by Sanmina or their corporate predecessors. While liabilities for such historic disposal activities have not been material to Sanmina's financial condition to date, there can be no guarantee that past disposal activities will not result in material liability to Sanmina in the future.

HADCO IS SUBJECT TO ENVIRONMENTAL CONTINGENCIES AT SITES CURRENTLY OR FORMERLY OPERATED BY IT AND COULD INCUR SUBSTANTIAL COSTS FOR ENVIRONMENTAL REMEDIATION AND RELATED ACTIVITIES AT THESE SITES.

     Hadco is aware of certain chemicals that exist in the ground at certain of its facilities. Hadco has notified various governmental agencies and continues to work with them to monitor and resolve these matters. During March 1995, Hadco received a Record Of Decision (ROD) from the New York State Department of Environmental Conservation (NYSDEC), regarding soil and groundwater contamination at its Owego, New York facility. Based on a Remedial Investigation and Feasibility Study (RIFS) for apparent on-site contamination at that facility and a Focused Feasibility Study (FFS), each prepared by environmental consultants of Hadco, the NYSDEC has approved a remediation program of groundwater withdrawal and treatment and iterative soil flushing. Hadco has executed a Modification of the Order on Consent to implement the approved ROD. Capital equipment for this remediation has already been acquired by Hadco, and future operation and maintenance costs, which will be incurred and expended over the estimated life of the program of the next 28 years, are estimated at between $40,000 and $100,000 per year. In the summer of 1998, NYSDEC took additional samples from a wetland area near Hadco's Owego facility. Analytical reports of earlier sediment samples indicated the presence of certain inorganics. The new samples showed elevated levels of certain metals, but NYSDEC has not made a determination as to the potential source of such metals, the remedial action to be taken, or the persons to undertake and/or pay for any remediation. Hadco and/or other third parties may be required to conduct additional investigations and remediation at that location, the costs of which are currently indeterminable.

     Hadco commenced the operation of a groundwater extraction system at its Derry, New Hampshire facility to address certain groundwater contamination and groundwater migration control issues. Further investigation is underway to determine the areal extent of the groundwater contaminant plume. Because of the uncertainty regarding both the quantity of contaminants beneath the building at the site and the long-term effectiveness of the groundwater migration control system Hadco has installed, it is not possible to make a reliable estimate of the length of time remedial activity will have to be performed. However, it is anticipated that the groundwater extraction system will be operated for at least 30 years. Hadco may be required to conduct additional investigations and remediation relating to the Derry facility. The total costs of such groundwater extraction system and of conducting any additional investigations and remediation relating to the Derry facility are not fully determinable.

     Hadco is one of 33 entities which have been named as potentially responsible parties in a lawsuit pending in the federal district court of New Hampshire concerning environmental conditions at the Auburn Road, Londonderry, New Hampshire landfill site. Local, state and federal entities and certain other parties to the litigation seek contribution for past costs, totaling approximately $20 million, allegedly incurred to assess and remediate the Auburn Road site. In December 1996, following publication and comment period, the EPA amended the ROD to change the remedy at the Auburn Road site from active groundwater remediation to future monitoring. In June 1999, Hadco entered into a Consent Decree with 30 of the defendants and third-party defendants. The Consent Decree was approved by the Court in March 2000. Under the terms of the Consent Decree, Hadco is a cash-out party and does not have responsibility for performance of ongoing remedial or monitoring work at the site.

     From 1974 to 1980, Hadco operated a printed circuit manufacturing facility in Florida as a lessee. This property is the subject of a pending lawsuit in the circuit court for Broward County, Florida (the "Florida Lawsuit") and an investigation by the Florida Department of Environmental Protection a("FDEP"). In connection with the investigation, Hadco and others have participated in alternative dispute resolution regarding the site with an independent mediator. Mediation sessions began in 1992 and continued over the next several years through May 1998. In June 1995, Hadco and Gould, Inc., another prior lessee of the site, were joined as third-party defendants in the pending Florida lawsuit by a party who had previously been named as a defendant when the Florida lawsuit was commenced in 1993 by the FDEP. As a result of the mediation, a Settlement Agreement was entered into among Hadco, Gould and the FDEP in March 1999. The third-party complaints against Hadco and Gould in the pending Florida lawsuit were dismissed. The Settlement Agreement provides that Hadco and Gould will undertake remedial action based on a Supplemental Contamination Assessment Report and a later Feasibility Study, which has been prepared by a consultant to Hadco and Gould and approved by FDEP. The estimated cost of the recommended source removal described in the Feasibility Study is approximately $165,000, and for ongoing monitoring and remediation is approximately $2.1 million. Actual remedial activities have not yet commenced but are expected to begin in the near future.

     In March 1993, the EPA notified Hadco Santa Clara of its potential liability for maintenance and remediation costs in connection with a hazardous waste disposal facility operated by Casmalia Resources, a California Limited Partnership, in Santa Barbara County, California. The EPA identified Hadco Santa Clara as one of the 65 generators which had disposed of the greatest amounts of materials at the site. Based on the total tonnage contributed by all generators, Hadco Santa Clara's share is estimated at approximately 0.2% of the total weight.

     The Casmalia site was regulated by the EPA during the period when the material was accepted. There is no allegation that Hadco Santa Clara violated any law in the disposal of material at the sites. Rather the EPA's actions stemmed from the fact that Casmalia Resources may not have the financial means to implement a closure plan for the site and because of Hadco Santa Clara's status as a generator of hazardous waste.

     In June 1997, the United States District Court in Los Angeles, California approved and entered a Consent Decree among the EPA and 49 entities (including Hadco Santa Clara) acting through the Casmalia Steering Committee (CSC). The Consent Decree sets forth the terms and conditions under which the CSC will carry out work aimed at final closure of the site. Certain closure activities will be performed by the CSC. Later work will be performed by the CSC, if funded by other parties. Under the Consent Decree, the settling parties will work with the EPA to pursue the non-settling parties to ensure they participate in contributing to the closure and long-term operation and maintenance of the facility.

     The EPA will continue as the lead regulatory agency during the final closure work. Because long-term maintenance plans for the site will not be determined for a number of years, it has not yet been decided which regulatory agency will oversee this phase of the work plan or how the long-term costs will be funded. However, the Consent Decree provides a mechanism for ensuring that an appropriate federal, state or local agency will assume regulatory responsibility for long-term maintenance.

FAILURE TO MANAGE SANMINA'S GROWTH MAY SERIOUSLY HARM ITS BUSINESS.

     Sanmina's business has grown in recent years through both internal expansion and acquisitions, and continued growth may cause a significant strain on Sanmina's infrastructure and internal systems. To manage its growth effectively, Sanmina must continue to improve and expand its management information systems. Sanmina will face additional growth management challenges, particularly if it expands in Asia and Latin America, and if Sanmina undertakes additional new acquisition transactions. If Sanmina is unable to manage growth effectively, its results of operations could be harmed.

SANMINA'S AND HADCO'S EXISTING INTERNATIONAL OPERATIONS AND PLANS TO EXPAND INTERNATIONAL OPERATIONS INVOLVE ADDITIONAL RISKS, AND FAILURE TO EFFECTIVELY EXPAND INTERNATIONALLY COULD HARM THE COMBINED COMPANY'S OPERATING RESULTS.

     Sanmina opened its first overseas facility, located in Dublin, Ireland, in June 1997. Hadco completed construction of a volume manufacturing facility for printed circuits in Malaysia in fiscal 1997. A number of risks are inherent in international operations and transactions. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political and economic instability, trade restrictions, changes in tariffs, labor unrest and difficulties in staffing, coordinating communications among and managing international operations. Additionally, Sanmina's and Hadco's businesses and operating results may be harmed by fluctuations in international currency exchange rates as well as increases in duty rates, difficulties in obtaining export licenses, misappropriation of intellectual property, constraints on Sanmina's and Hadco's ability to maintain or increase prices, and competition. Sanmina cannot assure you that the combined company will realize the anticipated strategic benefits of its international expansion or that international operations will contribute positively to Sanmina's business and operating results.

     In addition, to respond to competitive pressures and customer requirements, Sanmina plans to further expand internationally in lower cost locations, particularly Asia and Latin America. As a result of this proposed expansion, Sanmina could encounter difficulties in scaling up production at overseas facilities or in coordinating Sanmina's United States and international operations. In addition, Sanmina may not realize anticipated revenue growth at new international operations. Sanmina may elect to establish start-up operations rather than acquiring existing businesses, which would require Sanmina to recruit management and other personnel and build a customer base at a completely new operation. Accordingly, unanticipated problems Sanmina encounters in establishing new international operations could harm its business and operating results and cause its stock price to decline.

THE PRICE OF SANMINA COMMON STOCK MAY BE VOLATILE, AND THE VALUE OF YOUR INVESTMENT COULD DECLINE.

     The trading price of Sanmina Common Stock has been and could in the future be subject to significant fluctuations in response to variations in quarterly operating results, developments in the electronics industry, general economic conditions, changes in securities analysts' recommendations regarding Sanmina's securities and other factors. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected the market prices of technology companies and which have been unrelated to or disproportionately impacted by the operating performance of such companies. These broad market fluctuations may cause the market price of Sanmina Common Stock to decline, which would diminish the value of your investment.

SANMINA DEPENDS ON CERTAIN KEY PERSONNEL, AND THE LOSS OF KEY PERSONNEL MAY HARM SANMINA'S BUSINESS.

     Sanmina's future success depends in large part on the continued service of its key technical and management personnel and on its ability to continue to attract and retain qualified employees, particularly those highly skilled design, process and test engineers involved in the manufacture of existing products and the development of new products and processes. The competition for such personnel is intense, and the loss of key employees, none of whom is subject to an employment agreement for a specified term or a post-employment non-competition agreement, could harm Sanmina's business.

IF SANMINA HAS NOT ADEQUATELY PREPARED FOR THE TRANSITION TO YEAR 2000, SANMINA'S BUSINESS COULD BE HARMED.

     Sanmina has executed a plan designed to make Sanmina's computer systems, applications, computer and manufacturing equipment and facilities year 2000 ready. To date, none of Sanmina's systems, applications, equipment or facilities have experienced material difficulties from the transition to year 2000. However, it is possible that material difficulties could be discovered or could arise. Sanmina cannot guarantee that its year 2000 readiness plan has been successfully implemented, and actual results could still differ materially from

Sanmina's plan. In addition, Sanmina has communicated with its critical suppliers to determine the extent to which Sanmina may be vulnerable to such parties' failure to resolve their own year 2000 issues. Where practicable, Sanmina has attempted to mitigate its risks with respect to the failure of these entities to be year 2000 ready. The effect, if any, on Sanmina's results of operations from any failure of such parties to be year 2000 ready cannot yet be determined.

                  COMPARATIVE STOCK PRICES AND DIVIDEND POLICY

     Sanmina Common Stock (symbol: SANM) is quoted on the Nasdaq National Market and Hadco Common Stock (symbol: HDC) is listed on the New York Stock Exchange. The following table sets forth, for the periods indicated, the high and low sale prices per share of Sanmina Common Stock on the Nasdaq National Market and of Hadco Common Stock on the New York Stock Exchange. Sanmina and Hadco have never paid cash dividends on shares of Sanmina Common Stock and Hadco Common Stock, respectively. In addition, the Merger Agreement restricts Hadco's and Sanmina's ability to pay cash dividends between the date of the Merger Agreement and the Effective Time. Sanmina does not currently intend to pay any cash dividends in the future.

                                                                COMMON STOCK
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
SANMINA(1)
FISCAL 1997
First Quarter...............................................  $13.75    $ 9.53
Second Quarter..............................................   16.00     10.03
Third Quarter...............................................   16.50     10.94
Fourth Quarter..............................................   22.53     15.28
FISCAL 1998
First Quarter...............................................   22.00     14.36
Second Quarter..............................................   20.10     13.35
Third Quarter...............................................   23.44     16.94
Fourth Quarter..............................................   23.78     11.75
FISCAL 1999
First Quarter...............................................   31.25     11.94
Second Quarter..............................................   37.78     24.75
Third Quarter...............................................   40.61     28.66
Fourth Quarter..............................................   41.62     32.07
FISCAL 2000
First Quarter...............................................   54.03     37.97
Second Quarter..............................................   67.56     45.88
Third Quarter (to May 1, 2000)..............................   67.06     49.31
HADCO
FISCAL 1997
First Quarter...............................................   59.13     27.38
Second Quarter..............................................   57.13     33.13
Third Quarter...............................................   75.63     41.00
Fourth Quarter..............................................   73.00     47.50
FISCAL 1998
First Quarter...............................................   65.25     37.50
Second Quarter..............................................   54.00     35.50
Third Quarter...............................................   40.00     17.50
Fourth Quarter..............................................   33.75     19.25
FISCAL 1999
First Quarter...............................................   40.13     28.72
Second Quarter..............................................   37.38     24.44
Third Quarter...............................................   47.50     27.25
Fourth Quarter..............................................   45.13     36.75
FISCAL 2000
First Quarter...............................................   51.00     36.69
Second Quarter..............................................   82.44     39.25

---------------
(1) Per share amounts for Sanmina Common Stock have been restated to retroactively reflect two-for-one stock splits effected in June 1998 and March 2000.

     The following table sets forth the last reported sales prices per share of Sanmina Common Stock on the Nasdaq National Market and of Hadco Common Stock on the New York Stock Exchange on April 17, 2000, the last trading day before announcement of the Merger Agreement, and on May 1, 2000:

                                                              SANMINA    HADCO
                                                              COMMON     COMMON
                                                               STOCK     STOCK
                                                              -------    ------
April 17, 2000..............................................  $50.94     $60.50
May 1, 2000.................................................   57.13      78.75

     HADCO STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SANMINA COMMON STOCK AND HADCO COMMON STOCK IN CONNECTION WITH VOTING THEIR SHARES AT THE SPECIAL MEETING.

                              THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE

     This proxy statement/prospectus is being furnished to Hadco stockholders in connection with the solicitation of proxies by the Hadco Board for use at the
special meeting to be held on                , 2000 at 10:00 a.m., local time,
at 100 Federal Street, Boston, Massachusetts, and at any and all adjournments or postponements of the special meeting. Only holders of record of Hadco Common Stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting, and at any and all adjournments or postponements of the special meeting. At the special meeting, holders of Hadco Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement, a copy of which is attached as Annex I to this proxy statement/prospectus, approve the Merger of Merger Sub with and into Hadco upon the terms and subject to the conditions of the Merger Agreement, and to transact any other and further business as may properly come before the special meeting or any adjournments or postponements of the meeting, including without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve the Merger Agreement and Merger. If the Merger is consummated, Hadco will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Sanmina.

     At the Effective Time, each issued and outstanding share of Hadco Common Stock, other than shares owned by Sanmina, Merger Sub, any of their respective subsidiaries or Hadco, and other than dissenting shares, will be converted into
1.40 shares of Sanmina Common Stock. If the average last reported sale price of Sanmina Common Stock is less than $40.00 over the 20 trading days ending on the third trading day prior to the special meeting, Hadco may terminate the Merger Agreement. In that event, however, Sanmina has the right, but not the obligation, to complete the Merger by increasing the exchange ratio to an amount equal to $56.00 divided by the average last reported sale price of Sanmina Common Stock over the 20 trading days ending on the third trading day prior to the special meeting, assuming all other closing conditions have been satisfied.

     For example, if the average last reported sale price of Sanmina Common Stock was $35.00 during this 20 day period, Sanmina could elect to increase the exchange ratio to 1.6 ($56.00 divided by $35.00), in which event the Merger would be completed (assuming the other closing conditions under the Merger Agreement were satisfied).

     No fractional shares of Sanmina Common Stock will be issued in the Merger. Each holder of shares of Hadco Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Sanmina Common Stock will instead receive cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to that fraction of a share of Sanmina Common Stock multiplied by the per share closing price of Sanmina Common Stock at the Effective Time as that price is reported on the Nasdaq National Market. Sanmina will deposit with the Exchange Agent (as defined in the Merger Agreement and described below under "The Merger Agreement, The Stockholders Agreement And The Stock Option Agreement -- The Merger Agreement -- Exchange Agent and Exchange Procedures" on page 50) on the Closing Date, funds sufficient to pay cash instead of fractional shares. At the Effective Time, each option to purchase shares of Hadco Common Stock that has not been exercised prior to the Effective Time will be assumed by Sanmina.

     THE HADCO BOARD HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, HADCO STOCKHOLDERS. ACCORDINGLY, THE HADCO BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF HADCO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND MERGER. CERTAIN MEMBERS OF THE HADCO BOARD MAY BE DEEMED TO HAVE A CONFLICT OF INTEREST IN RECOMMENDING STOCKHOLDER APPROVAL OF THE MERGER AGREEMENT AND MERGER. SEE "THE
MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER" ON PAGE 46.

     The Sanmina Board of Directors (the "Sanmina Board") has unanimously approved the Merger Agreement and the Merger and the issuance of Sanmina Common Stock in connection with the Merger. Sanmina, as the sole stockholder of Merger Sub, and the Board of Directors of Merger Sub, have each approved the Merger Agreement and the Merger. No approval by stockholders of Sanmina is required to effect the Merger.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

     The close of business on                , 2000 has been fixed as the record
date for determining the holders of Hadco Common Stock who are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting. As of the record date, there were 13,834,388 shares of Hadco Common Stock outstanding, of which 857,090 shares (approximately 6.2% of the outstanding shares) of Hadco Common Stock were owned by directors (in their capacity as stockholders) of Hadco. As indicated below, all directors and certain executive officers of Hadco have agreed to vote all their shares to approve the Merger Agreement and Merger. The holders of record on the record date of shares of Hadco Common Stock are entitled to one vote per share of Hadco Common Stock on each matter submitted to a vote at the special meeting. The presence in person or by proxy of the holders of shares representing a majority of the voting power of Hadco Common Stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Under the Massachusetts Business Corporation Law ("MBCL"), the affirmative vote of holders of at least two-thirds of the Hadco Common Stock outstanding and entitled to vote is required for stockholder approval of the Merger Agreement and Merger. An abstention from voting or a broker non-vote will have the practical effect of voting against approval of the Merger Agreement and Merger since a vote to abstain or a broker non-vote represents one less vote for approval. A "broker non-vote" occurs when brokers who hold shares in street name for customers who are the beneficial owners of those shares do not give a proxy to vote the customers' shares because the customers have failed to give the broker specific instructions concerning voting.

     As indicated above, pursuant to the terms of the Stockholders Agreement, the directors and certain executive officers of Hadco (in their capacity as stockholders) have agreed, among other things, to vote (or cause to be voted) their shares of Hadco Common Stock in favor of approval of the Merger Agreement and Merger at the special meeting. Together, such stockholders held on the record date 860,663 shares (approximately 6.2% of the outstanding shares) of Hadco Common Stock. Consequently, holders of approximately 60.4% of Hadco Common Stock who are not parties to the Stockholders Agreement need to vote in favor of approval of the Merger Agreement and Merger for stockholder approval to be obtained. The general effect of the Stockholders Agreement is to increase the likelihood that stockholder approval will be obtained and it may discourage third parties who are interested in acquiring a significant ownership interest in Hadco. See "The Merger -- Interests of Certain Persons in the Merger" and "The Merger Agreement, The Stockholders Agreement And The Stock Option
Agreement -- The Stockholders Agreement" on pages 46 and 56, respectively.

PROXIES; PROXY SOLICITATION

     Horace H. Irvine II, Andrew E. Lietz and F. Gordon Bitter, each of whom has been named as proxies in the proxy, are directors and/or executive officers of Hadco. Shares of Hadco Common Stock that are entitled to vote and are represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions contained in the proxy. Shares of Hadco Common Stock that are entitled to vote and are represented by properly executed proxies for which no instruction is given will be voted FOR approval of the Merger Agreement and Merger. Hadco stockholders are requested to complete, sign and return promptly the enclosed proxy card in the enclosed postage prepaid envelope to ensure that their shares are voted at the special meeting. A Hadco stockholder may revoke a proxy by submitting to the Clerk of Hadco at any time prior to the vote on the approval of the Merger Agreement and Merger a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Clerk of Hadco or by attending the special meeting and voting in person. Mere attendance at the special meeting will not in and of itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent to Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079, Attention: Clerk, or hand delivered to the Clerk of Hadco at or prior to the taking of the vote at the special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from their broker in order to change their vote, revoke their proxy or vote at the special meeting. If a Hadco stockholder is not the registered direct holder of his or her shares, the stockholder must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

     To the knowledge of Hadco's Board, there are no other matters to be presented at the special meeting. If any other matters are properly presented for consideration at the special meeting, or any adjournments or postponements of the meeting, including consideration of a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies, the proxies will have the discretion to vote on these matters in accordance with their best judgment. If the special meeting is postponed or adjourned for any reason, at any subsequent reconvening of the special meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies which have effectively been revoked or withdrawn), regardless of whether they may have been effectively voted in the same or any other manner at a previous meeting.

     In addition to solicitation by mail, directors, officers and employees of Sanmina and Hadco may solicit proxies by telephone, telegram or otherwise. Directors, officers and employees of Sanmina and Hadco will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with their activities. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Hadco Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding this material. Hadco may retain a proxy solicitation firm to aid in soliciting proxies from its stockholders. The fees of a proxy solicitation firm are estimated not to exceed $10,000, plus reimbursement of out-of-pocket expenses. Hadco will bear the cost of solicitation of proxies from the stockholders.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                        PRINCIPAL STOCKHOLDERS OF HADCO

     The following table shows certain information regarding beneficial
ownership of Hadco Common Stock as of               , 2000 (except as otherwise
noted) by (i) each director of Hadco, (ii) Hadco's executive officers, (iii) all directors and executive officers of Hadco as a group, and (iv) all those known by Hadco to be beneficial owners of more than five percent of the outstanding shares of Hadco Common Stock. This table is based on information provided to Hadco or filed with the SEC by Hadco's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to shares shown as beneficially owned.

                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL    PERCENT
                            NAME                                   OWNERSHIP          OF CLASS
                            ----                              --------------------    --------
Horace H. Irvine II(1)......................................         689,762             5.0%
Andrew E. Lietz(2)..........................................         372,601             2.6
F. Gordon Bitter(3).........................................          32,073               *
William M. Beckenbaugh(4)...................................          23,425               *
John D. Caruso, Jr.(5)......................................          49,280               *
Timothy P. Losik(6).........................................         103,738               *
Christopher T. Mastrogiacomo(7).............................          78,586               *
Frederick G. McNamee, III(8)................................         105,138               *
Michael K. Sheehy(9)........................................          70,832               *
James C. Hamilton(10).......................................          50,905               *
Oliver O. Ward(11)..........................................          13,387               *
John F. Smith(12)...........................................          29,887               *
John E. Pomeroy(13).........................................          19,387               *
James C. Taylor(14).........................................          21,387               *
Mauro J. Walker(15).........................................          16,329               *
Gilbert M. Roddy, Jr.(16)...................................          58,350               *
All directors and executive officers as a group (16
  persons)(17)..............................................       1,692,462            11.6%

---------------
  *  Less than one percent

 (1) Includes 19,355 shares held in a voting trust for the benefit of Andrea P. Irvine. Mr. Irvine, who is the sole trustee of the trust and retains sole voting power with respect to the shares held in the trust, disclaims beneficial ownership of these shares. Does not include 42,605 shares held in irrevocable trusts for the benefit of members of Horace H. Irvine II's family. Mr. Irvine, who is not a trustee of those trusts, disclaims beneficial ownership of these 42,605 shares. James C. Hamilton, Clerk of the Corporation and a partner at the law firm that is general counsel to the Corporation, Lawrence Coolidge, a former Director of the Corporation, and Gilbert M. Roddy, Jr., a Director of the Corporation, are co-trustees of these irrevocable trusts. Horace H. Irvine II retains no voting or dispositive power with respect to these shares. All voting rights under these trusts reside in Messrs. Hamilton, Coolidge and Roddy, who have the right to dispose of these shares. Messrs. Hamilton and Roddy own 8,300 and 15,745 shares, respectively, as individuals, in addition to the shares they hold as co-trustees. Mr. Roddy's 15,745 shares include 6,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of the record date and 9,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

 (2) Includes 120,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 169,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans. Of the 372,601 shares listed in the table above, 66,646 shares are held by a trust of which Mr. Lietz is the sole trustee and sole beneficiary, and 10,000 shares are held by a trust of which Mr. Lietz's wife is the sole trustee and beneficiary. Mr. Lietz disclaims beneficiary ownership of these 10,000 shares.

 (3) Includes 28,500 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

 (4) Includes 22,800 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

 (5) Includes 4,500 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 40,200 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

 (6) Includes 42,700 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 49,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans. Of the 103,738 shares listed in the table above, 8,200 shares are held jointly with Mr. Losik's wife.

 (7) Includes 23,550 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 49,250 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

 (8) Includes 12,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 51,200 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

 (9) Includes 15,750 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 50,700 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

(10) See note (1) above.

(11) Includes 12,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date.

(12) Includes 3,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date.

(13) Includes 9,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 6,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

(14) Includes 12,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 3,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

(15) Includes 6,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 9,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

(16) Includes 6,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 9,000 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans. See note (1) above.

(17) Includes 266,500 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days after the record date and 487,650 shares issuable pursuant to options which will become exercisable at the Effective Time pursuant to the terms of the Stock Option Plans.

                                 THE COMPANIES

SANMINA CORPORATION

     Sanmina is a leading independent provider of customized integrated electronics manufacturing services, including turnkey electronic assembly and turnkey manufacturing management services, to original equipment manufacturers ("OEMs") in the electronics industry. Sanmina's electronic manufacturing services consist primarily of the manufacture of complex printed circuit board assemblies using surface mount ("SMT") and pin through-hole ("PTH") interconnection technologies, the manufacture of custom designed backplane assemblies, fabrication of complex multilayer printed circuit boards, electronic enclosure systems manufacture, and testing and assembly of completed systems. In addition to assembly, turnkey manufacturing management also involves procurement and materials management, as well as consultation on printed circuit board design and manufacturability. Sanmina also manufactures custom cable and wire harness assemblies for electronics industry OEMs. These manufacturing services are provided by Sanmina personnel at Sanmina's facilities.

     SMT and PTH printed circuit board assemblies are printed circuit boards on which various electronic components, such as integrated circuits, capacitors, microprocessors and resistors have been mounted. These assemblies are key functional elements of many types of electronic products. Backplane assemblies are large printed circuit boards on which connectors are mounted to interconnect printed circuit boards, integrated circuits and other electronic components. Interconnect products manufactured by Sanmina generally require greater manufacturing expertise and have shorter delivery cycles than mass produced interconnect products and therefore typically have higher profit margins.

     Sanmina's customers include a diversified base of OEMs in the communications, (telecommunications and networking), industrial and medical instrumentation, and high speed computer systems segments of the electronics industry. Sanmina's manufacturing and assembly plants are located in Northern California; Richardson, Texas; Manchester, New Hampshire; Durham, North Carolina; Guntersville, Alabama; Carrollton, Texas; the greater Chicago area; Irvine, California; Nashua, New Hampshire; Wilmington and Woburn, Massachusetts; Calgary, Alberta Canada; Toronto, Ontario Canada; Dublin, Ireland; and Chateaudun, France.

     Sanmina was incorporated in Delaware in 1989 to acquire the printed circuit board and backplane operations of its predecessor company, which had been in the printed circuit board and backplane business since 1980. The principal offices of Sanmina are located at 2700 North First Street, San Jose, California 95134. The telephone number is (408) 964-3500, and its internet site is http://www.sanmina.com.

     See "References to Additional Information" and "Where You Can Find More Information" on pages 2 and 66, respectively.

HADCO CORPORATION

     Hadco is the largest manufacturer of advanced electronic interconnect products in North America. Hadco offers a wide array of sophisticated manufacturing, engineering and systems integration services to meet its customers' electronic interconnect needs.

     Hadco's principal products are multilayer rigid printed circuits and backplane and systems assemblies. Printed circuits are the basic platforms used to interconnect microprocessors, integrated circuits and other components essential to the functioning of electronic systems. Backplane assemblies are generally larger and thicker printed circuits on which connectors are mounted to receive and interconnect printed circuits, integrated circuits and other electronic components. Systems assemblies include the backplane, power supply, fan card, cabling and system chassis.

     Hadco's advanced manufacturing and assembly facilities are designed to meet the accelerated time-to-market and time-to-volume requirements of its customers whose markets are characterized by high growth rates, rapid technological advances and short product life cycles. Hadco works closely with customers during the early stages of the product life-cycle in an effort to develop process changes and refinements required for volume production. The development projects include increased printed circuit density, embedded passive components, advanced materials, laser direct imaging, fine pitch assembly and new product offerings.

     Hadco's customers are a diverse group of electronic manufacturing services providers and OEMs in the computing (mainly workstations, servers, mainframes, storage and notebooks), data communications/telecommunications and industrial automation industries, including process controls, automotive, medical and instrumentation. Hadco's manufacturing facilities are located in Arizona, California, Massachusetts, New Hampshire, New York, Texas and Malaysia.

     Hadco was incorporated in Massachusetts in 1966. Hadco's principal executive offices are located at 12A Manor Parkway, Salem, New Hampshire 03079; its telephone number is (603) 898-8000, and its internet site is http://www.hadco.com.

     See "References to Additional Information" and "Where You Can Find More Information" on pages 2 and 66, respectively.

                                   THE MERGER

BACKGROUND OF THE MERGER

     The management of Hadco and Sanmina have known each other for many years, and Sanmina has been a customer of Hadco since December 1996 and a supplier of Hadco since February 1998.

     On March 1, 2000, Jure Sola, the Chairman and Chief Executive Officer of Sanmina, telephoned Andrew E. Lietz, Chief Executive Officer and President of Hadco, to discuss a subject of mutual interest. Mr. Lietz returned Mr. Sola's telephone call on March 2, 2000, and in that conversation Mr. Sola expressed interest in a possible business combination with Hadco. Mr. Lietz indicated that he was always available to discuss ways in which to increase shareholder value. They agreed to meet in San Francisco on March 20 and 21, 2000 to discuss strategic opportunities.

     On March 20 and 21, 2000, Mr. Lietz and F. Gordon Bitter, Senior Vice President and Chief Financial Officer of Hadco, met with Mr. Sola and Mr. Randy Furr, President and Chief Operating Officer of Sanmina, in San Francisco. They discussed the electronic interconnect industry and EMS business at length, including the long-term potential for the EMS industry and printed wiring board manufacturers. Mr. Sola told Mr. Lietz that Sanmina would provide further thoughts to Hadco later that week on a possible transaction between the companies. Mr. Lietz relayed to members of the Hadco Board information concerning the initial inquiry and follow-up meeting with Sanmina representatives.

     On March 24, 2000, Mr. Lietz received from Mr. Sola a letter and a proposal outlining certain terms for a merger between the companies, which included an exchange ratio of 1.1 shares of Sanmina Common Stock for each share of Hadco Common Stock and which valued Hadco Common Stock on that date at $72.60 per share. The closing price of Hadco Common Stock and Sanmina Common Stock on March 24, 2000 was $58.00 and $66.00, respectively.

     On March 24, 2000, the Hadco Board held a telephonic meeting, which was also attended by representatives of Morgan Stanley. Mr. Lietz and Mr. Bitter informed members of the Hadco Board of the transaction proposed by Sanmina. A representative of Morgan Stanley reviewed with the Hadco Board certain financial issues relating to Sanmina. The Hadco Board requested that management work with Morgan Stanley representatives to analyze and evaluate Sanmina's proposal and to consider potential responses.

     The Hadco Board met again telephonically on March 28, 2000. Senior management and representatives of Morgan Stanley discussed the Sanmina proposal and a potential response. On the same date, Mr. Lietz and Mr. Sola further discussed the potential transaction.

     The Hadco Board met again with senior management and representatives of Morgan Stanley on March 30, 2000 to further discuss Sanmina's proposal. Morgan Stanley reviewed the terms of the Sanmina proposal, made a presentation to the Hadco Board of its financial, business and market analyses relating to the proposal and made its recommendations. Mr. Lietz also provided the Hadco Board with his views on the benefits of a proposed transaction with Sanmina. The Hadco Board authorized management to provide a response to Sanmina's proposal, which was communicated to Sanmina on March 30, 2000.

     On March 31, 2000, Mr. Sola contacted representatives of Morgan Stanley requesting a meeting on April 3, 2000 with Hadco's senior management in Palo Alto, California.

     On April 3, 2000, Messrs. Lietz, Bitter, Sola, Furr, Ms. Elizabeth D. Jordan, Chief Financial Officer of Sanmina, Ms. Patricia Randall, General Counsel of Hadco, and representatives of Morgan Stanley met in Palo Alto to discuss further the terms of a potential transaction between the parties. The parties entered into a Confidentiality Agreement pursuant to which each of them agreed to treat confidentially certain information provided by the other in connection with determining whether a transaction between them would be desirable. The parties exchanged confidential information relating to their business and strategic initiatives. Lengthy valuation discussions ensued with each party presenting various valuation approaches for a possible transaction. The parties also discussed other financial aspects of a possible transaction including termination fees.

     On August 3 and 4, 2000, Mr. Lietz briefed members of the Hadco Board regarding the April 3 discussions with Sanmina.

     On April 5, 2000, the Hadco Board held a telephonic meeting during which senior management of Hadco reported on its April 3, 2000 meeting with senior management of Sanmina. Morgan Stanley further discussed valuation and downside protection for Hadco in the event of a significant drop in the share price of Sanmina. Following these reports, the Board of Directors authorized senior management and legal advisors of Hadco to engage in mutual due diligence exchanges with Sanmina. It was agreed that the board would review and consider the proposals discussed at the April 3 meeting in California in order to make a decision at the next meeting of the board that was scheduled for April 17, 2000. The Hadco Board also discussed Morgan Stanley's prior service as Sanmina's investment banker in certain matters but noted that Morgan Stanley was representing only Hadco in the proposed transaction. Based on the Hadco Board's discussion and Hadco's prior relationship with Morgan Stanley, the Hadco Board was comfortable with Morgan Stanley's representation of Hadco in the proposed transaction.

     On April 7, 2000, counsel for Sanmina provided counsel for Hadco a first draft of a proposed form of Merger Agreement. The companies engaged in due diligence exchanges during the week of April 10, 2000. Such exchanges included interviews of persons responsible for the financial and environmental affairs of Sanmina and Hadco, respectively, as well as due diligence regarding other strategic, management, legal and business issues.

     On April 12, 2000, Morgan Stanley sent the Hadco Board a preliminary financial analysis of a proposed transaction between Hadco and Sanmina. Counsel engaged in discussions and exchanges with respect to the Merger Agreement throughout the week of April 10, 2000. On April 14, 2000, a proposed form of Merger Agreement and related ancillary agreements were forwarded to members of the Hadco Board for review.

     During the week of April 10 and throughout the weekend of April 15 and 16, 2000, Mr. Lietz held discussions with various members of Hadco's board of directors to determine Hadco's continuing interest in pursuing discussions with Sanmina in light of the decline in the share price of Sanmina. During the weekend of April 15 and 16, 2000, Mr. Bitter held numerous discussions with representatives of Morgan Stanley about the exchange ratio and walk-away rights of Hadco, and Morgan Stanley representatives held numerous discussions with the investment bankers for Sanmina, Donaldson, Lufkin & Jenrette Securities Corporation.

     Over a period of time, Morgan Stanley also made contact with several other prospective strategic buyers as well as several prospective financial buyers that they and Hadco's management had identified as potential candidates to pursue a possible transaction with Hadco. No serious continuing interest arose from such contacts.

     Early in the morning of April 17, 2000, Messrs. Lietz and Bitter met with Messrs. Sola and Furr and Ms. Jordan and the respective investment bankers for each party to discuss the exchange ratio and value of the proposed transaction, as well as the walk-away right of Hadco, an option for Sanmina to acquire 19.9% of Hadco Common Stock under certain circumstances and other terms of the proposed transaction. The parties agreed to recommend to their respective boards a transaction with an exchange ratio of 1.4, which valued Hadco Common Stock at a price of $69.0375 per share as of that date, with a walk away right for Hadco if Sanmina's share price fell below $40.00 for the 20 day average prior to the third day prior to the special meeting, which walk away right will terminate if Sanmina increases the exchange ratio so that Hadco shareholders would receive Sanmina Common Stock with an aggregate value of at least $56.00. Their recommendation also included the above option and mutual termination fees of 2.5%. The closing price of Hadco Common Stock on April 14, 2000 was $59.625.

     The Hadco Board met on April 17, 2000 to review the progress of negotiations and the proposed terms of the Merger. Mr. Lietz and Mr. Bitter gave reports to the Hadco Board, and representatives of Morgan Stanley updated and supplemented the financial and other information and analyses they had provided to the Hadco Board at earlier meetings. Legal advisors for Hadco reviewed with the Hadco Board the results of their due diligence review and the terms of the proposed transaction. Representatives of Arthur Andersen LLP, Hadco's independent public accountants, also furnished a report to the Hadco Board. At the meeting, the Hadco Board received Morgan Stanley's opinion that, as of that date, the consideration to be received by Hadco's stockholders in the Merger was fair from a financial point of view to the stockholders. Following lengthy discussion, the Hadco Board unanimously approved the Merger Agreement and Merger and authorized senior management to proceed with the transaction.

     On April 17, 2000, the Sanmina Board held a telephonic meeting, approved the Merger Agreement and Merger and authorized its senior management to proceed with the transaction.

     The parties executed the Merger Agreement and various related agreements on April 17, 2000, and the transaction was announced following the close of the market on the same day.

HADCO'S REASONS FOR THE MERGER

     The Hadco Board of Directors has unanimously determined that the terms of the Merger Agreement and Merger are fair to, and in the best interests of, Hadco and its stockholders. Accordingly, the Hadco Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that stockholders of Hadco vote for approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

     In reaching its decision to approve the Merger Agreement and the Merger, the Hadco Board of Directors consulted with:

     - Its legal counsel regarding the legal terms of the transaction and the obligations and duties of the Hadco Board of Directors in its consideration of the proposed transaction.

     - Its financial advisors regarding the financial aspects of the proposed transaction and the fairness of the exchange ratio to Hadco's stockholders from a financial point of view.

     - The management of Hadco.

     Among the information and factors considered by the Hadco Board of Directors in its deliberations were the following:

     - Historical information concerning Hadco's and Sanmina's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission.

     - The financial condition, results of operations and businesses of Hadco and Sanmina before and after giving effect to the Merger.

     - The near- and long-term prospects of Hadco as an independent company and of Sanmina.

     - Hadco's stockholders will have the opportunity to participate in the potential for the greater growth, operational efficiencies, financial strength and earning power of the combined company after the Merger.

     - The industry trends toward consolidation and the advantages that might be expected to accrue to the combined company in terms of the creation of a larger customer base, a higher market profile, greater financial strength and broader customer offerings, which could enhance the ability of the combined company to compete in the marketplace.

     - Current financial market conditions, historical market prices, volatility and trading information with respect to Hadco Common Stock and Sanmina Common Stock and historical price earnings ratios of Hadco and Sanmina.

     - The consideration to be received by Hadco's stockholders in the Merger (noting that if the price of Sanmina common stock declined below $40.00, Hadco could terminate the Merger Agreement unless Sanmina increased the exchange ratio to guarantee Hadco stockholders a minimum value of $56.00 per share) and the relationship between the market value of Sanmina Common Stock to be issued in exchange for each share of Hadco Common Stock and the market value of Hadco Common Stock.

     - Data involving a comparison of comparable merger transactions.

     - The belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.

     - The strategic fit and compatibility of the two companies and the expectation that the Merger would result in certain cost savings and other synergies which, if achieved, might improve the results of Sanmina.

     - The potential and/or likelihood for other third parties to enter into strategic relationships with or to acquire Hadco; management's and Morgan Stanley's belief that there appeared to be a limited number of parties with which Hadco would be a good strategic fit; and management's view that a general auction of Hadco would have significant adverse consequences on Hadco's relationships with its employees, customers and suppliers.

     - The ability of the Hadco Board of Directors, under the Merger Agreement, to respond to unsolicited requests for nonpublic information, to participate in discussions and negotiations with unsolicited potential third party acquirors under certain circumstances and to terminate the Merger Agreement under certain circumstances in order to accept third party offers.

     - Detailed financial analysis and other information with respect to the companies presented by Morgan Stanley & Co. Incorporated to the Hadco Board, including its opinion that, as of the date of the opinion, the exchange ratio in the Merger is fair to the stockholders of Hadco from a financial point of view.

     - The impact of the Merger on Hadco's customers and employees.

     - Reports from management and legal, accounting and financial advisors as to the results of their due diligence investigation of Sanmina.

     - The parties' intent to treat the Merger as a tax-free reorganization under the Internal Revenue Code.

     - The intended treatment of the Merger as a "pooling of interests" for financial reporting and accounting purposes so that no goodwill is expected to be created on the books of the combined company as a result of the transaction.

     The Hadco Board of Directors also considered potentially negative factors relating to the Merger, including:

     - The risk that the potential benefits sought in the Merger might not be fully realized.

     - The possibility that the Merger might not be consummated and the effect of a public announcement of the Merger or any failure to consummate the Merger on:

      -- Hadco's sales, operating results and stock price; and

      -- Hadco's ability to attract and retain customers, suppliers and key management, sales and marketing and technical personnel.

     - That the termination fee of $23.87 million required to be paid by Hadco under the Merger Agreement, and the option granted to Sanmina to acquire 19.9% of Hadco's outstanding common stock exercisable by Sanmina, under certain circumstances might discourage a third party from seeking to acquire Hadco.

     - The substantial charges to be incurred in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger.

     - The risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company.

     - Risks associated with fluctuations in Sanmina's Common Stock price.

     - Various other risks.

     The foregoing discussion of the information and factors considered by the Hadco Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Hadco Board of Directors. In view of the wide variety of information and factors, both positive and negative, considered by the Hadco Board of Directors, the Hadco Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative or specific weights to the foregoing factors considered. After taking into consideration all of the above factors, the Hadco Board of Directors unanimously determined that the Merger Agreement and the Merger were in the best interests of Hadco and its stockholders and that Hadco should enter into the Merger Agreement and complete the Merger.

RECOMMENDATION OF THE HADCO BOARD

     THE HADCO BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS, AND HAS UNANIMOUSLY DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF HADCO AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE HADCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF HADCO VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

     In considering the recommendation of the Hadco Board of Directors with respect to the Merger Agreement and the Merger, you should be aware that certain directors and officers of Hadco have certain interests in the Merger that are different from, and in addition to, the interests of Hadco stockholders generally. These interests are discussed in more detail in the section entitled "The Merger -- Interests of Certain Persons in the Merger" on page 46 of this proxy statement/prospectus.

OPINION OF HADCO'S FINANCIAL ADVISOR

     Pursuant to a letter dated as of January 7, 2000, Morgan Stanley & Co. Incorporated ("Morgan Stanley") was engaged to provide financial advisory services and a financial opinion letter (the "Morgan Stanley Opinion") in connection with the Merger. Morgan Stanley was selected by the Hadco Board to act as Hadco's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Hadco and the industry in general.

     At the April 17, 2000 meeting of the Hadco Board, Morgan Stanley rendered its oral opinion that, as of such date and based upon and subject to the various considerations set forth in its opinion, the exchange ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Hadco Common Stock. Morgan Stanley confirmed its opinion in writing by delivery to the Hadco Board a written opinion dated April 17, 2000.

     THE FULL TEXT OF THE MORGAN STANLEY OPINION, DATED AS OF APRIL 17, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX IV TO THIS PROXY STATEMENT/PROSPECTUS. THE MORGAN STANLEY OPINION IS DIRECTED TO THE HADCO BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF THE HADCO COMMON STOCK AS OF THE DATE OF SUCH OPINION AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HADCO STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE AT THE HADCO STOCKHOLDER MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MORGAN STANLEY OPINION ATTACHED AS ANNEX IV HERETO. STOCKHOLDERS OF HADCO ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY.

     In arriving at the Morgan Stanley Opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of Hadco and Sanmina;

     - reviewed certain internal financial statements and other financial and operating data concerning Hadco prepared by the management of Hadco;

     - reviewed certain financial projections of Hadco prepared by the management of Hadco;

     - discussed the past and current operations and financial condition and the prospects of Hadco and Sanmina, including certain financial projections, with senior executives of Hadco and Sanmina, respectively;

     - reviewed the pro forma impact of the Merger on Sanmina's earnings per share;

     - discussed potential strategic and operational benefits of the Merger with senior executives of Hadco and Sanmina;

     - reviewed the reported prices and trading activity for the Hadco Common Stock and the Sanmina Common Stock;

     - compared the financial performance of Hadco and Sanmina and the prices and trading activity of the Hadco Common Stock and the Sanmina Common Stock with that of certain other comparable publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of Hadco and Sanmina and their financial and legal advisors;

     - reviewed the Merger Agreement and certain related documents; and

     - considered such other factors as Morgan Stanley has deemed appropriate.

     In arriving at the Morgan Stanley Opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of Hadco and Sanmina. Morgan Stanley relied upon the assessment by the managements of Hadco and Sanmina of their ability to retain key employees of Hadco. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Hadco of Hadco's technologies and products, the timing and risks associated with the integration of Hadco with Sanmina and the validity of, and risks associated with, Hadco's existing and future products and technologies.

     In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Hadco or Sanmina, nor has it been furnished with any such appraisals. The Morgan Stanley Opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the Morgan Stanley Opinion.

     The following is a brief summary of certain analyses performed by Morgan Stanley in connection with its oral opinion and the Morgan Stanley Opinion. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Common Stock Performance. Morgan Stanley's analysis of Hadco's Common Stock performance consisted of an historical analysis of closing prices and trading volumes over the period from April 14, 1999 to April 14, 2000. During that period, based on closing prices on the New York Stock Exchange, Hadco Common Stock achieved a high closing price per share of $68.63 on March 28, 2000 and a low closing price of $25.81 per share on April 20, 1999. Additionally, Morgan Stanley noted that Hadco Common Stock closed at a price of $59.63 per share on April 14, 2000.

     Morgan Stanley's analysis of Sanmina's Common Stock performance consisted of an historical analysis of closing prices and trading volumes over the period from April 14, 1999 to April 14, 2000. During that period, based on closing prices on the Nasdaq National Market, Sanmina Common Stock achieved a high closing price per share of $67.56 on March 31, 2000 and a low closing price of $28.66 per share on April 20, 1999. Additionally, Morgan Stanley noted that Sanmina Common Stock closed at a price of $49.31 per share on April 14, 2000. Based on the closing stock prices of Hadco Common Stock and Sanmina Common Stock as of April 14, 2000, and the exchange ratio, the implied consideration for the Hadco Common Stock was approximately $69 per share.

     Comparative Stock Price Performance. Morgan Stanley performed historical analyses of closing prices of Hadco Common Stock, Sanmina Common Stock, the S&P 500 Index and an equally weighted index of electronics manufacturing services ("EMS") companies consisting of Celestica Inc., Flextronics International Ltd., Jabil Circuits, Inc., SCI Systems, Inc., and Solectron Corporation. Morgan Stanley compared the performance of such companies and indices to the performance of Hadco's Common Stock and Sanmina's Common Stock during such period. Morgan Stanley observed that over the period from April 14, 1999 to April 14, 2000, the EMS company index increased 110.1%, Sanmina's Common Stock increased 44.5%, the S&P 500 increased 2.1%, and Hadco's Common Stock increased 116.8%. Morgan Stanley also observed that over the period from April 14, 1998 to April 14, 2000, the EMS company index increased 314.8%, Sanmina's Common Stock increased 145.8%, the S&P 500 increased 21.6%, and Hadco's Common Stock increased 64.5%.

     Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared certain publicly available financial information of certain EMS companies and certain printed circuit board ("PCB") companies as listed below:

      COMPARABLE EMS COMPANIES                COMPARABLE PCB COMPANIES
      ------------------------                ------------------------
- Celestica Inc.                        - Merix Corporation
- Flextronics International Ltd.        - Tyco International Ltd.
- Jabil Circuit, Inc.
- SCI Systems, Inc.
- Solectron Corporation
- Viasystems Group, Inc.

     While noting that none of the comparable public companies listed above is exactly identical to Hadco or Sanmina, Morgan Stanley compared the financial information of those companies to the financial performance of Hadco and Sanmina. Such information included the stock trading price divided by the 2001 earnings per share ("EPS") estimate adjusted for a calendar year end ("the 2001E price/earnings multiple"). Morgan Stanley also analyzed the 2001E price/earnings multiple divided by the expected long-term EPS growth rate. Both estimates were derived from I/B/E/S International median EPS and long-term growth rate forecasts. The following table presents, as of April 14, 2000, the 2001E price/earnings and 2001E price/earnings/growth multiples for the comparable EMS companies and the comparable PCB companies ranked by decreasing value of 2001E price/earnings multiples:

                                  2001E PRICE/EARNINGS   2001E PRICE/EARNINGS/
COMPANIES                               MULTIPLE            GROWTH MULTIPLE
---------                         --------------------   ---------------------
- Solectron Corporation                  32.3x                   1.1x
- Celestica Inc.                         30.4x                   1.0x
- Jabil Circuit, Inc.                    27.9x                   0.9x
- Sanmina Corporation                    27.3x                   0.9x
- Flextronics International Ltd.         26.4x                   0.9x
- SCI Systems, Inc.                      21.9x                   1.1x
- Merix Corporation                      16.3x                   1.6x
- Hadco Corporation                      16.3x                   0.8x
- Tyco International Ltd.                16.1x                   0.8x
- Viasystems Group, Inc.                 15.3x                   0.8x

     Analysis of Selected Precedent Transactions. Morgan Stanley reviewed a number of related transactions in the EMS and PCB industries that consisted of the following:

ANNOUNCEMENT
    DATE                   ACQUIROR                               ACQUIREE
------------               --------                               --------
  11/22/99     - Flextronics International Ltd.    - The DII Group, Inc.
  10/27/99     - Tyco International Ltd.           - Praegitzer Industries, Inc.
  09/13/99     - Solectron Corporation             - SMART Modular Technologies, Inc.
  08/03/99     - Viasystems Group, Inc.            - Termbray Industries International
                                                     Holdings
  06/01/99     - Tyco International Ltd.           - Sigma Circuits, Inc.
  05/12/99     - Dyson-Kissner-Moran Corporation   - Optek Technology, Inc.
  02/23/99     - First Technology PLC              - Control Devices, Inc.
  11/02/98     - Celestica Inc.                    - International Manufacturing Services,
                                                     Inc.
  09/02/98     - Sanmina Corporation               - Altron Incorporated
  05/19/98     - CACI International, Inc.          - QuesTech Inc.
  07/22/97     - Sanmina Corporation               - Elexsys International, Inc.

     The information analyzed by Morgan Stanley for the precedent transactions included price to estimated next-twelve-months earnings per share multiples, the aggregate value to next-twelve-months earnings before interest, tax, depreciation and amortization ("EBITDA") multiple and the aggregate value to next-twelve-months revenues, based on research analysts' estimates of forward operating performances. The following table represents the mean and median implied multiples and exchange ratio premiums for the selected precedent transactions:

                              IMPLIED
                            OFFER PRICE   IMPLIED AGGREGATE
                             PER SHARE         VALUE /
                              TO NEXT     -----------------          AVERAGE IMPLIED EXCHANGE RATIO PREMIUMS
                              TWELVE        NEXT      NEXT    ------------------------------------------------------
                              MONTHS       TWELVE    TWELVE    30 TRADING DAY     60 TRADING DAY     90 TRADING DAY
                             EARNINGS      MONTHS    MONTHS   AVERAGE PRIOR TO   AVERAGE PRIOR TO   AVERAGE PRIOR TO
                             PER SHARE    REVENUES   EBITDA     ANNOUNCEMENT       ANNOUNCEMENT       ANNOUNCEMENT
                            -----------   --------   ------   ----------------   ----------------   ----------------
Precedent Transactions
  Mean....................     19.3x        1.4x     10.4x          51.0%              50.5%              44.6%
  Median..................     18.2x        1.6x      8.4x          57.0%              55.5%              40.1%
Implied Hadco
  Transaction.............     22.6x        1.1x      7.2x          41.3%              54.3%              55.1%

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hadco or Sanmina, such as the impact of competition on Hadco or Sanmina and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Hadco or Sanmina or the industry or in the financial markets in general. Mathematical analysis such as determining the average or median is not in itself a meaningful method of using comparable transaction data.

     Exchange Ratio Analysis. Morgan Stanley analyzed the ratios of the closing prices of Hadco Common Stock divided by the corresponding prices of Sanmina Common Stock over various periods during the period from April 14, 1999 to April 14, 2000. Morgan Stanley observed the following implied exchange ratios over various periods ending on April 14, 2000 and as of April 14, 2000:

                                                              AVERAGE IMPLIED
PERIOD ENDING APRIL 14, 2000                                  EXCHANGE RATIO
----------------------------                                  ---------------
Prior 1 Year................................................       0.96x
Prior 90 Days...............................................       0.90x
Prior 60 Days...............................................       0.91x
Prior 30 Days...............................................       0.99x
As of 04/14/00..............................................       1.21x

     Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analysis of Hadco to determine a range of present values for the Hadco Common Stock based on financial projections prepared by the management of Hadco. Morgan Stanley calculated the unlevered free cash flow which represents the after-tax operating income of Hadco, excluding any interest income and interest expense, plus depreciation and amortization, plus deferred taxes, plus (or minus) net changes in non-cash working capital and minus capital expenditures. Morgan Stanley calculated terminal values by applying a range of multiples from
6.5 times to 8.5 times EBITDA. The unlevered free cash flows and terminal values were then discounted to present values using a weighted average cost of capital range of 14.5% to 15.5%. Based on this analysis and the assumptions set forth above and using the midpoint of the weighted average cost of capital range, Morgan Stanley calculated per share equity value estimates ranging from approximately $59 to $74, excluding any potential operational benefits to be realized from the Merger.

     Leveraged Buyout Analysis. Morgan Stanley also performed a leveraged buyout analysis of Hadco to determine a range of equity rates of returns for the Hadco Common Stock assuming an acquisition of Hadco Common Stock in a leveraged buyout scenario. Morgan Stanley used financial projections prepared by the management of Hadco for this analysis. Morgan Stanley analyzed the 5-year equity internal rate of return implied by purchasing Hadco Common Stock at a price range of $50 to $65 per share and assuming a total debt to 1999 EBITDA ratio of
4.0 times. An equity internal rate of return of 15% was assumed to be the minimum rate of return required by a potential purchaser. Based on this analysis and the assumptions set forth above, Morgan Stanley calculated, under a leveraged buyout scenario, a Hadco Common Stock per share equity value estimates ranging from approximately $50 to $65, excluding any potential operational benefits to be realized from the Merger.

     Pro Forma Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of Sanmina and Hadco to the combined company. Such analysis included relative contributions, adjusted for leverage, of net revenue, EBITDA, and net income at various projected time periods. The following table presents the implied equity ownership of Hadco based on research analysts' estimates of the calendar years 2000 and 2001 relative contribution of revenues, EBITDA, and net income of Sanmina and Hadco. Morgan Stanley noted that, pro forma for the Merger, Hadco shareholders will own approximately 14% of the combined company.

                                                              IMPLIED HADCO
                                                                 ADJUSTED
                                                               CONTRIBUTION
                                                               TO COMBINED
                                                                 COMPANY
                                                              --------------
                                                              2000E    2001E
                                                              -----    -----
Revenues....................................................   33%      31%
EBITDA......................................................   34%      31%
Net Income..................................................   18%      17%

     These contribution percentages did not take into account any estimates by the managements of Sanmina or Hadco of the synergies or cost savings anticipated from the Merger, nor did they take into account any accounting adjustments or potential changes in capital structure as a result of the Merger.

     Morgan Stanley also analyzed the pro forma contribution analysis adjusted for the expected long-term earnings growth of Hadco and Sanmina. Morgan Stanley analyzed the implied pro forma Hadco and Sanmina ownership splits in 2001, 2003 and 2005 assuming expected earnings per share growth rate ranges of 15% to 20% and 30% to 40% for Hadco and Sanmina, respectively, based on research analysts' estimates for the earnings per share growth of both companies, as shown in the following summary table:

HADCO PRO FORMA OWNERSHIP SPLIT                               2001E    2003E    2005E
-------------------------------                               -----    -----    -----
Range
  High......................................................  17.2%    15.0%    13.1%
  Low.......................................................  16.8%    12.0%     8.4%

     Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the Merger on EPS for Sanmina for the estimated fiscal years 2000 and 2001. The pro forma results were calculated as if the Merger had closed at the beginning of Sanmina's fiscal 2000-year end, and were based on estimated earnings derived from First Call estimates for Hadco and Sanmina. The pro forma analysis also assumed pooling-of-interests accounting treatment and followed U.S. GAAP in deriving EPS estimates. Morgan Stanley noted that, without including synergies, on a U.S. GAAP basis, the Merger would be accretive to Sanmina's earnings per share in fiscal 2000 and fiscal 2001.
                            ------------------------

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all its analyses, would create an incomplete view of the process underlying the Morgan Stanley Opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Hadco or Sanmina.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hadco or Sanmina. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio pursuant to the Merger Agreement and were provided to the Hadco Board of Directors in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which Hadco or Sanmina might actually be sold. In addition, as described above, the Morgan Stanley Opinion was one of the many factors taken into consideration by the Hadco Board of Directors in making its determination to approve the Merger. The exchange ratio pursuant to the Merger Agreement was determined through arm's-length negotiations between Hadco and Sanmina and was approved by the Hadco Board of Directors. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Hadco Board of Directors with respect to the value of Hadco or of whether the Hadco Board of Directors would have been willing to agree to different consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley may continue to provide investment banking services to the combined entity in the future. In the ordinary course of its trading, brokerage and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of Hadco or Sanmina for its account or the account of its customers. Morgan Stanley and its affiliates have in the past provided financial advisory and financing services to Hadco and Sanmina and their affiliates and have received fees for the rendering of such services.

     Pursuant to an engagement letter dated January 7, 2000, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the Merger, and Hadco agreed to pay Morgan Stanley a fee of 0.70% of the aggregate value of the transaction if the Merger is completed. Hadco also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, Hadco has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of Hadco Common Stock for Sanmina Common Stock pursuant to the Merger that are generally applicable to holders of Hadco Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder and current administrative rulings and court decisions, all as of the date hereof. Future legislative, judicial or administrative changes, or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes could be applied retroactively and could affect the tax consequences of the Merger to Sanmina, Merger Sub, Hadco and/or their respective stockholders.

     Hadco stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Hadco stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Hadco Common Stock as capital assets or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, or who hold their shares as a hedge or as part of hedging, straddle, conversion or other risk reduction transactions. In addition, the following discussion does not address the tax consequences of the Merger under state, local or foreign tax laws, or the tax consequences of transactions effected prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of Hadco Common Stock are acquired or shares of Sanmina Common Stock are disposed of. ACCORDINGLY, HADCO STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND TAX REPORTING REQUIREMENTS WITH RESPECT THERETO.

     Neither Sanmina nor Hadco has requested a ruling from the Internal Revenue Service (the "IRS") with respect to the tax consequences of the Merger. Instead, Hadco has received an opinion from its tax counsel, Testa, Hurwitz & Thibeault, LLP, and Sanmina has received an opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that, for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (a "Reorganization"). These opinions will neither bind the IRS or any governmental body nor preclude the IRS or any governmental body from adopting a contrary position. In addition, these opinions are subject to certain assumptions and qualifications and will be based on the continuing truth and accuracy of certain representations made by Sanmina, Merger Sub and Hadco.

     If the Merger qualifies as a Reorganization, then:

     - No gain or loss will be recognized by holders of Hadco Common Stock solely as a result of the exchange of their shares of Hadco Common Stock for shares of Sanmina Common Stock in the Merger (except with respect to cash received instead of fractional shares of Sanmina Common Stock).

     - The aggregate tax basis of Sanmina Common Stock received by Hadco stockholders in the Merger will be the same as the aggregate tax basis of Hadco Common Stock exchanged pursuant to the Merger reduced by the amount of tax basis allocable to fractional shares of Sanmina Common Stock.

     - Cash payments instead of fractional shares will be treated as if a fractional share of Sanmina Common Stock had been actually received in the Merger and then subsequently redeemed by Sanmina. A Hadco stockholder receiving this cash will generally recognize gain or loss upon the payment equal to the difference (if any) between the stockholder's basis in the fractional share and the amount of cash received.

     - The holding period of Sanmina Common Stock received by each Hadco stockholder in the Merger will include the holding period of the Hadco Common Stock surrendered in exchange therefor, provided that the Hadco Common Stock so surrendered is held as a capital asset at the time of the Merger.

     - Hadco stockholders who exercise appraisal rights and receive payment for Hadco Common Stock in cash should generally recognize gain or loss for federal income tax purposes, measured by the difference, if any, between the amount of cash received and their basis in the shares, provided that the payment is not treated as a dividend distribution for tax purposes. An appraisal rights payment to a Hadco stockholder should not be treated as a dividend distribution if, after the payment, the Hadco stockholder owns no shares of Sanmina Common Stock or Hadco Common Stock, actually or constructively.

     - None of Sanmina, Merger Sub or Hadco will recognize any gain or loss solely as a result of the Merger.

     A successful IRS challenge to the reorganization status of the Merger would result in Hadco stockholders recognizing taxable gain or loss with respect to each share of Hadco Common Stock surrendered equal to the difference between the stockholder's basis in the share and the fair market value, as of the Effective Time, of Sanmina Common Stock and any other consideration received in exchange therefor. In this event, the stockholder's aggregate basis in Sanmina Common Stock so received would equal its fair market value, and the stockholder's holding period for the stock would begin the day after the Merger.

     Certain noncorporate stockholders may be subject to backup withholding at a rate of 31% on cash payments received instead of a fractional share interest in Sanmina Common Stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

ANTICIPATED ACCOUNTING TREATMENT

     Sanmina intends to treat the Merger as a pooling of interests for accounting and financial reporting purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of Hadco's Board of Directors for the approval of the Merger Agreement and Merger, you should be aware that some members of Hadco's management and the Hadco Board may have interests in the Merger that are different from, and in addition to, your interests as stockholders of Hadco generally.

     These include:

     - accelerated vesting of stock options;

     - employment arrangements and severance agreements; and

     - indemnification and directors' and officers' liability insurance.

     Other than the Merger Agreement, the transactions contemplated by the Merger Agreement and Sanmina's relationship as a customer of and supplier to Hadco, there are no past, present or proposed contracts, arrangements, understandings, relationships or transactions between Hadco and its affiliates and

Sanmina and its affiliates. However, in discussing the fairness of the Merger to the stockholders of Hadco, the Hadco Board took into account the above interests, which are summarized below.

     Ownership and Voting Stock. Hadco will be the surviving corporation in the Merger, and following the Merger, will be a wholly owned subsidiary of Sanmina. As of the record date for the Hadco special meeting of stockholders to approve the Merger and the Merger Agreement, directors and executive officers of Hadco beneficially owned (i) 938,312 shares of Hadco Common Stock, or approximately 6.8% of the outstanding shares of Hadco Common Stock (excluding any shares issuable upon the exercise of options), for which they will receive the same consideration in connection with the Merger as the other Hadco stockholders, and
(ii) 1,692,492 shares, or approximately 11.6% of the outstanding shares of Hadco Common Stock (including shares issuable upon the exercise of options). As of the record date for the Hadco special meeting, directors and executive officers of Hadco had unvested options for 487,650 shares, the vesting of which will be fully accelerated and all these options will become immediately exercisable as a result of the Merger. The accelerated vesting of options held by directors and executive officers of Hadco will be the same as for Hadco options held by other employees of Hadco. All of Hadco's option and stock plans and all outstanding options to purchase Hadco Common Stock, including options held by directors and executive officers of Hadco, will be assumed by Sanmina. See "The Merger Agreement, the Stockholders Agreement and the Stock Option Agreement -- Merger Consideration -- Stock Options" on page 50. Each of the directors and certain of the executive officers, collectively holders of 860,663 shares of Hadco Common Stock, or approximately 6.2% of the outstanding shares of Hadco Common Stock as of the record date for the Hadco special meeting, has entered into a Stockholders Agreement dated as of April 17, 2000 with Sanmina, the form of which is attached to this proxy statement/prospectus as Annex II. In that agreement, the directors and certain executive officers agreed to vote all shares over which they exercise voting control in favor of approving the Merger and the Merger Agreement.

     Severance Agreements. Mr. Lietz has a Select Executive Agreement with Hadco which provides for the payment of three years of salary and target bonuses, three years of health, life and disability insurance, reimbursement of the cost of tax or financial planning assistance up to a maximum of $1,200 per year and outplacement assistance if his employment is terminated without cause six months prior to or 24 months after the Merger or if Mr. Lietz leaves for Good Reason (as defined in the agreement) during that time. Each of the other executive officers and certain vice presidents of Hadco has an Executive Agreement with Hadco for payment of salary and provision of health, life and disability insurance, each for a period of one year plus one month for each full year of service with Hadco, plus reimbursement of the cost of tax or financial planning assistance up to a maximum of $1,200 per year and outplacement services, if his or her employment is terminated without cause six months prior to or 24 months following the Merger or if the executive leaves for Good Reason (as defined in the agreements) during that time.

     New Severance Agreement. Mr. Lietz has entered into an agreement with Sanmina which provides that following the Effective Time of the Merger, he will be deemed to terminate his employment by reason of his retirement (as such term is used in various option agreements of Mr. Lietz) and with consent and for good reason (as such term is used in Mr. Lietz's Select Executive Agreement). Pursuant to this agreement, Mr. Lietz will receive in a lump sum payment the severance benefits consisting of three years of salary and target bonus to which he is entitled under his Select Executive Agreement, totaling in the aggregate approximately $2.7 million, and the other benefits to which he is entitled under the Select Executive Agreement, and will be able to exercise the majority of his stock options until the ten year anniversary of the date of the grant of each such option and the remainder within 90 days after his employment terminates, in accordance with the terms of his various stock option agreements.

     Executive Employment Agreements. F. Gordon Bitter, Senior Vice President, Chief Financial Officer and Treasurer, Frederick G. McNamee, III, Senior Vice President -- Corporate Development and Strategy, and Patricia Randall, Vice President and General Counsel, of Hadco have each entered into a six-month employment agreement with Sanmina, which provides that the employee will be paid his or her pro-rated incentive amount attributable to Hadco's fiscal year through the Effective Time of the Merger. Each employee will also be paid his or her salary and target bonus, be provided with health, life and disability insurance, and be entitled to reimbursement for the cost of tax and financial planning assistance up to a maximum of $1,200 per year for the period of his or her employment and 18 months thereafter.

     Bonuses. Sanmina has agreed to pay amounts accrued through the closing date of the Merger under Hadco's Fiscal 2000 Management Bonus Plan on the earlier of December 15, 2000 or the date an individual ceases to be an employee of Sanmina. The executive officers of Hadco will be treated no differently than other individuals entitled to a bonus pursuant to the Bonus Plan.

     Indemnification and Insurance. Sanmina has agreed to continue for six years following the Merger all rights to indemnification now existing in favor of any employee, agent, director, officer or fiduciary of Hadco as provided in Hadco's articles of organization, by-laws and any agreements. The Merger Agreement also provides that the articles of organization and bylaws of the surviving corporation will contain the provisions with respect to exculpation from liability contained in the articles of organization and bylaws of Hadco on the date of the Merger Agreement, which provisions may not be amended, repealed or otherwise modified for a period of six years after the Effective Time of the Merger in any manner that would adversely affect the rights thereunder of any indemnified party.

     In addition, during the period ending six years after the Effective Time of the Merger, Sanmina also has agreed, to the fullest extent permitted under applicable law, to indemnify and hold harmless each indemnified party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (a) any action or omission, or alleged action or omission, in his or her capacity as a director, officer, employee, agent or fiduciary of Hadco or any of its subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the Effective Time), or (b) the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

     Subject to certain limitations, Sanmina also agreed to obtain (but not to the extent the cost exceeds 150% of current premium costs) directors' and officers' liability insurance coverage at substantially equivalent levels of coverage as currently in effect under Hadco's existing directors' and officers' liability insurance as to any claims made during such six year period following the Effective Time.

RESALE OF SANMINA COMMON STOCK

     The Sanmina Common Stock issued in connection with the Merger will be transferable under the Securities Act of 1933, as amended (the "Securities Act") except for shares issued to any Hadco stockholder who may be deemed to be an affiliate of Hadco (an "Affiliate") for purposes of Rule 145 under the Securities Act. An Affiliate is defined generally as including directors and executive officers of, and certain other persons who control, a company. Hadco has agreed to use its reasonable efforts to cause each Affiliate to deliver to Sanmina on or prior to the closing date, a written agreement (an "Affiliate Agreement") providing, among other things, that such Affiliate will not transfer any Sanmina Common Stock received in connection with the Merger, except in compliance with the Securities Act, and the Merger Agreement provides that Sanmina's obligation to consummate the Merger is subject to Sanmina receiving such Affiliate Agreements from the Affiliates.

                THE MERGER AGREEMENT, THE STOCKHOLDERS AGREEMENT
                         AND THE STOCK OPTION AGREEMENT

     The following description summarizes the material provisions of the Merger Agreement, the Stockholders Agreement and the Stock Option Agreement and is qualified in its entirety by reference to these documents. Stockholders should carefully read the Merger Agreement, the Stockholders Agreement, and the Stock Option Agreement which are attached, respectively, as Annexes I, II and III to this proxy statement/prospectus.

THE MERGER AGREEMENT

     EFFECT OF MERGER. Following the approval of the Merger Agreement and Merger by the stockholders of Hadco and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into Hadco (with Hadco being the surviving corporation). The Merger will become effective at such time as articles of merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts, or at such other time as Hadco and Sanmina shall agree should be specified in the articles of merger. The Merger Agreement provides that the articles of organization of Merger Sub as in effect immediately prior to the Effective Time will be the articles of organization of the surviving corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the surviving corporation will be changed to be "Hadco Corporation" in such articles of organization. The Merger Agreement also provides that the bylaws of Merger Sub as in effect immediately prior to the Effective Time will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Merger Sub immediately prior to the completion of the Merger will become the directors of the surviving corporation until their respective successors have been duly elected and qualified or until their earlier resignation or removal. The officers of Hadco immediately prior to the completion of the Merger will be the officers of the surviving corporation until their respective successors have been duly appointed and qualified or until their earlier resignation or removal.

     MERGER CONSIDERATION

        Common Stock. At the Effective Time, each issued and outstanding share of Hadco Common Stock, other than shares owned by Sanmina, Merger Sub, any of their subsidiaries or Hadco, and other than dissenting shares, will be converted into 1.40 shares of Sanmina Common Stock. If the average last reported sale price of Sanmina Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the special meeting is, however, less than $40.00, then Hadco will have the right to terminate the Merger Agreement. In that event, however, Sanmina has the right, but not the obligation, to complete the Merger by increasing the exchange ratio to equal $56.00 divided by the average last reported sale price of Sanmina Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the special meeting, assuming all other closing conditions have been satisfied. At the Effective Time, all shares of Hadco Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any shares of Hadco Common Stock will cease to have any rights as to these shares, except the right to receive shares of Sanmina Common Stock and any cash instead of fractional shares of Sanmina Common Stock. Any shares of Hadco Common Stock owned by Sanmina, Merger Sub, any of their subsidiaries or Hadco will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     Shares of Hadco Common Stock held by a stockholder who has demanded appraisal rights in compliance with the provisions of the MBCL will not be converted into the right to receive the shares of Sanmina Common Stock otherwise issuable in exchange for these shares of Hadco Common Stock unless the stockholder withdraws or fails to perfect the demand. Instead, the stockholder who perfects appraisal rights will receive payment of the appraised value of the dissenting shares in accordance with the MBCL. For further discussion of stockholder appraisal rights, see "Other Matters -- Rights of Dissenting Stockholders" on page 58.

     As of April 25, 2000, an aggregate of 13,834,388 shares of Hadco Common Stock and options to purchase an aggregate of 1,718,005 shares of Hadco Common Stock were outstanding. Based upon the number of shares of Sanmina Common Stock issued and outstanding on April 25, 2000, and after giving effect to the Sanmina Common Stock that is expected to be issued in the Merger, assuming an Exchange Ratio of 1.40, the former holders of Hadco Common Stock would hold and have voting power with respect to approximately 13.1% of Sanmina's issued and outstanding shares. These numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either Sanmina or Hadco subsequent to April 25, 2000 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of Sanmina or Hadco at the Effective Time or of Sanmina at any time following the Effective Time.

        Stock Options. Hadco's stock option and stock plans (the "Stock Option Plans") provide for the acceleration of each unvested option to purchase shares of Hadco Common Stock ("Hadco Options") and the lapse of all restrictions on restricted shares of Hadco Common Stock issued under the Stock Option Plans upon a change of control such as the Merger. At the Effective Time, the Stock Option Plans and Hadco's obligations with respect to each Hadco Option under the Stock Option Plans will be assumed by Sanmina. Accordingly, each Hadco Option assumed by Sanmina will remain fully vested and continue to have and will be subject to the same terms and conditions set forth in the Stock Option Plans and the documents governing the outstanding Hadco Option as in effect immediately prior to the Effective Time. Further, each Hadco Option outstanding at the Effective Time will, by virtue of the Merger, become an option to acquire, on substantially the same terms and conditions as were applicable under the Hadco Option, the same number of shares of Sanmina Common Stock as the holder of each Hadco Option would have been entitled to receive pursuant to the Merger had the holder exercised the Hadco Option in full immediately prior to the Effective Time. The exercise price per share of the new Sanmina option will be equal to the exercise price of the Hadco Option at which the Hadco Option was exercisable immediately prior to the Effective Time divided by the exchange ratio.

        Employee Stock Purchase Plan and Retirement Plan. Hadco has agreed to take the actions necessary to cause the Purchase Date (as that term is used in Hadco's Employee Stock Purchase Plan of November 17, 1997 (the "Employee Stock Purchase Plan")) applicable to the then current Offering (as that term is used in the Employee Stock Purchase Plan) to be the last trading day on which the shares of Hadco Common Stock are traded on the New York Stock Exchange immediately prior to the Effective Time (the "Final Hadco Purchase Date"). On the Final Hadco Purchase Date, Hadco will apply the funds credited as of that date under the Employee Stock Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Hadco Common Stock in accordance with the terms of the Employee Stock Purchase Plan. Employees of Hadco as of the Effective Time will be permitted to participate in the employee stock purchase plan of Sanmina commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of the plan (with employees of Hadco receiving credit, for purposes of such eligibility provisions, for service with Hadco). Following the Effective Time, Sanmina will assume the obligations under Hadco's Retirement Plan, as amended to date.

        Benefit Plans. Sanmina has agreed to assume and honor Hadco's obligations under all disclosed employment, severance, consulting and other compensation contracts, arrangements and understandings, and will ensure that all Hadco employees are allowed to participate in Sanmina's employee benefit plans following the Merger, with credit given for each employee's prior service with Hadco. Sanmina has also agreed to pay amounts accrued through the closing date of the Merger under Hadco's Fiscal 2000 Management Bonus Plan on the earlier of December 15, 2000 or the date an individual ceases to be an employee of Sanmina.

     EXCHANGE AGENT AND EXCHANGE PROCEDURES. The Merger Agreement requires Sanmina to deposit as of the Effective Time, with Norwest Bank Minnesota, N.A. (the "Exchange Agent"), for the benefit of the holders of shares of Hadco Common Stock, certificates representing the shares of Sanmina Common Stock issuable in exchange for Hadco Common Stock. After the Effective Time, the Exchange Agent will mail to each Hadco stockholder (i) a letter of transmittal and (ii) instructions for surrendering the Hadco stock certificates in exchange for Sanmina stock certificates and cash instead of any fractional shares. Upon surrender of a Hadco stock certificate for cancellation to the Exchange Agent, together with the letter of transmittal, and any other documents as may reasonably be required, the holder of each Hadco stock certificate will be entitled to receive a certificate representing that number of whole shares of Sanmina Common Stock which the holder has the right to receive pursuant to the Merger Agreement and cash instead of fractional shares of Sanmina Common Stock to which the holder is entitled.

     HADCO STOCKHOLDERS SHOULD NOT FORWARD HADCO STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED FORMS OF LETTERS OF TRANSMITTAL. HADCO STOCKHOLDERS SHOULD NOT RETURN HADCO STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     No certificates or scrip representing fractional shares of Sanmina Common Stock will be issued upon the surrender for exchange of Hadco stock certificates. Each holder of shares of Hadco Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Sanmina Common Stock will instead receive cash in an amount equal to that fraction of a share of Sanmina Common Stock multiplied by the per share closing price of Sanmina Common Stock at the Effective Time.

     REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains customary representations and warranties, including those relating to:

     - corporate organization and related corporate matters of Sanmina and Hadco;

     - subsidiaries of Sanmina and Hadco;

     - the capital structure of Sanmina and Hadco;

     - authorization of the Merger Agreement, the Stock Option Agreement and related matters by Sanmina and Hadco, and the Stockholders Agreement by Sanmina;

     - the accuracy of information contained in documents filed by each of Sanmina and Hadco with the SEC and the absence of undisclosed liabilities;

     - the accuracy of information supplied by each of Sanmina and Hadco in connection with this proxy statement/prospectus and the related registration statement;

     - absence of material changes or events concerning Sanmina or Hadco not previously disclosed in documents filed by Sanmina or Hadco with the SEC;

     - litigation of Sanmina and Hadco;

     - contracts of Sanmina and Hadco;

     - compliance with applicable laws, including environmental laws, by Sanmina and Hadco;

     - compliance with applicable labor laws by Sanmina and Hadco and other matters relating to labor relations;

     - existing benefit plans of Sanmina and Hadco;

     - matters relating to compliance with the Employee Retirement Income Security Act by Sanmina and Hadco;

     - filing of tax returns and payment of taxes by Sanmina and Hadco;

     - the absence of "excess parachute payments;"

     - title to properties of Sanmina and Hadco;

     - intellectual property matters of Sanmina and Hadco;

     - required stockholder vote of Hadco;

     - satisfaction or inapplicability of requirements of certain state takeover statutes as to Hadco;

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisors by Sanmina and Hadco;

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

     - receipt of a fairness opinion by Hadco from its financial advisor;

     - the treatment of the Merger as a pooling of interests and a tax-free reorganization;

     - the inapplicability of Hadco's rights agreement or "poison pill" to the Merger; and

     - interim operations of the Merger Sub.

     The representations and warranties in the Merger Agreement are complicated and not easily summarized. You are urged to carefully read Article III of the Merger Agreement entitled "Representations and Warranties."

     CONDUCT OF BUSINESS PENDING THE MERGER. Under the Merger Agreement, Sanmina and Hadco have agreed that, prior to the Effective Time of the Merger, each will use commercially reasonable efforts to preserve in all material respects its business organization and will conduct its operations in the ordinary and usual course of business consistent with past practice. In addition, Sanmina and Hadco have agreed that until the completion of the Merger or unless the other party consents, Sanmina and Hadco will each conduct their business in accordance with specific restrictions relating to the following:

     - the issuance of dividends and other distributions;

     - the issuance and redemption of securities;

     - amendment of the bylaws of Sanmina or Hadco, or certificate of incorporation of Sanmina, or articles of organization of Hadco;

     - the acquisition of assets or other entities;

     - the disposition of properties or assets;

     - the incurrence of indebtedness, in the case of Hadco;

     - capital expenditures, in the case of Hadco;

     - settlement of litigation, claims or disputes;

     - modification or termination of significant contracts or agreements, in the case of Hadco;

     - entering into agreements relating to the distribution, sale, license or marketing by third parties of Hadco's products;

     - various labor issues and employee benefits, in the case of Hadco;

     - the formation of a subsidiary of Hadco;

     - accounting principles or practices, in the case of Hadco; and

     - allowing Sanmina or any of its subsidiaries to be acquired.

     NO SOLICITATION. The Merger Agreement provides that Hadco will not, nor will it authorize or permit any of its directors, officers or employees or any investment banker, attorney, or other representative or agent of it or any of its subsidiaries to, directly or indirectly:

     - solicit, initiate or knowingly encourage any Takeover Proposals, as described below; or

     - participate in any discussions or negotiations, or furnish any nonpublic information, or take any other action to knowingly facilitate the making of any Takeover Proposal.

     However, if the Hadco Board determines in good faith, after consultation with its outside legal advisors, that the action is necessary in order to comply with its fiduciary duties under applicable law, Hadco may, in response to a Superior Proposal, as described below, which was not solicited by it, subject to providing prior oral and written notice to Sanmina of any request for nonpublic information or of any Takeover Proposal:

     - furnish information about Hadco under a customary and reasonable confidentiality agreement to any person making a Superior Proposal;

     - participate in negotiations regarding such Superior Proposal; and

     - take any other actions that are consistent with the Hadco Board's fiduciary duties.

     The Merger Agreement provides that:

     - the term "Takeover Proposal" means any inquiry, proposal, solicitation of interest or offer relating to any direct or indirect acquisition or purchase of a substantial amount of assets of Hadco or at least a 20% interest in Hadco's total voting securities or any tender offer or exchange offer that if completed would result in any person beneficially owning 20% or more of any class of equity securities of Hadco or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Hadco; and

     - the term "Superior Proposal" means any bona fide proposal made by a third party to acquire (whether by merger, consolidation, tender offer or otherwise), directly or indirectly, more than 50% of the voting power of the Hadco Common Stock or all or substantially all of Hadco's assets and otherwise on terms which the Hadco Board determines, in good faith, after consultation with a financial advisor of nationally recognized reputation, to be more favorable to Hadco stockholders than the Merger and for which financing, to the extent required, is then committed, or which in the good faith judgment of the Hadco Board is capable of being obtained.

     Except as expressly permitted by the Merger Agreement, neither the Hadco Board nor any committee of the Board will:

     - withdraw or modify, or propose to withdraw or modify, in a manner adverse to Sanmina, the approval or recommendation by the Hadco Board or such committee of the Merger or the Merger Agreement;

     - approve or recommend, or propose to approve or recommend, any Takeover Proposal; or

     - cause Hadco to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal.

     However, the Hadco Board of Directors may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, approve or recommend any Superior Proposal, and/or terminate the Merger Agreement, but only if:

     - the Hadco Board determines in good faith, after consultation with its outside legal advisors, that it is necessary to comply with its fiduciary duties to its stockholders; and

     - Hadco has given to Sanmina three business days prior written notice advising Sanmina that Hadco has received a Superior Proposal and specifying the identity of the person making the Superior Proposal and the material terms of the Superior Proposal.

     Under the Merger Agreement, Hadco has also agreed to promptly advise Sanmina orally and in writing of any request for nonpublic information which Hadco reasonably believes could lead to a Takeover Proposal, of any Takeover Proposal submitted to Hadco or any inquiry with respect to or which Hadco reasonably believes could lead to any Takeover Proposal, and the material terms and conditions of such request, Takeover Proposal or inquiry.

     EXPENSES AND TERMINATION FEES. Whether or not the Merger is completed, all fees and expenses incurred in connection with the Merger and the Merger Agreement will be paid by the party incurring the fees or expenses, except that Sanmina and Hadco will share equally the expenses incurred in connection with printing and mailing this proxy statement/prospectus and the registration statement of which it is a part.

     Hadco will pay Sanmina a termination fee of $23.87 million if Hadco terminates the Merger Agreement because the Hadco Board determines that as a result of the receipt of a Superior Proposal, it is necessary for the Hadco Board to terminate the Merger Agreement to comply with its fiduciary duties. In addition, if at the time the Merger Agreement is terminated by any party due to:

     - the failure of the Merger to be completed by September 30, 2000, or November 15, 2000 due to a legal restraint or prohibition or upon a failure to attain regulatory approval, if Hadco has failed to hold the special meeting in breach of its obligations under the Merger Agreement;

     - the failure to obtain approval from Hadco's stockholders; or

     - the withdrawal or modification in a manner adverse to Sanmina of the approval or recommendation of the Merger or Merger Agreement by the Hadco Board, or the Hadco Board's failure to reconfirm its recommendation after a request by Sanmina following a Takeover Proposal, or the Hadco Board's approval or recommendation of a Takeover Proposal, and in each such case a Takeover Proposal has been publicly announced and not publicly withdrawn, and during the 12 month period following the termination of the Merger Agreement, Hadco either completes a Company Acquisition or enters into a written acquisition agreement providing for a Company Acquisition (that is later completed during or after the 12 month period), as described below, then Hadco will pay Sanmina a $23.87 million termination fee upon the completion of that Company Acquisition.

A "Company Acquisition" is defined as any transaction or series of related transactions involving:

     - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Hadco pursuant to which the stockholders of Hadco immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving entity;

     - a sale by Hadco of assets representing in excess of 40% of the fair market value of Hadco's business immediately prior to such sale; or

     - the acquisition by any person or group, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of Hadco.

     In addition, if the Merger is not completed due to the willful and intentional acts of Sanmina which are in contravention of the Merger Agreement, Sanmina will pay a termination fee of $23.87 million to Hadco no later than two days after termination of the Merger Agreement.

     CONDITIONS TO COMPLETION OF THE MERGER. The closing of the Merger will take place no later than the second business day following satisfaction or waiver of the conditions described in the Merger Agreement or such other date as is agreed to in writing by the parties. Each party's obligation to complete the Merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

     - the approval of the Merger Agreement by the holders of two-thirds of all outstanding shares of Hadco Common Stock;

     - approval of the shares of Sanmina Common Stock issuable to Hadco stockholders in the Merger and under the Stock Option Plans and Employee Stock Purchase Plan for listing on the Nasdaq National Market, subject to official notice of issuance;

     - the expiration or termination of the waiting period (or any extension) required under the Hart-Scott-Rodino Act;

     - no temporary restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect that would prevent the completion of the Merger;

     - Hadco having received from Arthur Andersen LLP, independent public accountants for Hadco, a letter to the effect that Arthur Andersen LLP concurs with Hadco management's conclusion that Hadco meets the applicable specific criteria for a pooling of interests in accordance with generally accepted accounting principles, as such criteria relate only to Hadco (and not to Sanmina) and Sanmina having received from Arthur Andersen LLP, independent public accountants for Sanmina, a letter to the effect that Arthur Andersen LLP concurs with Sanmina management's conclusion that Sanmina meets the applicable specific criteria for a pooling of interests in accordance with generally accepted accounting principles, as such criteria relate only to Sanmina (and not to Hadco); and

     - the effectiveness of the registration statement on Form S-4 under the Securities Act.

     In addition, each party's obligation to complete the Merger is further subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other party set forth in the Merger Agreement being true and correct as of the closing date of the Merger except where the failure to be true and correct would not have a material adverse effect;

     - the other party to the Merger Agreement having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or before the closing date of the Merger;

     - the receipt of executed Affiliate Agreements from affiliates of the other party for purposes of qualifying the Merger for pooling of interests accounting treatment;

     - in the case of Hadco, Sanmina having received from Wilson Sonsini Goodrich & Rosati, its counsel, and Hadco having received from Testa, Hurwitz & Thibeault, LLP, its counsel, an opinion in form and substance satisfactory to the other party;

     - in the case of Sanmina, the absence of any pending suit or proceeding by a governmental entity seeking to prohibit or materially limit Sanmina's ownership, control or operation of Hadco, or any material portion of any business or assets of Hadco, or to compel Hadco or Sanmina to dispose of any material portion of any business or assets of Hadco or Sanmina as a result of the Merger;

     - in the case of Hadco, the average last reported sale price of Sanmina Common Stock for the 20 trading days ending on the third trading day prior to the special meeting being not less than $40.00, or if less than $40.00, Sanmina has not increased the exchange ratio to an amount equal to $56.00 divided by the average last reported sale price of Sanmina Common Stock over the 20 trading days ending on the third trading day prior to the special meeting; and

     - the absence of any material adverse change in the other party from April 17, 2000 until the date on which the Merger is completed or, if one has occurred, it having been cured.

     Neither Hadco nor Sanmina can assure you that all of the conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. Hadco cannot now determine whether it would resolicit proxies if it decides to waive any of the conditions to closing the Merger listed above. This decision would depend upon the facts and circumstances leading to Hadco's decision to complete the Merger and whether Hadco believes there has been a material change in the terms of the Merger and its effect on Hadco stockholders. In making its determination, Hadco would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the Merger, whether the requirement being waived was necessary in order to make the deal fair to the stockholders from a financial point of view, the availability of alternative transactions and the prospects of Hadco as an independent entity. If Hadco determines that a waiver of a closing condition would materially change the terms of the Merger, including the expected qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, it will resolicit proxies.

     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger Agreement and Merger by the stockholders of Hadco as follows:

     - Sanmina, Hadco and the Merger Sub may jointly agree to terminate the Merger Agreement at any time without completing the Merger.

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

     - Either Sanmina or Hadco may terminate the Merger Agreement if:

        -- Sanmina and Hadco do not complete the Merger by September 30, 2000, or November 15, 2000 if the principal reason the Merger cannot be completed is a result of a legal restraint or prohibition or an inability to obtain governmental regulatory clearance;

        -- a temporary restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition is in effect which prevents the completion of the Merger;

        -- the holders of a two-thirds of the outstanding shares of Hadco Common
           Stock do not approve the Merger Agreement and Merger;

        -- the Hadco Board receives a Superior Proposal, and it in good faith determines, after consultation with its outside legal advisors, that failure to accept that Superior Proposal would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to its stockholders; or

        -- the other party breached in any material respect any of its representations, warranties or obligations under the Merger Agreement and has not cured the breach within 45 days of delivery of notice.

     - Sanmina may also terminate the Merger Agreement if the Hadco Board withdraws or modifies its approval or recommendation of the Merger or Merger Agreement in a manner adverse to Sanmina, or fails to reconfirm its recommendation upon request by Sanmina following a Takeover Proposal, or approves or recommends any Takeover Proposal; or

     - Hadco may also terminate the Merger Agreement if the average last reported sale price of Sanmina for the 20 trading days ending on the third trading day prior to the special meeting is less than $40.00 and Sanmina has not increased the exchange ratio to an amount equal to $56.00 divided by the average last reported sale price of Sanmina Common Stock over the 20 trading days ending on the third trading day prior to the special meeting;

     AMENDMENT, EXTENSION AND WAIVER. The Merger Agreement may, by mutual agreement, be amended by the parties in writing at any time, except that after the Merger Agreement has been approved by the stockholders of Hadco, no amendment may be entered into which requires further approval by the stockholders without the consent of the stockholders. In addition, at any time prior to the completion of the Merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the Merger Agreement, waive inaccuracies in representations and warranties of any other party contained in the Merger Agreement or in any related document and, except as provided in the preceding sentence, waive compliance by any other party with any agreements or conditions in the Merger Agreement.

THE STOCKHOLDERS AGREEMENT

     Sanmina entered into the Stockholders Agreement dated as of April 17, 2000 with all the directors and certain executive officers of Hadco (in their capacities as stockholders) (the "Stockholder Parties"). Together, the Stockholder Parties held as of the record date 860,663 shares of Hadco Common Stock (approximately 6.2% of the outstanding shares). The general effect of the Stockholders Agreement is to increase the likelihood that stockholder approval will be obtained and may discourage third parties who are interested in acquiring a significant ownership interest in Hadco.

     Pursuant to the terms of the Stockholders Agreement, each Stockholder Party has agreed to vote, at the special meeting or any adjournment of the meeting, his shares of Hadco Common Stock (together, the "Subject Shares") in favor of approval of the Merger Agreement.

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

     Under the Stockholders Agreement, each Stockholder Party has agreed not to:

     - deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to a voting agreement inconsistent with the Stockholders Agreement; or

     - sell, assign, pledge, transfer or otherwise dispose of or grant any proxies with respect to any of the Subject Shares.

     The Stockholders Agreement will terminate on the earlier of:

     - the completion of the Merger;

     - the date upon which the Merger Agreement is terminated in accordance with its terms; or

     - September 30, 2000, or November 15, 2000 if the principal reason the Merger cannot be completed is a legal restraint or prohibition or an inability to obtain governmental regulatory clearance.

THE STOCK OPTION AGREEMENT

     Hadco entered into a Stock Option Agreement with Sanmina as of April 17, 2000. The Stock Option Agreement grants Sanmina the option to buy 2,752,351 shares of Hadco Common Stock at an exercise price of $69.0375 per share. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment for changes in capitalization. Based on the number of shares of Hadco Common Stock outstanding on April 17, 2000, the option would be exercisable for approximately 19.9% of the outstanding shares of Hadco Common Stock.

     The option is intended to increase the likelihood that the Merger will be completed. If the option becomes exercisable, Hadco would not be able to account for future mergers or acquisition transactions under the pooling of interests accounting method for up to two years. Consequently, this may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in Hadco or its assets before the completion of the Merger.

     Sanmina may exercise the option at any time after the date on which Sanmina first has the right to receive the termination fee.

     The option will terminate and no longer be exercisable upon the earliest to occur of any of the following:

     - the Effective Time;

     - twelve months after the date on which Sanmina first has the right to receive the termination fee; or

     - the termination of the Merger Agreement in accordance with its terms prior to the date on which Sanmina first has the right to receive the termination fee.

     Upon the occurrence of events set forth in the Stock Option Agreement, Hadco has the right to repurchase the option or the shares issued upon exercise of the option for Sanmina's purchase price. Pursuant to the terms of the Stock Option Agreement, if Hadco calls a stockholder meeting to vote on an acquisition agreement or a merger for a Superior Proposal, Sanmina will vote all the shares of Hadco Common Stock that it acquired pursuant to the option and still holds as of the record date for the stockholder meeting in the same proportions as the votes cast on the acquisition agreement or merger by all other Hadco stockholders. In addition, the Stock Option Agreement grants registration rights to Sanmina with respect to the shares of Hadco Common Stock represented by the option.

     Under the Stock Option Agreement, Sanmina is required to refund to Hadco profits made on the sale of the shares issued to Sanmina upon exercise of the option.

                                 OTHER MATTERS

GOVERNMENTAL AND REGULATORY MATTERS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. Sanmina and Hadco each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger on April 28, 2000. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Hadco by Sanmina, in whole or in part, or the divestiture of substantial assets of Sanmina, Hadco or their respective subsidiaries. State Attorneys General and private parties may also bring legal actions under federal or state antitrust laws in certain circumstances. Based on an examination of information available to Sanmina and Hadco relating to the businesses in which Sanmina, Hadco and their respective subsidiaries are engaged, Sanmina and Hadco believe that the consummation of the Merger will not violate the antitrust laws. However, a challenge to the Merger on antitrust grounds may be made, and if made, we cannot assure you what the result will be.

     Sanmina and Hadco do not believe that any other material U.S. governmental approvals or actions will be required for consummation of the Merger, although certain foreign governmental approvals are required. See "The Merger Agreement, The Stockholders Agreement And The Stock Option Agreement -- The Merger Agreement -- Conditions to Completion of the Merger" on page 54.

RIGHTS OF DISSENTING STOCKHOLDERS

     If the Merger becomes effective, a stockholder of Hadco who does not vote in favor of the Merger and who follows the procedures prescribed under the MBCL may require Hadco (as it exists after the Effective Time as the surviving corporation) to pay the fair value, determined as provided under the MBCL, for the dissenting shares held by the stockholder. The following is a summary of certain features of the relevant Massachusetts law, the statutory provisions of which are set forth in full and attached to this proxy statement/prospectus as Annex V. In order to exercise these statutory appraisal rights, strict adherence to the statutory provisions is required, and each stockholder who may desire to exercise such rights should carefully review and adhere to these provisions. The following summary is qualified in its entirety by reference to the applicable Sections of Chapter 156B of the MBCL.

     A dissenting stockholder of Hadco who desires to pursue appraisal rights must adhere to the following procedures: (i) file a written objection to the Merger with Hadco before the taking of the stockholders' vote on approval of the Merger Agreement and the Merger, stating the intention of the stockholder to demand payment for shares owned by the stockholder if the Merger Agreement and the Merger is approved and the Merger is consummated; (ii) shares owned by the stockholder must not be voted in favor of the Merger Agreement and the Merger; and (iii) within twenty days of the date of mailing of a notice by Hadco (as it exists after the Effective Time) to objecting stockholders that the Merger has become effective, make written demand to Hadco (as it exists after the Effective
Time) for payment for the stockholder's shares. The written objection should be delivered for said stockholder's shares to Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079, Attention: Chief Financial Officer. It is recommended that this objection and this demand be sent by registered or certified mail, return receipt requested.

     A dissenting stockholder who files the required written objection with Hadco prior to the stockholder vote need not vote against the Merger Agreement and the Merger. However, a vote in favor of the Merger Agreement and the Merger will constitute a waiver of the stockholder's statutory appraisal rights. Stockholders should note that returning a properly signed proxy card that abstains or does not indicate a vote on approval of the Merger Agreement and the Merger will constitute a vote in favor of the Merger Agreement and the Merger. A vote against the Merger Agreement and the Merger does not, alone, constitute a written objection. Under the applicable

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statutory provisions, notice that the Merger has become effective will be sent to each objecting stockholder of Hadco within ten days after the date on which the Merger becomes effective.

     The value of the Hadco Common Stock will be determined initially by Hadco (as it exists after the Effective Time) and the dissenting stockholder. If, during the period of thirty days after the expiration of the period during which the demand for payment may be made, Hadco (as it exists after the Effective
Time) and the stockholder fail to agree on an appraisal value, either of them may file a bill in equity in the Superior Court of Suffolk County, Massachusetts asking that the court determine the value of the Hadco Common Stock of all objecting stockholders. The bill in equity must be filed within four months after the date of expiration of the above thirty-day period. After a hearing, the court will enter a decree determining the fair value of the Hadco Common Stock and will order Hadco (as it exists after the Effective Time) to make payment of that value, with interest, if any, to the stockholders entitled to said payment, upon transfer by them to Hadco (as it exists after the Effective
Time) of the certificate or certificates representing the Hadco Common Stock held by those stockholders. Hadco and Sanmina have made no decision whether or not the surviving company would file such a bill in equity in Superior Court if no agreement on value is reached. If it does not, any dissenting stockholder with whom agreement has not been reached will likely be required to incur the expense of initiating the proceeding.

     For appraisal proceeding purposes, value is determined as of the day before the approval of the Merger Agreement by Hadco stockholders, excluding any element of value arising from the expectation or accomplishment of the Merger.

     If a stockholder withdraws his or her demand for appraisal or fails to establish entitlement to appraisal rights under the MBCL, the stockholder will forfeit the right to appraisal and his or her dissenting shares will be deemed to have been converted into the right to receive shares of Sanmina Common Stock as of the Effective Time (without interest or entitlement to the payment of dividends or other distributions unless payable to stockholders of record at a date prior to the date the dissenting stockholder exercises appraisal rights).

     Under Massachusetts statutory law, procedures relating to dissenters' rights are stated to be the exclusive remedy available to a stockholder objecting to the Merger except upon the grounds that the Merger will be or is illegal or fraudulent as to the stockholder. However, under Massachusetts case law, dissenting stockholders may not be limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

     The law pertaining to the statutory appraisal remedy also contains provisions regarding costs, dividends on dissenting shares, rights under dissenting shares prior to purchase, discontinuance of dissenters' rights, and certain miscellaneous matters. See Annex V.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF HADCO AND SANMINA

     General. At the Effective Time, the stockholders of Hadco who do not perfect and exercise their statutory dissenters' rights will become stockholders of Sanmina. As stockholders of Sanmina, their rights will be governed by the Delaware General Corporation Law and Sanmina's Certificate of Incorporation ("Certificate") and Bylaws, which differ in certain respects from Hadco's Articles of Organization ("Articles") and Bylaws. The material differences are summarized below. This summary is qualified in its entirety by reference to the Massachusetts General Laws, the Articles and Bylaws of Hadco and the Certificate and Bylaws of Sanmina.

     Authorized Capital. Hadco's authorized capital stock consists of 50,000,000 shares of common stock, par value $0.05 per share. At April 25, 2000 there were 13,834,388 shares of common stock issued, of which no shares were held in the treasury. Holders of Hadco Common Stock are entitled to one vote for each share and to receive such dividends as may from time to time be declared by the Hadco Board out of funds legally available for this purpose. Upon dissolution of Hadco or any distribution of its assets, and in accordance with the relevant provisions of the MBCL, the holders of Hadco Common Stock are entitled to all assets of Hadco available for distribution to stockholders after the satisfaction of all known creditors' claims against Hadco.

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

The holders of Hadco Common Stock have no preemptive rights to purchase shares of Hadco. The authorized capital stock of Sanmina is set forth under "Description of Sanmina Capital Stock" on page 63.

     Stockholder Rights Plan. On August 22, 1995, the Hadco Board adopted a Stockholder Rights Plan (the "Rights Plan") under which common stock purchase rights (the "Rights") were distributed as a Rights dividend on September 11, 1995 at the rate of one Right for each share of Hadco Common Stock held as of the close of business on that date.

     The Rights Plan is designed to prevent an acquiror from gaining control of Hadco without offering a fair price to all of Hadco's stockholders. The Rights Plan was not adopted by the Hadco Board in response to any specific offer or threat, but rather was intended to protect the interests of stockholders if Hadco was confronted with hostile takeover activities in the future.

     The Hadco Board has amended the Rights Plan to make it inapplicable to the Merger. Sanmina does not have a stockholder rights plan.

     Directors. Hadco does not have a classified board of directors, and the entire Hadco Board is elected at each year's annual meeting of stockholders. Sanmina does not have a classified board of directors, and the entire Sanmina Board is elected at each year's annual meeting of stockholders.

     Indemnification and Limitation of Liability. Section 145 of the DGCL generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in connection with a derivative action and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements incurred in connection with a third-party action provided that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation (and, with respect to any third-party criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful). Indemnification under Section 145 is not exclusive of any other rights to which those persons seeking indemnification may be entitled.

     Massachusetts law similarly permits indemnification of directors, officers, employees and agents of a corporation, except that no indemnification can be provided for any person for any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan. Indemnification permitted by statute does not limit any rights of indemnification existing independently of the statute.

     Delaware law requires indemnification when the individual being indemnified has successfully defended the action on the merits or otherwise. Massachusetts law merely permits indemnification to the extent authorized in the corporation's articles of organization or its by-laws or as set forth in a vote of stockholders.

     Expenses incurred by an indemnified person in defending an action may be paid in advance under Delaware and Massachusetts law if the person undertakes to repay those amounts should it be determined ultimately that he or she is not entitled to indemnification. In addition, both Delaware and Massachusetts law permit a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     Both Delaware and Massachusetts corporations may include in their corporate charters a provision eliminating or limiting the liability of a director in certain circumstances to the corporation or its stockholders for monetary damages for a breach of certain fiduciary duties as a director regardless of any provision of law imposing that liability. Both the Hadco Articles and the Sanmina Certificate include those provisions.

     The Hadco Bylaws provide for indemnification to its directors and officers as permissible under the MBCL. The Sanmina Bylaws provide for the indemnification of officers and directors to the maximum extent permissible under Delaware law. See "The Merger -- Interests of Certain Persons in the Merger" on page 46

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for a description of indemnification of directors and officers of Hadco to be in effect following the Effective Time.

     Inspection Rights. Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder lists and other books and records. Under Massachusetts law, a corporation's stockholders have a right to inspect only the corporation's charter, by-laws, records of all meetings of incorporators and stockholders and transfer records.

     Special Meetings of Stockholders. The Hadco Bylaws provide that a special meeting of stockholders of Hadco may be called by the holders of shares entitled to cast not less than 10% of the votes at the meeting. The Sanmina Bylaws provide that a special meeting of Sanmina's stockholders may be called by the holders of shares entitled to cast not less than 10% of the votes at the meeting.

     Action by Consent of Stockholders. Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its charter documents or by-laws. Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all of the stockholders were present and voted consent to the action in writing. The Sanmina Certificate requires that any action by stockholders be taken by the holders of a majority of the shares of Sanmina capital stock entitled to vote with respect to such action.

     Proxies. Massachusetts law permits the authorization by a stockholder to vote by proxy to be valid for no more than six months. Delaware law permits a proxy to be valid for up to three years unless the proxy provides for a longer period.

     Approval of Business Combinations and Asset Sales. Generally, under Massachusetts law, the affirmative vote of two-thirds of the shares outstanding and entitled to vote of each class of stock or which would be adversely affected by a merger or asset sale is necessary to approve a merger or a sale of all or substantially all of the corporation's assets unless the articles of organization provide for a lesser proportion of each class entitled to vote, but not less than a majority. The Hadco Articles do not provide for a lesser proportion, so that the approval of any such merger or sale, including the Merger, requires the vote of two-thirds of the shares of each class outstanding and entitled to vote. Under Delaware law, the affirmative vote of only a majority of the shares of stock outstanding and entitled to vote are necessary to approve a merger or asset sale. See "The Special Meeting -- Record Date; Shares Entitled to Vote; Vote Required" on page 29.

     Anti-Takeover Legislation. Under Section 203 of the DGCL, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.
Section 203 does not apply to Sanmina. See "Description of Sanmina Capital Stock" on page 63. Massachusetts law contains an analogous anti-takeover law set forth in Chapter 110F of the General Laws of Massachusetts. Chapter 110F does not apply to the Merger because the Hadco Board has approved the Merger Agreement and Merger.

     The MBCL contains another anti-takeover law, Chapter 110D of the Massachusetts General Laws, relating to control share acquisitions. In general, the statute provides that any stockholder who acquires 20% or more of the outstanding voting stock of a corporation subject to this statute may not vote any stock of the corporation acquired within 90 days of triggering the 20% threshold, including the stock acquired in the transaction, which crossed the threshold, unless the stockholders of the corporation so authorize. In addition, Chapter 110D permits the corporation to provide in its articles of organization or bylaws that the corporation may redeem (for fair value) all the shares thereafter acquired in a control share acquisition if voting rights for those shares were not authorized by the stockholders or if no control share acquisition statement was delivered. As of April 17, 2000, Hadco's Bylaws include a provision opting out of the provisions of Chapter 110D, as permitted under Massachusetts law.

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     Chapter 156B s. 50A of the Massachusetts General Laws requires, in general, that publicly held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible. Once a corporation is subject to the classified board provisions of this statute, directors may be removed by a majority vote of the stockholders only for cause. By vote of the Hadco Board, Hadco has elected to be exempt from the classified board provisions of this statute.

     Dissenters' Rights. Under Massachusetts law, dissenting stockholders who follow prescribed statutory procedures are entitled to dissenters' rights in connection with any merger or sale of substantially all the assets of a corporation and in connection with certain mergers, reclassifications and other transactions which may adversely affect the rights or preferences of stockholders. See "Other Matters -- Rights of Dissenting Stockholders" on page
58. Delaware provides similar rights in the case of a merger or consolidation of a corporation except that such rights are not provided as to shares of a corporation listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders where such stockholders are required to accept in such a merger only (i) shares of the surviving or resulting corporation, (ii) shares of a corporation listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares, or (iv) any combination thereof. Delaware law does not provide dissenters' rights in connection with sales of substantially all of the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation which adversely affect a class of stock; provided, however, that a corporation may provide in its certificate of incorporation that appraisal rights shall be available as a result of an amendment to its certificate of incorporation, to a merger or a sale of all or substantially all of its assets. The Sanmina Certificate does not provide for the appraisal rights described in the preceding sentence.

     Removal of Directors. Under Delaware law, a director serving on the board that is not classified may be removed with or without cause by the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having a classified board, stockholders may effect that removal only for cause unless the certificate of incorporation otherwise provides. The Sanmina Certificate and Bylaws do not provide for a classified board. Under Massachusetts law, any director or the entire board of directors may be removed, except as otherwise provided in the articles of organization or by-laws, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except that directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares entitled to vote for the election of those directors. Under Massachusetts law, any director may be removed for cause by a majority vote of the directors then in office.

     Change in Number of Directors. Under Massachusetts law, the number of directors is determined in the manner provided in the corporation's by-laws. The board of directors may be enlarged by the stockholders or, if authorized by the by-laws as is the case for Hadco, by vote of a majority of directors. The Hadco Bylaws fix the number of directors at not less than three, unless there are fewer than three stockholders, in which case there can be as few directors as stockholders. The number of directors of Hadco is determined by the stockholders. Under Delaware law, the number of directors shall be fixed by or in the manner provided in the by-laws unless the number of directors is fixed in the corporation's certificate of incorporation. Under the Sanmina Bylaws, the Board may fix the number of directors.

     Interested Director Transactions. Delaware law provides that no transaction between a corporation and a director or officer, or any entity in which any of them has an interest, is void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because of his or their votes are counted for such purpose if (i) after full disclosure the transaction is approved by the disinterested directors, which may be less than a quorum, or the stockholders or (ii) the transaction is fair to the corporation at the time it is approved. Massachusetts law only expressly provides that directors who vote for and officers who knowingly participate in loans to officers or directors are jointly and severally liable to the corporation for any part of the loan which is not repaid, unless (i) a majority of the directors who are not direct or indirect recipients of such loans, or (ii) the holders of a majority of the shares entitled to vote for such directors, have approved or ratified the loan as one which in the judgment of such directors or stockholders, as the case may be, may reasonably be expected to benefit the corporation.
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     Filling Vacancies on the Board of Directors.  Under Massachusetts law,
unless the articles of organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from enlargement of the board and any vacancy in any other office, may be filled in the manner prescribed in the by-laws, or, in the absence of any such provision in the by-laws, by the directors. The Hadco Bylaws provide that vacancies may be filled by action of the stockholders, or instead of this action, by the directors.

     Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, unless otherwise provided in the corporation's certificate of incorporation or by-laws, provided that if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     Payment of Dividends. There are no restrictions on authorized dividend payments under Massachusetts law if these actions are taken while the corporation is solvent. Delaware law permits the payment of dividends out of paid-in and earned surplus or out of net profits for the current and preceding fiscal year.

                      DESCRIPTION OF SANMINA CAPITAL STOCK

     The authorized capital stock of Sanmina consists of 500,000,000 shares of Sanmina Common Stock and 5,000,000 shares of preferred stock.

     The following summary of certain provisions of the Sanmina Common Stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Sanmina's Restated Certificate of Incorporation and by the provisions of applicable law. All material elements of the Sanmina Restated Certificate of Incorporation are described in this proxy statement/prospectus.

     Common Stock. The holders of shares of Sanmina Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Subject to preferences of any preferred stock that may be issued in the future, the holders of Sanmina Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Sanmina Board out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of Sanmina, the holders of Sanmina Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Sanmina Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Sanmina Common Stock. All outstanding shares of Sanmina Common Stock are fully paid and nonassessable, including the Sanmina Common Stock to be issued in connection with the Merger.

     Preferred Stock. The Sanmina Board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, qualifications, preferences, privileges, limitations and restrictions of each such series, including the dividend rights, dividend rate or rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Thus, any series may, if so determined by the Sanmina Board, have disproportionately high voting rights or class voting rights, be convertible into or exchangeable for Sanmina Common Stock or another security of Sanmina, be redeemable, carry the right to specified participating dividends (which may be fixed or adjustable and which may be cumulative) and have such other relative rights, preferences and limitations as the Sanmina Board shall determine. Issuance of authorized but unissued shares of Sanmina Common Stock or preferred stock (including issuance upon conversion of any convertible preferred stock) could cause a dilution of the book value of the Sanmina Common Stock and (in the case of Sanmina Common Stock and preferred stock with voting rights) would dilute the voting power of the then current stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Sanmina without further action
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by the stockholders, may discourage bids for Sanmina's common stock at a premium over the market price of Sanmina Common Stock and may adversely affect the market price of Sanmina Common Stock.

     The ability to issue preferred stock will enhance Sanmina's flexibility in connection with possible future corporate financing needs such as equity financing, acquisitions, raising of capital for infusion into its subsidiaries or other corporate purposes deemed appropriate by the Sanmina Board. Preferred stock may have significant advantages in certain financing situations over the issuance of debt securities or Sanmina Common Stock and Sanmina's Restated Certificate of Incorporation allows the Sanmina Board the flexibility to tailor the rights and terms of future preferred stock issuances to the requirements of specific situations.

     Change of Control Provisions. Certain provisions of Sanmina's Certificate and Bylaws may have the effect of preventing, discouraging or delaying any change in control of Sanmina. The authorization of undesignated preferred stock makes it possible for the Sanmina Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Sanmina. There are also a substantial number of authorized but unissued shares of Sanmina Common Stock that could be issued for such purpose.

     Section 203 of the DGCL ("Section 203") prohibits certain "Business Combination" transactions (as defined in Section 203) between a publicly held Delaware corporation, such as Sanmina, and any "interested stockholder" (as defined in Section 203) for a period of three years after the date such stockholder becomes an interested stockholder unless (a) prior to such stockholder becoming an interested stockholder, either the proposed Business Combination or the proposed acquisition of stock that would make such stockholder an interested stockholder was approved by the corporation's board of directors, or (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (c) the interested stockholder obtained the approval of the corporation's board of directors and the approval of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock, other than any shares of voting stock held by the interested stockholder.

     For purposes of Section 203, an "interested stockholder" is any person or entity that (a) beneficially owns 15% or more of the outstanding voting stock of the corporation or (b) is an affiliate or associate of the corporation and at any time within the preceding three-year period was the beneficial owner of 15% or more of the outstanding voting stock of the corporation, together in each case with the affiliates and associates of such person.

     The "Business Combination" transactions to which Section 203 applies include (a) any merger or consolidation of the corporation or any of its majority-owned subsidiaries with an interested stockholder, (b) any disposition or pledge to an interested stockholder (except proportionately as a stockholder of the corporation) of assets of the corporation or any of its majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the corporation and its subsidiaries or of all of the outstanding stock of the corporation, (c) any issuance or transfer of stock to the interested stockholder except (i) pursuant to the exercise of previously outstanding options, rights or convertible securities or (ii) pursuant to options, rights or convertible securities offered on the same terms or distributed pro rata by the corporation to all stockholders so long as the interested stockholder's percentage ownership does not increase and (d) any loan or other financial benefit provided by or through the corporation or any of its majority-owned subsidiaries to the interested stockholder, except proportionately as a stockholder of such corporation.

     Transfer Agent and Registrar. The transfer agent and registrar for Sanmina's common stock is Norwest Bank Minnesota, N.A. Its address is 161 North Concord Exchange, South St. Paul, Minnesota 55075-0738 and its telephone number is (800) 468-9716.

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                                    EXPERTS

     The audited consolidated financial statements and schedule of Sanmina incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     The audited consolidated financial statements and schedule of Hadco incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

     Representatives for Arthur Andersen, independent public accountants for Hadco for the current year and for the most recently completed fiscal year: (i) are expected to be present at the special meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The legality of the shares of Sanmina Common Stock offered hereby will be passed upon for Sanmina by Wilson Sonsini Goodrich & Rosati, Palo Alto, California. Mario M. Rosati, a director of Sanmina, and Christopher D. Mitchell, Secretary of Sanmina, are members of Wilson Sonsini Goodrich & Rosati. As of the date of this proxy statement/prospectus, investment partnerships composed of individuals associated with Wilson Sonsini Goodrich & Rosati, and attorneys who are members of or are employed by Wilson Sonsini Goodrich & Rosati beneficially own an aggregate of 25,750 shares of Sanmina Common Stock.

     Wilson Sonsini Goodrich & Rosati, counsel for Sanmina, and Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts, counsel for Hadco, have delivered opinions concerning certain federal income tax consequences of the Merger. Certain members of Testa, Hurwitz & Thibeault, LLP are the beneficial owners of an aggregate of 600 shares of Hadco Common Stock. See "The Merger -- Material Federal Income Tax Consequences" and "The Merger Agreement, The Stockholders Agreement And The Stock Option Agreement -- The Merger Agreement -- Conditions to Completion of the Merger on pages 45 and 54."

                             STOCKHOLDER PROPOSALS

     If the Merger is not completed, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders of Hadco in 2001 must be received at Hadco's principal executive offices not later than October 2, 2000. The deadline for providing timely notice to Hadco of matters that stockholders otherwise desire to introduce at the annual meeting of stockholders of Hadco in 2001 is December 14, 2000. To curtail controversy as to the date on which a proposal was received by Hadco, it is suggested that all notices of proposals by stockholders should be sent certified mail -- return receipt requested to the attention of:
F. Gordon Bitter, Chief Financial Officer, Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079. If the Merger is completed, no annual meeting will be held in 2001.

                           NOTICE OF BYLAW AMENDMENT

     On April 17, 2000, the Hadco Board amended Hadco's Bylaws to opt out of the provisions of Chapter 110D of the Massachusetts General Laws, as permitted under Massachusetts law. See "Other Matters -- Comparison of Rights of Stockholders of Hadco and Sanmina -- Anti-Takeover Legislation" on page 61.

                      WHERE YOU CAN FIND MORE INFORMATION

     Sanmina and Hadco file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Sanmina and Hadco file with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room   New York Regional Office  Chicago Regional Office
450 Fifth Street, N.W   7 World Trade Center      Citicorp Center
Room 1024               Suite 1300                500 West Madison Street
Washington, D.C. 20549  New York, NY 10048        Suite 1400
                                                  Chicago, IL 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the internet world wide web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Sanmina may also be inspected at the offices of the Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006. Reports, proxy statements and other information pertaining to Hadco are available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information pertaining to Hadco are also available for inspection at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104 and the Chicago Stock Exchange at One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605.

     Sanmina filed a registration statement on Form S-4 on             , 2000 to
register with the SEC the Sanmina Common Stock to be issued to Hadco stockholders in the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Sanmina in addition to being a proxy statement of Hadco. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in Sanmina's registration statement or the exhibits to the registration statement.

     The SEC allows Sanmina and Hadco to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Sanmina and Hadco have previously filed with the SEC. These documents contain important business and financial information about Sanmina and Hadco that is not included in or delivered with this proxy statement/ prospectus.

SANMINA FILINGS (FILE NO. 0-21272):

     1. Annual Report on Form 10-K for the fiscal year ended October 2, 1999;

     2. Quarterly Report on Form 10-Q for the quarter ended January 1, 2000;

     3. Quarterly Report on Form 10-Q/A for the period ended January 1, 2000;
        and

     4. The description of Sanmina Common Stock contained in Sanmina's Registration Statement on Form 8-A on February 18, 1993.

HADCO FILINGS (FILE NO. 0-12102):

     1. Annual Report on Form 10-K for the fiscal year ended October 30, 1999;

     2. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000;

     3. Current Report on Form 8-K filed on April 18, 2000;

     4. Current Report on Form 8-K filed on March 20, 2000;

     5. Current Report on Form 8-K filed on March 30, 2000; and

     6. The description of Hadco Common Stock contained in Hadco's Registration Statement on Form 8-A filed on August 23, 1995, as amended by Hadco's Registration Statement on Form 8-A filed on September 28, 1999, Form 8-A filed on March 20, 2000, Form 8-A filed on March 29, 2000, and Form 8-A filed on April 18, 2000.

     Sanmina and Hadco also incorporate by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Sanmina has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to Sanmina, and Hadco has supplied all such information contained or incorporated by reference in this proxy statement/prospectus relating to Hadco.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the SEC or the SEC's internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/ prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Sanmina Corporation            Hadco Corporation
2700 North First Street        12A Manor Parkway
San Jose, California 95134     Salem, New Hampshire 03079
Attention: Investor Relations  Attention: Chief Financial Officer
Telephone: (408) 964-3500      Telephone: (603) 898-8000

     You should rely only on the information contained or incorporated by reference in this proxy statement/ prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date set forth on the cover page. Neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Sanmina Common Stock in the Merger creates any implication to the contrary.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger, using the pooling of interests method of accounting.

     The unaudited pro forma combined condensed financial statements reflect certain assumptions deemed probable by management regarding the Merger (for example, that share information used in the unaudited pro forma information approximates actual share information at the Effective Time). No adjustments to the unaudited pro forma combined condensed financial statements have been made to account for different possible results in connection with these statements, as management believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

     Sanmina and Hadco estimate that they will incur direct transaction costs of approximately $25.2 million associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. These charges have been reflected in the unaudited pro forma combined condensed balance sheet but have not been included in the unaudited pro forma combined condensed statements of operations. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger.

     Such unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position and results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements and related notes of Sanmina and Hadco incorporated by reference in this proxy statement/ prospectus, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company. These unaudited pro forma combined condensed financial statements should be read together with the historical financial statements and related notes of Sanmina and Hadco, which are incorporated into this document by reference.

                               SANMINA AND HADCO

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED JANUARY 1, 2000

                                               SANMINA      HADCO      ADJUSTMENTS      PRO FORMA
                                               --------    --------    -----------      ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................................  $459,685    $250,260      $ (383)(A)     $709,562
Cost of sales................................   381,722     211,931        (383)(A)      593,270
                                               --------    --------      ------         --------
Gross profit.................................    77,963      38,329          --          116,292
Selling, general and administrative
  expenses...................................    20,907      20,911          --           41,818
Amortization of goodwill.....................     1,902       3,051          --            4,953
                                               --------    --------      ------         --------
Operating income.............................    55,154      14,367          --           69,521
Other income (expense), net..................     1,390      (6,031)         --           (4,641)
                                               --------    --------      ------         --------
Income before provision for income taxes.....    56,544       8,336          --           64,880
Provision for income taxes...................    20,356       3,307          --           23,663
                                               --------    --------      ------         --------
Net income...................................  $ 36,188    $  5,029          --         $ 41,217
                                               ========    ========      ======         ========
Basic earnings per share.....................  $   0.31    $   0.37          --         $   0.30
Diluted earnings per share...................  $   0.29    $   0.36          --         $   0.28
Shares used in computing per share amounts
  Basic......................................   118,095      13,641       5,458          137,194
  Diluted....................................   125,445      13,859       5,567          144,871

                               SANMINA AND HADCO

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED JANUARY 2, 1999

                                               SANMINA      HADCO      ADJUSTMENTS      PRO FORMA
                                               --------    --------    -----------      ---------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................................  $275,533    $235,979      $ (639)(A)     $510,873
Cost of sales................................   223,249     203,546        (639)(A)      426,156
                                               --------    --------      ------         --------
Gross profit.................................    52,284      32,433          --           84,717
Selling, general and administrative
  expenses...................................    20,079      17,918          --           37,997
Amortization of goodwill.....................       751       3,077          --            3,828
Provision for plant closing and relocation
  costs......................................    16,875          --          --           16,875
Write down of long-lived assets..............    11,400          --          --           11,400
Merger costs.................................     5,479          --          --            5,479
                                               --------    --------      ------         --------
Operating income (loss)......................    (2,300)     11,438          --            9,138
Other income (expense), net..................     1,738      (8,095)         --           (6,357)
                                               --------    --------      ------         --------
Income (loss) before provision for income
  taxes......................................      (562)      3,343          --            2,781
Provision for income taxes...................        --       1,329          --            1,329
                                               --------    --------      ------         --------
Net income (loss)............................  $   (562)   $  2,014          --         $  1,452
                                               ========    ========      ======         ========
Basic earnings (loss) per share..............  $  (0.01)   $   0.15          --         $   0.01
Diluted earnings (loss) per share............  $  (0.01)   $   0.15          --         $   0.01
Shares used in computing per share amounts
  Basic......................................   114,760      13,422       5,369          133,551
  Diluted....................................   114,760      13,651       5,460          133,871

                               SANMINA AND HADCO

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                           YEAR ENDED OCTOBER 2, 1999

                                               SANMINA       HADCO      ADJUSTMENTS    PRO FORMA
                                              ----------   ----------   -----------    ----------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...................................  $1,214,744   $1,005,970     $(3,140)(A)  $2,217,574
Cost of sales...............................     962,595      849,100      (3,140)(A)   1,808,555
                                              ----------   ----------     -------      ----------
Gross profit................................     252,149      156,870          --         409,019
Selling, general and administrative
  expenses..................................      74,796       78,678          --         153,474
Amortization of goodwill....................       3,269       12,226          --          15,495
Provision for plant closing and relocation
  costs.....................................      16,875           --          --          16,875
Write down of long-lived assets.............      11,400           --          --          11,400
Merger costs................................       5,479           --          --           5,479
                                              ----------   ----------     -------      ----------
Operating income............................     140,330       65,966          --         206,296
Other income (expense), net.................       7,549      (29,511)         --         (21,962)
                                              ----------   ----------     -------      ----------
Income before provision for income taxes....     147,879       36,455          --         184,334
Provision for income taxes..................      54,182       14,491          --          68,673
                                              ----------   ----------     -------      ----------
Net income..................................  $   93,697   $   21,964          --      $  115,661
                                              ==========   ==========     =======      ==========
Basic earnings per share....................  $     0.81   $     1.62          --      $     0.86
Diluted earnings per share..................  $     0.76   $     1.60          --      $     0.81
Shares used in computing per share amounts
  Basic.....................................     115,948       13,533       5,413         134,894
  Diluted...................................     123,324       13,751       5,500         142,575

                               SANMINA AND HADCO

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1998

                                               SANMINA     HADCO     ADJUSTMENTS      PRO FORMA
                                               --------   --------   -----------      ----------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................................  $991,821   $826,359     $(1,411)(A)    $1,816,769
Cost of sales................................   783,949    702,669      (1,411)(A)     1,485,207
                                               --------   --------     -------        ----------
Gross profit.................................   207,872    123,690          --           331,562
Selling, general and administrative
  expenses...................................    67,165     71,877          --           139,042
Restructuring and other non-recurring
  charges....................................        --      7,053          --             7,053
Amortization of goodwill.....................     3,127      9,750          --            12,877
Write-off of acquired in-process R&D.........        --     63,050          --            63,050
Merger costs.................................     3,945         --          --             3,945
                                               --------   --------     -------        ----------
Operating income (loss)......................   133,635    (28,040)         --           105,595
Other expense, net...........................      (272)   (20,173)         --           (20,445)
                                               --------   --------     -------        ----------
Income (loss) before provision for income
  taxes......................................   133,363    (48,213)         --            85,150
Provision for income taxes...................    47,734      5,897          --            53,631
                                               --------   --------     -------        ----------
Net income (loss)............................  $ 85,629   $(54,110)         --        $   31,519
                                               ========   ========     =======        ==========
Basic earnings (loss) per share..............  $   0.85   $  (4.09)         --        $     0.26
Diluted earnings (loss) per share............  $   0.76   $  (4.09)         --        $     0.25
Shares used in computing per share amounts
  Basic......................................   100,602     13,216       5,286           119,104
  Diluted(1).................................   117,194     13,216       5,286           124,844

---------------
(1) 1998 Pro Forma diluted shares were adjusted to account for anti-dilutive effects of the Sanmina convertible subordinated debt.

                               SANMINA AND HADCO

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1997

                                             SANMINA      HADCO      ADJUSTMENTS      PRO FORMA
                                             --------    --------    -----------      ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales..................................  $803,064    $648,705      $(1,083)(A)    $1,450,686
Cost of sales..............................   640,644     507,313       (1,083)(A)     1,146,874
                                             --------    --------      -------        ----------
Gross profit...............................   162,420     141,392           --           303,812
Selling, general and administrative
  expenses.................................    63,856      59,371           --           123,227
Amortization of goodwill...................     2,283       5,215           --             7,498
Provision for plant closing and relocation
  costs....................................     8,876          --           --             8,876
Write-off of acquired in-process R&D.......        --      78,000           --            78,000
                                             --------    --------      -------        ----------
Operating income (loss)....................    87,405      (1,194)          --            86,211
Other expense, net.........................    (1,691)     (7,627)          --            (9,318)
                                             --------    --------      -------        ----------
Income (loss) before provision for income
  taxes....................................    85,714      (8,821)          --            76,893
Provision for income taxes.................    36,358      27,672           --            64,030
                                             --------    --------      -------        ----------
Net income (loss)..........................  $ 49,356    $(36,493)          --        $   12,863
                                             ========    ========      =======        ==========
Basic earnings (loss) per share............  $   0.51    $  (3.18)          --        $     0.11
Diluted earnings (loss) per share..........  $   0.46    $  (3.18)          --        $     0.11
Shares used in computing per share amounts
  Basic....................................    96,602      11,458        4,583           112,643
  Diluted(1)...............................   115,231      11,458        4,583           119,034

---------------
(1) 1997 Pro Forma diluted shares were adjusted to account for anti-dilutive effects of the Sanmina convertible subordinated debt.

                               SANMINA AND HADCO

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                JANUARY 1, 2000

                                             SANMINA       HADCO      ADJUSTMENTS      PRO FORMA
                                            ----------    --------    -----------      ----------
                                                               (IN THOUSANDS)
                                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents...............  $   52,355    $  5,955            --       $   58,310
  Short-term investments..................     301,960          --     $(288,072)(B)       13,888
  Accounts receivable, net................     277,726     106,123            --          383,849
  Inventories.............................     279,849      67,563            --          347,412
  Other current assets....................      34,245      26,873            --           61,118
                                            ----------    --------     ---------       ----------
     Total Current Assets.................     946,135     206,514      (288,072)         864,577
Property, plant and equipment, net........     219,890     320,977            --          540,867
Goodwill..................................      68,911     177,285            --          246,196
Deposits and other........................      64,003       8,338            --           72,341
                                            ----------    --------     ---------       ----------
     Total Assets.........................  $1,298,939    $713,114     $(288,072)      $1,723,981
                                            ==========    ========     =========       ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable........................  $  191,380    $ 86,808     $  21,500(D)    $  299,688
  Accrued liabilities and other...........      82,978      45,105          (526)(B)      127,557
                                            ----------    --------     ---------       ----------
     Total Current Liabilities............     274,358     131,913        20,974          427,245
                                            ----------    --------     ---------       ----------
LONG TERM LIABILITIES
  Convertible subordinated notes..........     355,214          --            --          355,214
  Senior subordinated notes...............          --     199,433      (199,433)(B)           --
  Other liabilities.......................       2,676     162,192       (85,546)(C)       79,322
                                            ----------    --------     ---------       ----------
     Total Long-term Liabilities..........     357,890     361,625      (284,979)         434,536
                                            ----------    --------     ---------       ----------
STOCKHOLDERS' EQUITY

Common stock and additional paid-in
  capital.................................     297,096     181,351            --          478,447
Accumulated other comprehensive loss......      (1,965)         --            --           (1,965)
Retained earnings.........................     371,560      39,321       (25,163)(D)      385,718
Deferred compensation.....................          --      (1,096)        1,096(D)            --
                                            ----------    --------     ---------       ----------
Total Stockholders' Equity................     666,691     219,576       (24,067)         862,200
                                            ----------    --------     ---------       ----------
Total Liabilities and Stockholders'
  Equity..................................  $1,298,939    $713,114     $(288,072)      $1,723,981
                                            ==========    ========     =========       ==========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                   FINANCIAL STATEMENTS OF SANMINA AND HADCO

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma combined condensed balance sheet as of January 1, 2000 gives effect to the Merger as if it had occurred on January 1, 2000, and combines the unaudited consolidated balance sheet of Sanmina as of January 1, 2000 and the unaudited consolidated balance sheet of Hadco as of December 25, 1999. The unaudited pro forma combined condensed statements of operations for all periods presented give effect to the Merger as if it had occurred on October 1, 1996. Hadco has a fiscal year that ends on the last Saturday in October of each year. For purposes of the unaudited pro forma combined condensed statements of operations, Hadco's consolidated statements of operations for the years ended October 25, 1997, October 31, 1998 and October 30, 1999, and for the three month periods ended January 30, 1999 and December 25, 1999, have been combined with Sanmina's consolidated statements of operations for the years ended September 30, 1997, September 30, 1998 and October 2, 1999, and the three month periods ended January 2, 1999 and January 1, 2000. As a result, Hadco's results for the one month period ended October 30, 1999 are included in the unaudited pro forma combined condensed statement of operations data for both the twelve months ended October 2, 1999 and the three months ended January 1, 2000. Revenues and net income of Hadco for the one month ended October 30, 1999 were $109,077,000 and $4,690,000, respectively. No adjustments were necessary to conform the accounting policies of the combining companies. No pro forma adjustments have been made in the pro forma combined condensed financial statements to reflect any potential effects of (i) the efficiencies which may be obtained by combining Sanmina and Hadco operations, (ii) merger related costs or (iii) the costs of restructuring, integrating or consolidating these operations.

     These unaudited pro forma combined condensed financial statements reflect the issuance of 19,368,143 shares of Sanmina Common Stock in exchange for an aggregate of 13,834,388 shares of Hadco Common Stock (outstanding as of April 25, 2000) in connection with the Merger, using the exchange ratio of 1.4 shares of Sanmina Common Stock for each share of Hadco Common Stock.

NOTE 2. PRO FORMA EARNINGS PER SHARE

     The pro forma combined earnings per share calculations are based on the combined basic and diluted weighted average number of shares outstanding of Sanmina and Hadco using an exchange ratio of 1.4 shares of Sanmina Common Stock for each share of Hadco Common Stock.

NOTE 3. PRO FORMA ADJUSTMENTS

     (A) These unaudited pro forma combined condensed financial statements reflect the elimination of sales from Hadco to Sanmina for the periods presented. No adjustments have been made to eliminate accounts payable, accounts receivable and profits because these amounts did not have a material impact on the pro forma combined condensed financial statements.

     (B) Upon completion of the Merger, the combined company will be required to make an offer to purchase the Hadco senior subordinated notes at a price equal to 101% of the principal amount on the date of purchase, plus accrued interest. As a result, an adjustment was made to the pro forma combined condensed financial statements to reflect the repayment of Hadco senior subordinated notes with a carrying value of $199 million plus the discount and accrued interest of $567,000 and $526,000, respectively, and the required premium of $2 million.

     (C) An adjustment was made to the pro forma combined condensed financial statements to reflect the repayment of the Hadco line-of-credit borrowings of $85 million.

     (D) Sanmina and Hadco estimate that they will incur merger-related expenses, consisting primarily of transaction costs for investment banker fees, attorneys, accountants, financial printing, severance costs and other related charges, of approximately $25.2 million. This estimate is preliminary and is therefore subject to change. These nonrecurring expenses will be charged to operations during the period in which the Merger is completed. The pro forma combined condensed balance sheet gives effect to such expenses as if they had been incurred as of January 1, 2000, but the pro forma combined condensed statements of operations do not give effect to these expenses as these expenses are non-recurring.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 17, 2000

                                     AMONG

                              SANMINA CORPORATION

                       SANM ACQUISITION SUBSIDIARY, INC.

                                      AND

                               HADCO CORPORATION

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I THE MERGER........................................   I-4
  SECTION 1.1 The Merger....................................   I-4
  SECTION 1.2 Closing.......................................   I-4
  SECTION 1.3 Effective Time................................   I-4
  SECTION 1.4 Effects of the Merger.........................   I-5
  SECTION 1.5 Articles of Organization and Bylaws...........   I-5
  SECTION 1.6 Directors.....................................   I-5
  SECTION 1.7 Officers......................................   I-5

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES........   I-5
  SECTION 2.1 Effect on Capital Stock.......................   I-5
  SECTION 2.2 Exchange of Certificates......................   I-6
  SECTION 2.3 Dissenting Shares.............................   I-8

ARTICLE III.................................................   I-8
  SECTION 3.1 Representations and Warranties of the
     Company................................................   I-8
  SECTION 3.2 Representations and Warranties of Parent and
     Sub....................................................  I-18

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS........  I-26
  SECTION 4.1 Conduct of Business...........................  I-26
  SECTION 4.2 No Solicitation...............................  I-29

ARTICLE V ADDITIONAL AGREEMENTS.............................  I-31
  SECTION 5.1 Preparation of the Form S-4 and the Proxy
     Statement; Stockholders Meeting........................  I-31
  SECTION 5.2 Letters of the Company's Accountants..........  I-31
  SECTION 5.3 Letters of Parent's Accountants...............  I-31
  SECTION 5.4 Access to Information; Confidentiality........  I-32
  SECTION 5.5 Commercially Reasonable Efforts;
     Notification...........................................  I-32
  SECTION 5.6 Stock Options and Restricted Stock............  I-33
  SECTION 5.7 Indemnification and Insurance.................  I-34
  SECTION 5.8 Fees and Expenses.............................  I-35
  SECTION 5.9 Public Announcements..........................  I-36
  SECTION 5.10 Affiliates...................................  I-36
  SECTION 5.11 Nasdaq Listing...............................  I-36
  SECTION 5.12 Pooling of Interests.........................  I-36
  SECTION 5.13 Tax Treatment................................  I-36
  SECTION 5.14 Parent Benefit Plans.........................  I-36
  SECTION 5.15 Senior Notes.................................  I-37
  SECTION 5.16 Form S-8.....................................  I-37
  SECTION 5.17 Employee Stock Purchase Plan.................  I-37
  SECTION 5.18 Retirement Plan..............................  I-37

ARTICLE VI CONDITIONS PRECEDENT.............................  I-38
  SECTION 6.1 Conditions to Each Party's Obligation to
     Effect the Merger......................................  I-38
  SECTION 6.2 Conditions to Obligations of Parent and Sub...  I-38
  SECTION 6.3 Conditions to Obligation of the Company.......  I-39
  SECTION 6.4 Frustration of Closing Conditions.............  I-39

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............  I-40
  SECTION 7.1 Termination...................................  I-40

                                                              PAGE
                                                              ----
  SECTION 7.2 Effect of Termination.........................  I-41
  SECTION 7.3 Amendment.....................................  I-41
  SECTION 7.4 Extension; Waiver.............................  I-41

ARTICLE VIII GENERAL PROVISIONS.............................  I-41
  SECTION 8.1 Nonsurvival of Representations and
     Warranties.............................................  I-41
  SECTION 8.2 Notices.......................................  I-42
  SECTION 8.3 Definitions...................................  I-42
  SECTION 8.4 Interpretation................................  I-43
  SECTION 8.5 Counterparts..................................  I-43
  SECTION 8.6 Entire Agreement; No Third-Party
     Beneficiaries..........................................  I-43
  SECTION 8.7 Governing Law.................................  I-43
  SECTION 8.8 Assignment....................................  I-43
  SECTION 8.9 Enforcement...................................  I-43
  SECTION 8.10 Severability.................................  I-43

     AGREEMENT AND PLAN OF MERGER dated as of April 17, 2000, among SANMINA CORPORATION, a Delaware corporation ("Parent"), SANM ACQUISITION SUBSIDIARY, INC., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub"), and HADCO CORPORATION, a Massachusetts corporation (the "Company").

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.05 per share, of the Company, together with the associated right (a "Right") to purchase, pursuant to the Company's August 22, 1995 Rights Agreement, as amended to date (the "Rights Agreement"), one share of the Company's Common Stock, par value $0.05 per share (such common stock, together with the Rights, "Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $0.01 per share, of Parent ("Parent Common Stock");

     WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain affiliate stockholders of the Company have entered into a Stockholders Agreement (the "Stockholders Agreement");

     WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have entered into a Stock Option Agreement (the "Stock Option Agreement") substantially in the form attached hereto as Exhibit B.

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "MBCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the MBCL.

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the MBCL and shall make all other filings or recordings required under the MBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Massachusetts Secretary of State, or at such other time as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 80 of the MBCL.

     SECTION 1.5  Articles of Organization and Bylaws.

     (a) The Articles of Organization of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Surviving Corporation in such Articles of Organization will be changed to be "Target Corp."

     (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.6 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub or any direct or indirect wholly owned subsidiary of Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.2(b), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and other than as provided in Section 2.3) shall be converted into the right to receive 1.40 (the "Exchange Ratio") duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Share Consideration"). If the average last reported sale price of the Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Shareholder Meeting shall be less than $40.00 (the "Target Price"), the Company shall have the right to terminate this Agreement pursuant to Section 7.1(f) subject to Parent's right to increase the Exchange Ratio to $56.00 divided by the average last reported sale price of the Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Shareholder Meeting (the "Adjusted Ratio"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays an extraordinary dividend, the Exchange Ratio, the Target Price and the Adjusted Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

          (d) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase shares of Company Common Stock granted under the Company's stock option plans (such stock option plans collectively with the deferred stock plans of the Company, the "Stock Option Plans") and the Stock Option Plans shall be assumed by Parent in accordance with Section
     5.6. At the Effective Time, in accordance with the terms of the Company's Employee Stock Purchase Plan of November 17, 1997 (the "Employee Stock Purchase Plan"), all rights to purchase shares of Company Common Stock under the Employee Stock Purchase Plan shall be treated in the manner set forth in Section 5.17 hereof.

     SECTION 2.2  Exchange of Certificates.

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit with Norwest Bank Minnesota, N.A., or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.1 in exchange for outstanding shares of Company Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.2(c) or 2.2(e).

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e)  No Fractional Shares.

          (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock at the Effective Time, as such price is reported on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source). Parent will deposit into the Exchange Fund cash sufficient to fund this amount on the Closing Date.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

     SECTION 2.3  Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 2.1(c), but the holder thereof shall only be entitled to such rights as are granted by the MBCL.

     (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the MBCL shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MBCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands if the settlement is in excess of $100,000 in any case or $1,000,000 in the aggregate.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows (it being understood that disclosure in one instance is sufficient for all purposes if the context thereof is reasonably evident and it being understood that disclosure of an item is not to be construed as an admission of any fact):

          (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries (as defined in Section 8.3) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in any such jurisdiction where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on the Company. The Company has delivered or made available to Parent complete and correct copies of the Articles of Organization and Bylaws or such other charter documents, in each case as amended to the date hereof, of the Company and of each of its subsidiaries.

          (b) Subsidiaries. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule or in the Filed Company SEC Documents (as hereinafter defined), the Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $0.05 per share, and no shares of preferred stock. At the close of business on March 25, 2000, (a) 13,826,268 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Common Stock were held by the Company in its treasury, (c) 2,530,474 shares of Company Common Stock were reserved for issuance pursuant to outstanding Stock Option Plans and (d) 252,260 shares of Company Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan. Except as set forth above or in the Filed Company SEC Documents, at the close of business on March 25, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above or as contemplated herein, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company. Except for the Stockholders Agreement contemplated hereby, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company.

          All of the outstanding capital stock of the Company's subsidiaries is owned by the Company (other than directors' qualifying shares), directly or indirectly, free and clear of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (each a "Lien" and collectively, the "Liens") or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and the Option Agreement and, subject to approval of this Agreement by the holders of two thirds (2/3) of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of two thirds (2/3) of the outstanding shares of Company Common Stock. This Agreement and the Option Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under any provision of (a) subject to obtaining the approval of the stockholders of the Company, the Articles of Organization or Bylaws of the Company, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (c), subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or
     (ii) judgment, order or decree applicable to the Company or its properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Option Agreement, or
     (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Option Agreement. Except with respect to Environmental Permits held by the Company (the Company's principal Environmental Permits are identified in the Company Disclosure Schedule), no consent, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Option Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement, except for (1) the filing of a Premerger Notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S>-4 and a proxy statement relating to the approval by the Company's shareholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement, (3) the filing of the Articles of Merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since October 27, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and at the time they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, as permitted by the SEC on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), since the completion of the audit of the Company's financial statements at and for the fiscal year ended October 30, 1999, the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities incurred in the ordinary course of business, liabilities which are not required to be disclosed on a balance sheet and/or in the footnotes thereto in accordance with GAAP and liabilities which, individually or in the aggregate would not, in the exercise of reasonable business judgment, be expected to have a material adverse effect on the Company.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation is made by the Company in this Agreement with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been:

             (i) any material adverse change (as defined in Section 8.3) in the Company or any of its subsidiaries;

             (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

             (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock;

             (iv) (x) any granting by the Company or any of its subsidiaries to any Named Executive Officer of the Company (as identified in the Company's proxy statement for its 1999 annual meeting of stockholders) of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (y) any granting by the Company or any of its subsidiaries to any Named Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any Named Executive Officer;

             (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

             (vi) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability; or

             (vii) any agreement, whether in writing or otherwise, to take any action described in this Section 3.1(g).

          (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened in writing since October 30, 1999 against or directly affecting the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity pending that involves, the Company or any of its subsidiaries, other than routine administrative agency actions before the United States Patent and Trademark Office or corresponding patent authorities of other countries, or that individually or in the aggregate would have a material adverse effect on the Company.

          (i) Contracts. Except as disclosed in the Filed Company SEC Documents, there is no contract or agreement that is of a nature required to be filed as an exhibit to a report on Form 10-Q or 10-K required to be filed by the Company or any of its subsidiaries under the Exchange Act and the rules and regulations promulgated thereunder (such type of contract or agreement is hereinafter referred to as a "Contract") that has not been so filed, except those whose failure to be so filed would not be materially inconsistent with the SEC's filing requirements for material contracts. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor, to the knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company.

          (j)  Compliance with Laws.

          Except as disclosed in the Filed Company SEC Documents:

             (i) The Company and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company and each of its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as hereinafter defined) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation, individually or in the aggregate, would not have a material adverse effect on the Company. Since

        October 30, 1999, the Company has not received any written notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by the Company, other than any such notice or communication relating to any actual or alleged violation the consequences of which would not have a material adverse effect on the Company or relating to any actual or alleged violation that has since the receipt of such notice been cured by the Company within the time frame, if any, specified for cure in such notice.

             (ii) The term "Hazardous Material" means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The term "Business Facility" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company or Parent, as the case may be, or any of their respective subsidiaries in connection with the operation of its business. The term "Disposal Site" means a landfill, disposal agent, waste hauler or recycler of Hazardous Materials. The term "Environmental Laws" means all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date. The term "Hazardous Materials Activity" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation or release of any Hazardous Material. The term "Environmental Permit" means any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by the Company or Parent, as the case may be, or any of their respective subsidiaries.

             (iii) Except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company or any of its subsidiaries to liability which could reasonably be expected to have a material adverse effect on the Company, no Hazardous Materials are present on any Business Facility and, to the knowledge of the Company, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries, except for any such presence that could not reasonably be expected to have a material adverse effect on the Company.

             (iv) The Company and each of its subsidiaries have conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws, except for such failures as would not have a material adverse effect on the Company. To the knowledge of the Company, the Hazardous Materials Activities of the Company and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous material in a manner which has resulted or will result in liability having a material adverse effect on the Company.

             (v) The Company has all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company and each of its subsidiaries as such activities are currently being conducted, except for those Environmental Permits the absence of which could not reasonably be expected to result in a material adverse effect on the Company. All such Environmental Permits are valid and in full force and effect, except where such invalidity or failure to be in full force and effect would not have a material adverse effect on the Company.

             (vi) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, overtly threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company or any of its subsidiaries, or to any Business Facility currently owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries, which would have a material adverse effect on the Company.

             (vii) To the knowledge of the Company, no action, proceeding, liability or claim exists or is overtly threatened against the Company or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject the Company or any of its subsidiaries to liability having a material adverse effect on the Company.

          (k) Labor Matters. There are no collective bargaining agreements or other labor union agreements to which the Company or any of its subsidiaries is a party, or by which it is bound. The Company and each of its subsidiaries is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to be in compliance would not have a material adverse effect on the Company. There is no unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, overtly threatened before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, dispute, slowdown or stoppage in progress or, to the knowledge of the Company, overtly threatened against or involving the Company or any of its subsidiaries. To the Company's knowledge, there is no overtly threatened organizing or similar activity relating to the formation of a collective bargaining unit to represent the Company's employees. No written agreement restricts the Company or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither the Company nor any of its subsidiaries has, in the past three years, experienced any labor strike, dispute, slowdown, stoppage or other material labor difficulty.

          (l) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans"). Except as contemplated herein or as disclosed in the Company Disclosure Schedule or in the Filed Company SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company, any current or former employee, officer or director of the Company, which is required to be disclosed in the Filed Company SEC Documents and which is either currently effective or will become effective at the Closing Date.

          (m)  ERISA Compliance.

             (i) Schedule 3.1(m)(i) to the Company Disclosure Schedule contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), "employee benefit plans" (as defined in
        Section 3(3) of ERISA), which are maintained in connection with any trust described in Section 501(c)(9) of the Code, and all other material benefit plans (collectively, "Benefit Plans") maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company. The Company has made available to Parent true, complete and correct copies of (i) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each material Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract relating to any material Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

             (ii) All Pension Plans may rely on an opinion letter issued by the Internal Revenue Service for a prototype plan or have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Company's knowledge, no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs or the Company has a period of time remaining under Applicable Treasury Regulations or Pronouncements in which to apply for and obtain such a letter.

             (iii) Within the last six years, neither the Company nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

             (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

             (v) Neither the Company nor any of its subsidiaries contributes to or has any material liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to
        (A) a pension plan subject to Section 412 of the Code, (B) a multiemployer pension plan, as defined in Section 3(37) of ERISA or (C) an employee welfare benefit plan. Neither the Company nor any of its subsidiaries maintains an employee welfare benefit plan that is not funded through insurance.

             (vi) No employee welfare benefit plan of the Company or any of its subsidiaries provides for continuing benefits or coverage after termination or retirement from employment, except as required by Section 4980B of the Code and Sections 601-607 of ERISA ("COBRA") or similar applicable state law ("mini-COBRA"). With respect to any Benefit Plan which is subject to COBRA or mini-COBRA, the Company warrants that in all "qualified events" occurring prior to or on the Closing Date, the Company has or will offer to its eligible employees and their "qualified beneficiaries" the opportunity to elect continuation health coverage to the extent required by COBRA or mini-COBRA and will provide that coverage, if elected at such expense which will have no material adverse effect on Parent.

             (vii) Except as disclosed in the Filed Company SEC Documents, there is no Benefit Plan covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

             (viii) Neither the Company nor any of its subsidiaries nor any of their "affiliates" (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither the Company nor any of its subsidiaries has incurred or owes any material liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

             (ix) To the Company's knowledge, no employee of the Company or any of its subsidiaries is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or would conflict with the Company's business as conducted or proposed to be conducted. To the Company's knowledge, no employee of the Company or any of its subsidiaries is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and, to the Company's knowledge, no litigation is pending or overtly threatened with regard thereto.

             (x) Schedule 3.1(m)(x) to the Company Disclosure Schedule lists all outstanding Stock Options as of January 29, 2000, showing for each such option: (i) the number of shares issuable, (ii) the number of vested shares, (iii) the date of expiration and (iv) the exercise price.

             (xi) Except as disclosed in the Filed Company SEC Documents or under Section 3.1(o) of the Company Disclosure Schedule, or as the result of employee terminations causing a partial termination in any Pension Plan, no employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

          (n) Taxes. The Company has filed all tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (as shown on such returns and reports), and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof from the dates covered by such Filed Company SEC Documents through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed by any taxing authority against the Company, nor is there, to the Company's knowledge, any such deficiency. No requests for waivers of the time to assess any such taxes are pending. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to payment of or failure to pay any taxes, which have not been resolved. The Company has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes which are still outstanding. Proper amounts have been withheld by the Company from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. None of the Federal income tax returns of the Company have been examined by the United States Internal Revenue Service for the six fiscal years through October 30, 1999. The Company has not taken any action nor does it have any knowledge of any fact or circumstance that would prevent or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (o) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of
     Section 4999(a) of the Code is imposed on such person. No officer, director or employee of the Company or any of its subsidiaries has been granted any right to receive any Parachute Gross-up Payment by the Company or any of its subsidiaries.

          (p) Title to Properties. The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Liens, defects in title, easements, reservations, restrictive covenants and other encumbrances that are identified in the Filed Company SEC Documents, the Company Disclosure Schedule or in documents, plans, title insurance policies and other instruments identified in the Company Disclosure Schedule or made available to Parent, that individually or in the aggregate would not materially interfere with the ability of the Company and its subsidiaries taken as a whole to conduct their business as currently conducted. All such material properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Company Disclosure Schedule or in the Filed Company SEC Documents or the exhibits thereto, or are reflected in the Company's financial statements included in the Filed Company SEC Documents,
     (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of the Company and each of its subsidiaries to conduct their business as currently conducted, or (E) would not materially and adversely impact the transferability, financability, ownership, leasing, use, development or occupancy of any such properties or assets ("Company Permitted Liens"). The Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except where such failure to comply or be in full force and effect would not materially and adversely impact the leasing, use, or occupancy of any such leased properties or assets. The Company and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

          (q) Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened in writing that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right except for claims which, if determined adversely to the Company, would not have a material adverse effect on the Company. To the knowledge of the Company, no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right except where such infringement has not had, and could not reasonably be expected to have, a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has licensed, or otherwise granted, to any third party, any exclusive rights in or to any Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries taken as a whole.

          (r) Voting Requirements. The affirmative vote of the holders of two thirds (2/3) of the outstanding shares of Company Common Stock at the Shareholders Meeting to approve this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (s) State Takeover Statutes. The Board of Directors of the Company have approved the Merger, this Agreement, the Option Agreement and the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement, the provisions of
     Section 110F of the MBCL to the extent, if any, such Section is applicable to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement or the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement.

          (t) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (u) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a signed copy of which opinion has been delivered to Parent for informational purposes only.

          (v) Accounting Matters. To the knowledge of the Company, based on consultation with its independent accountants, the Company has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (w) Rights Agreement. The Rights Agreement has been or will be prior to the Effective Time amended to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement, (ii) ensure that (y) none of Parent or its subsidiaries is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement, the Option Agreement, the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated by the Option Agreement and the Stockholders Agreement and (z) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement, the Option Agreement and the Stockholders Agreement, the consummation of the Merger, or the consummation of the other transactions, contemplated by the Option Agreement and the Stockholders Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time, and such amendment may not be further amended by the Company without the prior written consent of Parent.

     SECTION 3.2 Representations and Warranties of Parent and Sub. Except as set forth on the disclosure schedule delivered by the Parent and Sub to Company prior to the execution of this Agreement (the "Parent/Sub Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Parent. Parent has delivered or made available to the Company complete and correct copies of its Certificate of Incorporation and Bylaws of Parent and the Articles of Incorporation and Bylaws or such other charter documents, in each case as amended to the date hereof, of each of its subsidiaries.

          (b) Subsidiaries. Except as set forth in Section 3.2(b) of the Parent/Sub Disclosure Schedule or in the Filed Parent SEC Documents, Parent has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

          (c) Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). At the close of business on April 1, 2000, (a) 128,601,855 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Common Stock were held by the Parent in its treasury, and (c) 14,754,919 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option and employee stock purchase plans ("Parent Equity Incentive Plans"). Parent has outstanding $350,000,000 in convertible subordinated debentures due May 2004, which are convertible into common stock at a conversion price of $44.334 per share (the "Convertible Notes"). Except as set forth above or in the Parent SEC Documents, at the close of business on April 1, 2000, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to the Parent Equity Incentive Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Parent is a party, or by which it is bound, obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Parent or obligating the Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for the convertible notes, there are not any outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Parent. Except for the Stockholders Agreement contemplated hereby, there are no shareholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent. The shares of Parent Common Stock will, when issued pursuant to this Agreement, be duly and validly issued, fully paid and nonassessable and will be issued free of any preemptive rights or other Liens.

          All of the outstanding capital stock of Parent's subsidiaries is owned by Parent (other than directors' qualifying shares), directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

          (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholders Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement), and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholders Agreement), have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement) has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement, the Option Agreement and the Stockholders Agreement do not, and the consummation of the transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement and compliance with the provisions of this Agreement, the Option Agreement and the Stockholders Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (a) the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations hereunder (and, in the case of

     Parent, under the Option Agreement and the Stockholders Agreement) or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement and the Stockholders Agreement) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement and the Stockholders Agreement), except for (1) the filing of a Premerger Notification and report form by Parent under the HSR Act, (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement, the Option Agreement or the Stockholders Agreement and the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement, (3) the filing of the Articles of Merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which Parent and Sub are qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since October 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and at the time they were filed none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, as permitted by the SEC on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). Except as set forth in Parent SEC Documents filed and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the completion of the audit of Parent's financial statements at and for the fiscal year ended October 2, 1999, Parent has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would, in the exercise of reasonable business judgment, be expected to have a material adverse effect on Parent.

          (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation is made by Parent or Sub in this Agreement with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Filed Parent SEC Documents, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, the Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been:

             (i) any material adverse change (as defined in Section 8.3) in the Parent or any of its subsidiaries;

             (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock, other than Parent's announced two-for-one stock split in the form of a stock dividend effected as of March 22, 2000;

             (iii) other than Parent's announced two-for-one stock split in the form of a stock dividend effected as of March 22, 2000, any split, combination or reclassification of any of the Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Parent's capital stock;

             (iv) (x) any granting by the Parent or any of its subsidiaries to any Named Executive Officer of the Parent (as identified in the Parent's proxy statement for its 2000 annual meeting of stockholders) of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents, (y) any granting by the Parent or any of its subsidiaries to any Named Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Parent SEC Documents or (z) any entry by the Parent or any of its subsidiaries into any employment, severance or termination agreement with any Named Executive Officer;

             (v) any change in accounting methods, principles or practices by the Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

             (vi) any tax election that individually or in the aggregate would have a material adverse effect on the Parent or any of its tax attributes or any settlement or compromise of any material income tax liability; or

             (vii) any agreement, whether in writing or otherwise, to take any action described in this Section 3.2(g).

          (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Parent, threatened in writing since October 1, 1999 against or directly affecting the Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Parent, investigation by any Governmental Entity pending that involves, the Parent or any of its subsidiaries, other than routine administrative agency actions before the United States Patent and Trademark Office or corresponding patent authorities of other countries, or that individually or in the aggregate would have a material adverse effect on the Parent.

          (i) Contracts. Except as disclosed in the Filed Parent SEC Documents, there is no contract or agreement that is of a nature required to be filed as an exhibit to a report on Form 10-Q or 10-K required to be filed by Parent or any of its subsidiaries under the Exchange Act and the rules and regulations promulgated thereunder (such type of contract or agreement is hereinafter referred to as a "Contract") that has not been so filed, except those whose failure to be so filed would not be materially inconsistent with the SEC's filing requirements for material contracts. Neither Parent nor any of its subsidiaries is in violation of or in default under (nor, to the knowledge of Parent, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on Parent.

          (j) Labor Matters. There are no collective bargaining agreements or other labor union agreements to which the Parent or any of its subsidiaries is a party, or by which it is bound. The Parent and each of its subsidiaries is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to be in compliance would not have a material adverse effect on the Parent. There is no unfair labor practice complaint against the Parent or any of its subsidiaries pending or, to the knowledge of the Parent, overtly threatened before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, dispute, slowdown or stoppage in progress or, to the knowledge of the Parent, overtly threatened against or involving the Parent or any of its subsidiaries. To the Parent's knowledge, there is no overtly threatened organizing or similar activity relating to the formation of a collective bargaining unit to represent the Parent's employees. No written agreement restricts the Parent or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither the Parent nor any of its subsidiaries has, in the past three years, experienced any labor strike, dispute, slowdown, stoppage or other material labor difficulty.

          (k) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Parent SEC Documents, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there has not been any adoption or amendment in any material respect by the Parent or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Parent (collectively, "Benefit Plans"). Except as contemplated herein or as disclosed in the Parent/Sub Disclosure Schedule or in the Filed Parent SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Parent, any current or former employee, officer or director of the Parent, which is required to be disclosed in the Filed Parent SEC Documents and which is either currently effective or will become effective at the Closing Date.

          (l)  ERISA Compliance.

             (i) Schedule 3.1(m)(i) to the Parent/Sub Disclosure Schedule contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), "employee benefit plans" (as defined in Section 3(3) of ERISA), which are maintained in connection with any trust described in Section 501(c)(9) of the Code, and all other material benefit plans (collectively, "Benefit Plans") maintained, or contributed to, by Parent or any person or entity that, together with Parent, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (Parent and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of Parent. Parent has made available to the Company true, complete and correct copies of (i) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent summary plan description for each material Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract relating to any material Benefit Plan. Each
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

        Benefit Plan has been administered in all material respects in accordance with its terms. Parent and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

             (ii) All Pension Plans may rely on an opinion letter issued by the Internal Revenue Service for a prototype plan or have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Parent's knowledge, no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs, or Parent has a period of time remaining under Applicable Treasury Regulations or Pronouncements in which to apply for and obtain such a letter.

             (iii) Neither Parent nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

             (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to Parent on or at any time after the Effective Time.

             (v) Neither Parent nor any of its subsidiaries contributes to or has any material liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to (A) a pension plan subject to Section 412 of the Code, (B) a multiemployer pension plan, as defined in Section 3(37) of ERISA or (C) an employee welfare benefit plan that is not funded through insurance.

             (vi) No employee welfare benefit plan of Parent or any of its subsidiaries provides for continuing benefits or coverage after termination or retirement from employment, except as required by Section 4980B of the Code and Sections 601-607 of ERISA ("COBRA") or similar applicable state law ("mini-COBRA"). With respect to any Benefit Plan which is a "group health plan," as so defined, Parent warrants that in all "qualified events" occurring prior to or on the Closing Date, Parent has or will offer to its eligible employees and their "qualified beneficiaries" the opportunity to elect continuation coverage under
        Section 602 of ERISA to the extent required by ERISA Sections 601-607 and will provide that coverage, if elected at such expense which will have no material adverse effect on the Company.

             (vii) Except as disclosed in the Filed Parent SEC Documents, there is no Benefit Plan covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

             (viii) Neither Parent nor any of its subsidiaries nor any of their "affiliates" (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither Parent nor any of its subsidiaries has incurred or owes any material liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

             (ix) To Parent's knowledge, no employee of Parent or any of its subsidiaries is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of Parent or would conflict with Parent's business as conducted or proposed to be conducted. To Parent's knowledge, no employee of the Parent or any of its subsidiaries is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and, to Parent's knowledge, no litigation is pending or overtly threatened with regard thereto.

          (m) Taxes. Parent has filed all tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (as shown on such returns and reports), and the most recent financial statements contained in the Filed Parent SEC Documents reflect an adequate reserve for all taxes payable by Parent for all taxable periods and portions thereof from the dates covered by such Filed Parent SEC Documents through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed by any taxing authority against Parent, nor is there, to Parent's knowledge, any such deficiency. No requests for waivers of the time to assess any such taxes are pending. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against Parent with respect to payment of or failure to pay any taxes, which have not been resolved. Parent has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes which are still outstanding. Proper amounts have been withheld by Parent from employee compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. None of the Federal income tax returns of Parent have been examined by the United States Internal Revenue Service for the six fiscal years through October 2, 1999. Parent has not taken any action nor does it have any knowledge of any fact or circumstance that would prevent or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (n) Title to Properties. The Parent and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for Liens, defects in title, easements, reservations, restrictive covenants and other encumbrances that are identified in the Filed Parent SEC Documents, the Parent/Sub Disclosure Schedule or in documents, plans, title insurance policies and other instruments identified in the Parent/Sub Disclosure Schedule or made available to the Company that individually or in the aggregate would not materially interfere with the ability of the Parent and its subsidiaries taken as a whole to conduct their business as currently conducted. All such material properties and assets, other than assets and properties in which the Parent or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Parent Disclosure Schedule or in the Filed Parent SEC Documents or the exhibits thereto, or are reflected in Parent's financial statements included in the Filed Parent SEC Documents, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of the Parent and each of its subsidiaries to conduct their business as currently conducted and (E) would not materially and adversely impact the transferability, financability, ownership, leasing, use, development or occupancy of any such properties or assets ("Parent Permitted Liens"). The Parent and each of its subsidiaries has complied in all material respects with and is not in default under the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except where such failure to comply or be in full force and effect would not materially and adversely impact the leasing, use, or occupancy of any such leased properties or assets. To the knowledge of the Parent, no party to any material lease is in default of such lease and there exists no event or circumstance with respect to such lease which with the giving of notice or the passage of time, or both, would constitute a default by any party to such lease. The Parent and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Parent.

          (o) Compliance with Laws. Except as disclosed in the Filed Parent SEC Documents:

             (i) The Parent and each of its subsidiaries is in compliance with all Legal Provisions applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Parent or prevent or materially delay the consummation of the Merger. The Parent and each of its subsidiaries has in effect all Permits, necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation, individually or in the aggregate, would not have a material adverse effect on the Parent. Since October 1, 1999, the Parent has not received any written notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by the Parent, other than any such notice or communication relating to any actual or alleged violation the consequences of which would not have a material adverse effect on the Parent or relating to any actual or alleged violation that has since the receipt of such notice been cured by the Parent within the time frame, if any, specified for cure in such notice.

             (ii) The Parent and each of its subsidiaries have conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws, except for such failures as would not have a material adverse effect on Parent. To the knowledge of Parent, the Hazardous Materials Activities of the Parent and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous Material in a manner which has or will result in liability having a material adverse effect on Parent.

             (iii) Except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Parent or any of its subsidiaries to liability which could reasonably be expected to have a material adverse effect on the Parent, no Hazardous Materials are present on any Business Facility and, to the knowledge of the Parent, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Parent or any of its subsidiaries or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Parent or any of its subsidiaries, except for any such presence that could not reasonably be expected to have a material adverse effect on the Parent.

             (iv) Parent has all of the Environmental Permits necessary for the continued conduct of any Hazardous Materials Activity of Parent and each of its subsidiaries as such activities are currently being conducted, except for those Environmental Permits the absence of which could not reasonably be expected to result in a material adverse effect on Parent. All such Environmental Permits are valid and in full force and effect, except where such invalidity or failure to be in full force and effect would not have a material adverse effect on Parent.

             (v) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Parent, overtly threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of Parent or any of its subsidiaries, or to any Business Facility currently owned, operated, occupied, controlled or leased by Parent or any of its subsidiaries.

             (vi) To the knowledge of Parent, no action, proceeding, liability or claim exists or is overtly threatened against Parent or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject Parent or any of its subsidiaries to liability having a material adverse effect on Parent.

          (p) Intellectual Property. Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights which are material to the conduct of the business of Parent and its subsidiaries taken as a whole. No claims are pending or, to the knowledge of Parent threatened in writing that Parent or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right except for claims which, if determined adversely to Parent, would not have a material adverse effect on Parent. To the knowledge of Parent, no person is infringing the rights of Parent or any of its subsidiaries with respect to any Intellectual Property Right except where such infringement has not had, and could not reasonably be expected to have, a material adverse effect on Parent. Neither Parent nor any of its subsidiaries has licensed, or otherwise granted, to any third party, any exclusive rights in or to any Intellectual Property Rights which are material to the conduct of the business of Parent and its subsidiaries taken as a whole.

          (q) Voting Requirements. No vote of or other action by the holders of Parent's Common Stock (or securities convertible into Parent's Common Stock) is necessary in connection with the approval of this Agreement, the Option Agreement, the Stockholders Agreement or the consummation by Parent of the transactions contemplated by this Agreement.

          (r) Brokers. No broker, investment banker, financial advisor or other person, other than Donaldson Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (s) Accounting Matters. To the knowledge of Parent, based on consultation with its independent auditors, Parent has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

          (t) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby, has no liabilities of any kind whatsoever (whether accrued, absolute, contingent or otherwise) and as of the Closing, will not have engaged in any other business activities or have any liabilities whatsoever (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1  Conduct of Business

     (a) Conduct of Business by the Company. During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, other than as set forth in Section 4.1 of the Company Disclosure Schedule or with respect to the amendment of the Rights Agreement (as described in Section 3.1(u)) or as specifically contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not without Parent's consent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement, pursuant to the Outside Directors Compensation Plan of 2000 or pursuant to the Employee Stock Purchase Plan and in accordance with their respective present terms, or as contemplated by Section 5.6) or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.6 or pursuant to the Outside Directors

     Compensation Plan of 2000 and the Employee Stock Purchase Plan in accordance with their respective present terms);

          (iii) amend its Articles of Organization, By-Laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any asset or assets which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,000,000, except purchases of inventory in the ordinary course of business and except for capital expenditures (which are covered in clause (vii) below);

          (v) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of any material portion of its properties or assets, except sales made in the ordinary course of business consistent with past practice, dispositions of obsolete or worthless assets and except for subjecting any of its properties to Company Permitted Liens;

          (vi) (y) incur any additional indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees of bank debt of its subsidiaries), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for additional short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any additional loans, advances or capital contributions to, or investments in, any other person, other than extensions of credit to customers and advances to employees, in each case in the ordinary course of business consistent with past practice;

          (vii) except for the items listed on Schedule 4.1(a)(vii) to the Company Disclosure Schedule or amounts set forth in the Company's fiscal 2000 operating and capital budgets (copies of which have been provided to Parent), make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $2,000,000;

          (viii) except in the ordinary course of business, discharge, settle or satisfy any claims, whether or not pending before a Governmental Entity, that individually or in the aggregate have a material adverse effect on the Company other than claims or liabilities adequately reflected or reserved against in the financial statements included in the Filed Company SEC Documents, or waive any material benefits of, or agree to modify in any materially adverse respect any confidentiality, standstill or similar agreements to which the Company is a party;

          (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder, in any such case in a manner adverse to the Company;

          (x) enter into any contracts, agreements, binding arrangements or binding understandings relating to the distribution, sale, license or marketing by third parties of the Company's products, except in the ordinary course of business and other than pursuant to any such agreements currently in place in accordance with their terms as of the date hereof;

          (xi) except as required to comply with applicable law or as expressly contemplated by this Agreement or set forth in the Company Disclosure Statement and except in the ordinary course of business, (A) adopt, enter into, terminate or amend any collective bargaining agreement or Benefit Plan for the benefit or welfare of any current or former employee, officer or director, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company, (D) increase in any manner the severance or termination pay of any officer, (E) enter any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) except as permitted in clause (B) and clause 4.1(a)(ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

          (xii)  form any subsidiary to the Company;

          (xiii) except as required by GAAP, make any change in accounting methods, principles or practices; or

          (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Certain Tax Matters. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, (i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions); (ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's tax liabilities or tax attributes and will not settle or compromise any such Action except to the extent the amount of any such settlement has been reserved for in the financial statements included in the Filed Company SEC Documents without Parent's consent; and (v) the Company will not make any material tax election inconsistent with past practice without Parent's consent.

     (c) Conduct of Business by Parent. During the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not without the Company's consent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) except as set forth in Section 3.2(c) of the Parent/Sub Disclosure Schedule, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) amend its Certificate of Incorporation, Bylaws or other comparable charter or organization documents; or

          (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except that this Section 4.1(c)(iii) shall not prohibit Parent from effecting an acquisition of any other business if (A) such acquisition would not materially affect the ability of Parent to, or would materially delay Parent's ability to, complete the transactions contemplated by this Agreement; (B) such acquisition would involve the issuance by Parent of equity securities and, when considered together with all other acquisitions effected by Parent during the period between the date hereof and the Effective Time, would not involve the issuance of more than 10,000,000 shares of Parent's capital stock or securities convertible into or exercisable for more than 10,000,000 shares of Parent's capital stock; (C) such acquisition does not require the filing by Parent of a registration statement under the Securities Act, other than a resale or similar registration statement on Form S-3 which Parent will not file until the SEC has either declared the Form S-4 registration statement to be filed pursuant to Section 5.1(a) effective or advised Parent that such registration statement will not be reviewed by the SEC's staff; and (D) such acquisition does not require approval of the stockholders of Parent;

          (iv) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than pursuant to stock option plans, employee stock purchase plans and convertible indebtedness in effect as of the date of this Agreement, or pursuant to acquisitions of businesses involving the issuance by Parent of less than 10,000,000 shares in the aggregate for all such acquisitions under the terms set forth above);

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any substantial part of its (or any of its subsidiaries') material properties, assets or business, except sales made in the ordinary course of business consistent with past practice and except for subjecting any of its properties to Parent Permitted Liens;

          (vi) make any material payments outside the ordinary course of business for purposes of settling any dispute;

          (vii) allow Parent or any of its subsidiaries, or any significant portion of their respective businesses or assets, to be acquired (by merger, tender offer, purchase or otherwise); or

          (viii) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 4.2 No Solicitation. During the period from the date of this Agreement until the earlier of termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees that:

          (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly,
     (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person (other than Parent) that has advised the Company that it may be considering making, or that has made, a Takeover Proposal, any nonpublic information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, (and notwithstanding anything in this Agreement) that if, at any time prior to the Effective Time the Board of Directors of the Company determines in good faith, after consultation with outside counsel, (i) that complying with the provisions of the preceding sentence would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable law and (ii) that such Takeover Proposal constitutes a Superior Proposal (as hereinafter defined), the Company may, in response to a Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Section 4.2(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal and (z) take such other actions as are consistent with the fiduciary duties of the Company's Board of Directors, and such actions shall not be considered a breach of this Section 4.2 or any other provisions of this Agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company, acting on behalf of the Company, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal, solicitation of interest or offer from any person (other than Parent) relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than products of the Company) or at least 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement.

          (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or
     (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Effective Time, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside legal counsel, that complying with any of the provisions of the preceding sentence would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger or approve or recommend any Superior Proposal (as hereinafter defined), in each case at any time after the third business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the identity of the person making the Takeover Proposal and the material terms and conditions of the Superior Proposal (it being understood that any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law). In addition, prior to the Effective Time, the Board of Directors of the Company, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to do so would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable law, may cause the Company to terminate this Agreement in accordance with Section 7.1(b)(iv) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal), and such actions shall not constitute a breach of this Section 4.2 or any other provision of this Agreement, provided that the Company pays the Termination Fee pursuant to Section 5.8(b). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire (whether by merger, consolidation, tender offer or otherwise), directly or indirectly, for consideration consisting of cash and/or equities, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is capable of being obtained by such third party.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company promptly shall advise Parent orally and in writing of any request for nonpublic information which the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes could lead to any Takeover Proposal, and the material terms and conditions of such request, Takeover Proposal or inquiry and the Company will keep Parent promptly informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

          (d) Nothing contained in this Section 4.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so take and disclose would not be in compliance with, or would create a substantial risk of liability for breach of, its fiduciary duties to the Company's stockholders under applicable laws; provided that the Company shall not, except in accordance with the provisions of Section 4.2(b), withdraw or modify, or propose to withdraw or modify, its recommendation of the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1 Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting.

     (a) Unless this Agreement is earlier terminated pursuant to its terms, as soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Stock Option Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

     (b) Unless this Agreement is earlier terminated pursuant to its terms, the Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the approval and adoption of this Agreement ("Stockholder Approval"). The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.2(b).

     SECTION 5.2  Letters of the Company's Accountants.

     (a) The Company shall use its reasonable efforts to cause to be delivered to Parent two comfort letters from Arthur Andersen LLP, the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably customary for transactions effected pursuant to a registration statement on Form S-4.

     (b) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Arthur Andersen LLP, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Arthur Andersen LLP concurs with management's conclusion that, as of such date, no conditions exist with respect to the Company which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Arthur Andersen LLP's belief that the criteria (as such criteria relate to the Company and not Parent) for such accounting treatment have been met.

     SECTION 5.3  Letters of Parent's Accountants.

     (a) Parent shall use reasonable efforts to cause to be delivered to the Company two comfort letters from Arthur Andersen LLP, Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably customary for transactions effected pursuant to a registration statement on Form S-4.

     (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from Arthur Andersen LLP, addressed to the Company and Parent, dated as of the Closing Date, stating that (i) Arthur Andersen LLP concurs with management's conclusion that, as of such a date, no conditions exist which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Arthur Andersen LLP's belief that the criteria (as such criteria relates to the Parent and not to the Company) for such accounting treatment have been met.

     SECTION 5.4 Access to Information; Confidentiality. Upon reasonable prior notice, the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall make available to Parent to the full extent and in the manner permitted by law (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request, unless terms of an agreement prohibit disclosure to third parties; provided, however, that (i) Parent shall not contact, and Parent shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contacts, any employee of the Company or any of its subsidiaries without the prior authorization of the Company's Chief Executive Officer, Vice President and General Counsel or Chief Financial Officer, and (ii) Parent shall take all reasonable action to ensure that none of its employees, accountants, counsel, financial advisors and other representatives interferes with or otherwise disrupts the business or operations of the Company while exercising the rights provided under this Section 5.4. Parent shall afford to the Company, and to the Company's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, Parent shall make available to the Company (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Company may reasonably request, unless terms of an agreement prohibit disclosure to third parties; provided, however, that (i) the Company shall not contact, and the Company shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contacts, any employee of Parent or any of its subsidiaries without the prior authorization of Parent's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, and (ii) the Company shall take all reasonable action to ensure that none of its employees, accountants, counsel, financial advisors or other representatives interferes with or otherwise disrupts the business or operations of Parent while exercising the rights provided under this Section 5.4. Parent and the Company will each hold, and will cause each of its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence, in accordance with the Confidentiality Agreement dated as of April 3, 2000 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

     SECTION 5.5  Commercially Reasonable Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid an action or proceeding by any Governmental

Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, except that the Company need not take any action under this Agreement if the Company's Board of Directors determines, in consultation with outside counsel, that to do so would not be in compliance with its fiduciary duties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement, the Stockholders Agreement or any other transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Option Agreement, the Stockholders Agreement and the other transactions contemplated by this Agreement, the Option Agreement or the Stockholders Agreement. Nothing in this Agreement shall be deemed to require Parent or the Company or their respective subsidiaries to dispose of any significant asset or collection of assets or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a material adverse effect on Parent or the Company.

     (b) The Company shall give prompt notice to Parent, when and if it has knowledge, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in
Section 6.2(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) Parent shall give prompt notice to the Company, when and if it has knowledge, of (i) any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.3 (a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.6  Stock Options and Restricted Stock.

     (a) It is acknowledged that, in connection with the Merger, the Company's Stock Option Plans provide for the acceleration prior to the Effective Time of each unvested option to purchase shares of Company Common Stock ("Company Options") granted thereunder and the lapse prior to the Effective Time of all restrictions on restricted shares of Company Common Stock issued thereunder. At the Effective Time, the Stock Option Plans and the Company's obligations with respect to each Company Option under the Stock Option Plans will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Stock Option Plan and the documents governing the outstanding Company Option under such Stock Option Plan pursuant to which such Company Option was issued, as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     (b) After the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding Company Option, a document evidencing the foregoing assumption of such Company Option and Stock Option Plans by Parent.

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

     (c) Parent will reserve sufficient shares of Parent Common Stock for issuance under this Section 5.6 hereof.

     SECTION 5.7  Indemnification and Insurance.

     (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement currently in effect between the Company and each person who is or was a director, officer, employee, agent or fiduciary of the Company or any of its subsidiaries at or prior to the Effective Time and (ii) any indemnification provision under the Company's Articles of Organization or By-Laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses
(i) and (ii) of this Section 5.7(a) shall be referred to as, collectively, the "Indemnified Parties"). The Articles of Organization and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Articles of Organization and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

     (b) Without limiting the provisions or effect of Section 5.7(a), after the Effective Time Parent will, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission or alleged action or omission in his or her capacity as a director, officer, employee, agent or fiduciary of the Company or any of its subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the Effective Time) or arising out of or pertaining to this Agreement or the transactions contemplated by this Agreement (collectively, "Losses") for a period of six years after the Effective Time; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to Parent a written notice asserting a claim for indemnification under this Section 5.7(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. If any such claim, action, suit, proceeding or investigation shall have been brought against an Indemnified Party and if Parent shall have acknowledged in writing to the Indemnified Party that Parent will indemnify the Indemnified Party pursuant to this Section 5.7(b) for all Losses arising out of such claim, action, suit, proceeding or investigation, then Parent shall be entitled to participate therein, and to assume the defense thereof, and to settle and compromise any such claim, action, suit, proceeding or investigation (so long as the Indemnified Party is completely and unconditionally released and has no continuing obligations or prohibitions imposed on him or her by contract, by judicial or administrative order or decree or otherwise). If Parent does not acknowledge its obligation to indemnify for all such Losses or does not elect to assume the defense, settlement or compromise thereof, in each case pursuant to the preceding sentence, then Parent shall nevertheless have the right to participate in the defense of any such claim, action, suit, proceeding or investigation and to consent in writing (not to be unreasonably withheld or delayed) to any settlement or compromise thereof, but such defense and any settlement or compromise thereof shall at all times be under the direction of the Indemnified Person. In the event of any such claim, action, suit, proceeding or investigation (i) any counsel retained by the Indemnified Parties must be reasonably satisfactory to Parent, and (ii) after the Effective Time, Parent will pay the reasonable fees and expenses of one such counsel for all Indemnified Parties (it being agreed that more than one such counsel may be retained and paid for by Parent if counsel for one of the Indemnified Parties reasonably concludes under applicable standards of professional conduct that a conflict of interest may exist), promptly after statements therefor are received.

     (c) For six years after the Effective Time, Parent shall maintain in effect the current level and scope of the Company's directors' and officers' liability insurance covering those persons (currently or formerly connected with the Company) who are currently covered by the Company's directors' and officers' liability insurance policy; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premium currently paid by the Company for such insurance, and
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

provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (d) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.7.

     (e) This Section 5.7 shall survive the consummation of the Merger at the Effective Time, is intended to benefit and may be enforced by the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation. This Section 5.7 may not be amended, altered or repealed without the prior written consent of the affected Indemnified Party.

     SECTION 5.8  Fees and Expenses.

     (a) Except as set forth in Section 5.8(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

     (b) In the event that this Agreement is terminated by any party hereto pursuant to Section 7.1(b)(iv), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $23.87 million in immediately available funds by wire transfer (the "Termination Fee"). If, at the time of any termination of this Agreement by any party hereto pursuant to Section 7.1(b)(i) (to the extent the Company has theretofore failed to hold the Stockholders Meeting in breach of its obligations under Section 5.1), 7.1(b)(iii) or 7.1(c), a Takeover Proposal shall have been publicly announced and not publicly withdrawn and prior to the date 12 months following the date of the termination of this Agreement the Company shall either
(x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Company shall pay the Termination Fee in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated). The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 5.8(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 5.8(b) at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. "Company Acquisition" shall mean any transaction or series of related transactions involving (a) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (b) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (c) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

     (c) In the event that the Closing of the Merger does not occur due to the willful and intentional acts of Parent which are in contravention of this Agreement, the Parent will promptly, but in no event later than two days after the date of termination of this Agreement, pay Company a fee equal to $23.87 million in cash in immediately available funds (the "Parent Fee"). The Parent acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if the Parent fails promptly to pay the amounts due pursuant to this Section 5.8(b), and, in order to obtain such payment, Company commences a suit which results in a judgment against the Parent for the amounts set forth in this Section 5.8(b), the Parent shall pay to Company its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 5.8(b) at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made.

     SECTION 5.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.10  Affiliates.

     (a) Section 5.10(a) of the Company Disclosure Schedule identifies a list of all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     (b) Section 5.10(b) of the Parent/Sub Disclosure Schedule identifies a list of all persons who are, in Parent's reasonable judgment at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Parent shall use its reasonable efforts to cause each such person to deliver to the Company on or prior to the Closing Date a written agreement to comply with Section 3 of Exhibit A hereto.

     SECTION 5.11 Nasdaq Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger and under the Stock Option Plans to be approved for listing on the Nasdaq Stock Market National Market, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.12 Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will voluntarily take no action that would cause (to its knowledge after consultation with its independent public accountants) such accounting treatment not to be obtained.

     SECTION 5.13 Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinions of counsel referred to in Section 6.3(c).

     SECTION 5.14  Parent Benefit Plans.

     (a) Parent shall ensure that all employees of the Company and all employees of each of the Company's subsidiaries are allowed and are eligible to participate in Parent's employee benefit plans after the Effective Time, to the same extent as if they were employees of Parent and Parent shall amend such employee benefit plans as necessary to accomplish this. Without limiting the generality of the foregoing, (i) to the extent that any employee of the Company or any of the Company's subsidiaries becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the Company or its subsidiaries, to the same extent as such service was credited under the similar employee benefit plans of the Company and its subsidiaries immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of Parent, and (ii) to the extent permitted by such employee benefit plan of Parent (or as may be permitted after amendment of such employee benefit plan by Parent) and applicable law, Parent, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

     (b) The Company will, immediately prior to the Closing, determine the amounts accrued through the Closing Date under the Company's Fiscal 2000 Management Bonus Plan (the "Company Bonus Plan") and such amounts and the identity of the persons eligible to receive such amounts shall be set forth in a letter to Parent within five (5) days prior to the Effective Time. Parent will cause such amounts accrued under the Company Bonus Plan through the Closing Date as set forth in such letter to be paid to each individual on or prior to the earlier of the close of business, Pacific Time, on December 15, 2000 or the date an individual ceases to be an employee of Parent, the Company or any of their subsidiaries.

     (c) Parent shall assume and honor the obligations of the Company and its subsidiaries under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings disclosed in the Filed Company SEC Documents or the Company Disclosure Schedule, each as amended to the date hereof, or as contemplated hereby. Parent hereby acknowledges that the Merger will constitute a "Change in Control" for purposes of all Stock Option Plans.

     SECTION 5.15 Senior Notes. Parent shall take such action (if any) as may be required by the indenture relating to the Company's 9 1/2% Senior Subordinated Notes (the "Company Senior Notes") in connection with the consummation of the Merger. Promptly after the Effective Time, Parent shall make an offer to purchase the Company Senior Notes in accordance with the redemption provisions of the indenture relating thereto and shall redeem all Company Senior Notes so tendered for redemption.

     SECTION 5.16 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options at the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such Company Options remain outstanding. The Company shall cooperate and assist Parent in the preparation of such Registration Statement.

     SECTION 5.17 Employee Stock Purchase Plan. The Company shall take such actions as are necessary to cause the Purchase Date (as such term is used in the Employee Stock Purchase Plan) applicable to the then current Offering (as such term is used in the Employee Stock Purchase Plan) to be the last trading day on which the shares of Company Common Stock are traded on The New York Stock Exchange immediately prior to the Effective Time (the "Final Company Purchase Date"); provided, that such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Employee Stock Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Employee Stock Purchase Plan. Employees of the Company as of the Effective Time shall be permitted to participate in the employee stock purchase plan of Parent commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees of the Company receiving credit, for purposes of such eligibility provisions, for service with the Company).

     SECTION 5.18 Retirement Plan. Parent shall assume and honor the obligations of the Company under its Retirement Plan, as amended to date.

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                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of two thirds (2/3) of the outstanding shares of Company Common Stock.

          (b) Nasdaq Listing. The shares of Parent Company Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Option Plans and the Employee Stock Purchase Plan shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

          (e) Pooling Letters. Parent and the Company shall have received letters, respectively, from Arthur Andersen LLP dated as of the date of this Agreement and the Closing Date, addressed to Parent and the Company, stating in substance the matters to be stated by Arthur Andersen LLP pursuant to Sections 5.3(b) and 5.2(b), respectively.

          (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (other than the representations in Sections 3.1(c) and 3.1(d), which shall be true and correct in all material respects) on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct (other than the representations in Sections 3.1(c) and 3.1(d), which shall be true and correct in all material respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 3.1(c) and 3.1(d)) where the failure to be so true and correct would not have a material adverse effect on the Company.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Letters from Company Affiliates. Parent shall have received from each person named in the Company Disclosure Schedule an executed copy of an agreement substantially in the form of Exhibit A hereto.

          (d) No Governmental Litigation. There shall not be pending any suit by, action by or proceeding by any Governmental Entity, (i) seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company

          (e) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the Company (or, if one shall have occurred, it shall have been cured).

     SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (other than the representations in Sections 3.2(c) and 3.2(d), which shall be true and correct in all material respects) on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct (other than the representations in Sections 3.2(c) and 3.2(d), which shall be true and correct in all material respects) as of such particular date, with the same force and effect as if made on and as of the Closing Date, except in such cases (other than the representations in Sections 3.2(c) and 3.2(d)) where the failure to be so true and correct would not have a material adverse effect on Parent.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c) Tax Opinions. The opinions of Testa Hurwitz & Thibeault, LLP, counsel to the Company, and Wilson Sonsini Goodrich & Rosati, counsel to Parent, shall be delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company and Parent; provided, however, that if either Testa, Hurwitz & Thibeault, LLP or Wilson Sonsini Goodrich & Rosati is unwilling to give the opinion required in this Section 6.3(c), this condition may be satisfied by the other firm delivering such opinion to both the Company and Parent. In rendering each such opinion, counsel shall be entitled to rely upon (and Parent, Sub and the Company shall make) customary representations reasonably requested by counsel. The opinions shall be dated on the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

          (d) No Material Adverse Change. At any time on or after the date of this Agreement, there shall not have occurred any material adverse change in Parent (or, if one shall have occurred, it shall have been cured).

          (e) Parent Common Stock Price. The average last reported sale price of the Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Stockholder Meeting shall be not less than $40.00 per share (subject to adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares effected by Parent); provided, however, that this closing condition shall be subject to Parent's right to adjust the Exchange Ratio as set forth in Section 2.1(c).

          (f) Letters from Parents Affiliates. The Company shall have received from each person named in the Parent/Sub Disclosure Schedule an executed copy of an agreement to comply with Section 3 of Exhibit A hereto.

     SECTION 6.4 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.1,
6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a)  by mutual written consent of Parent, Sub and the Company;

          (b)  by either Parent or the Company:

             (i) if the Merger shall not have been consummated by September 30, 2000 for any reason; provided, however, that if the principal cause of the parties' inability to consummate the Merger by September 30, 2000 is a Restraint, an inability to obtain clearance under the HSR Act or another United States, state, local or foreign governmental regulatory matter, such date shall automatically (and without further action by the parties) be extended to November 15, 2000; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

             (ii)  if any Restraint having any of the effects set forth in
        Section 6.1(d) shall be in effect and shall have become final and nonappealable;

             (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

             (iv) if prior to the Effective Time, the Board of Directors of the Company has determined under Section 4 hereof that as a result of the receipt of a Superior Proposal, it is necessary for the Board to terminate this Agreement; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless no later than two days thereafter the Company pays to Parent the amounts specified under Section 5.8(b) pursuant to the terms of such Section 5.8(b).

          (c) by Parent if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request by Parent following a Takeover Proposal to do so, or approved or recommended any Takeover Proposal;

          (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 7.1(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise commercially reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this
     Section 7.1(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have willfully and materially breached this Agreement;

          (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section

     6.2(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then
     (i) Parent may not terminate this Agreement under this Section 7.1(e) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this
     Section 7.1(e) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that Parent may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have willfully and materially breached this Agreement; or

          (f) by the Company if the average last reported sale price of Parent Common Stock on the Nasdaq National Market during the 20 trading days ending on the third trading day prior to the date of the Stockholder Meeting shall be less than $40.00 per share (subject to adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares effected by Parent); provided, however, that the Company's right to terminate this Agreement shall be subject to Parent's right to adjust the Exchange Ratio as set forth in Section 2.1(c).

     SECTION 7.2 Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or any of their respective affiliates, directors, officers or stockholders, other than the provisions of the Confidentiality Agreement, the last sentence of Section 5.4, Section 5.8, this Section 7.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. Notwithstanding the foregoing, Company or Parent, as the case may be, shall have no additional liability following the payment by it of the Termination Fee pursuant to Section 5.8(b) or the Parent Fee pursuant to Section 5.8(c), as the case may be, other than pursuant to the Confidentiality Agreement and the Sections of this Agreement that survive termination of this Agreement pursuant to this Section and Section 8.1 hereof.

     SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the provisions of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the

Effective Time or the termination of this Agreement pursuant to Section 7.1. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement shall remain in full force and effect and shall survive the Effective Time or termination of this Agreement to the extent provided therein.

     SECTION 8.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        if to Parent or Sub, to:

              Sanmina Corporation
              2700 North First Street
              San Jose, CA 95134

              Attention: President

              with a copy to:

              Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road
              Palo Alto, CA 94304

              Attention: Christopher D. Mitchell, Esq. if to the Company, to:

              Hadco Corporation
              12A Manor Parkway
              Salem, NH 03079

              Attention: President and General Counsel

              with a copy to:

              Testa, Hurwitz & Thibeault, LLP
              125 High Street
              Boston, MA 02110

              Attention: Stephen A. Hurwitz, Esq.

     SECTION 8.3  Definitions.  For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer or Chief Financial Officer of the Company has actual knowledge of such matter, and as it relates to Parent, the term "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of Parent has actual knowledge of such matter;

          (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that is, or is almost certainly to be within three months, materially adverse to the business, properties, assets or financial condition of either the Company and its subsidiaries taken as a whole, or Parent and its subsidiaries taken as a whole, as the case may be; provided, however, that any adverse change or effect, including for purposes of this clause any such adverse change or effect that results in a change in the market price or trading volume of the Company's or Parent's common stock, that is proximately caused by (i) the announcement of the execution of this Agreement and the transactions contemplated hereby, (ii) conditions affecting the economy, the Company's or Parent's industry (as the case may be) or the electronics manufacturing services industry, or (iii) conditions affecting the securities markets generally shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity;

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     SECTION 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement including the Exhibits and Schedules hereto, the Option Agreement, the agreements of affiliates pursuant hereto, and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Option Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, Sections 5.6, 5.11, 5.14, 5.16, 5.17 and 5.18 are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

     SECTION 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

     SECTION 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          SANMINA CORPORATION,

                                          by: /s/ JURE SOLA
                                            ------------------------------------
                                          Name: Jure Sola
                                              ----------------------------------
                                          Title: CEO
                                             -----------------------------------

                                          SANM ACQUISITION SUBSIDIARY, INC.,

                                          by: /s/ JURE SOLA
                                            ------------------------------------
                                          Name: Jure Sola
                                              ----------------------------------
                                          Title: President
                                             -----------------------------------

                                          by: /s/ ELIZABETH JORDAN
                                            ------------------------------------
                                          Name: Elizabeth Jordan
                                              ----------------------------------
                                          Title: Treasurer
                                             -----------------------------------

                                          HADCO CORPORATION

                                          by: /s/ ANDREW E. LIETZ
                                            ------------------------------------
                                          Name: Andrew E. Lietz
                                              ----------------------------------
                                          Title: President
                                             -----------------------------------

                                          by: /s/ F. GORDON BITTER
                                            ------------------------------------
                                          Name: F. Gordon Bitter
                                              ----------------------------------
                                          Title: Treasurer
                                             -----------------------------------

                                AMENDMENT NO. 1

     Amendment No. 1 dated as of May 3, 2000 (the "Amendment") to the Agreement and Plan of Merger among Sanmina Corporation, a Delaware corporation ("Parent"), SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub") and Hadco Corporation, a Massachusetts corporation (the "Company") dated as of April 17, 2000 (the "Merger Agreement").

     WHEREAS, Parent, Sub and the Company want to amend the Merger Agreement;
and

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.5(a) shall be amended to add the following sentence at the end of the section:

     "Accordingly, the purposes set forth in the Articles of Organization of Sub as in effect immediately prior to the Effective Time, which permit Sub to do all things lawful under Massachusetts law, shall become the purposes of the Surviving Corporation."

     2. The other provisions of the Merger Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first above written.

                                          SANMINA CORPORATION

                                          By: /s/ RANDY FURR
                                            ------------------------------------
                                          Name: Randy Furr
                                          Title:  President

                                          SANM ACQUISITION SUBSIDIARY, INC.

                                          By: /s/ RANDY FURR
                                            ------------------------------------
                                          Name: Randy Furr
                                          Title: Vice President

                                          By: /s/ BETSY JORDAN
                                            ------------------------------------
                                          Name: Betsy Jordan
                                          Title: Treasurer

                                          HADCO CORPORATION

                                          By: /s/ ANDREW E. LIETZ
                                            ------------------------------------
                                          Name: Andrew E. Lietz
                                          Title: President

                                          By: /s/ F. GORDON BITTER
                                            ------------------------------------
                                          Name: F. Gordon Bitter
                                          Title: Treasurer

                                                                        ANNEX II

                             STOCKHOLDERS AGREEMENT

     Stockholders Agreement (this "Agreement"), dated as of April 17, 2000, among Sanmina Corporation, a Delaware corporation ("Parent"), and the stockholders of Hadco Corporation, a Massachusetts corporation (the "Company"), listed on Schedule A hereto (the "Stockholders").

     WHEREAS, concurrently with the execution of this Agreement, Parent, SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company have entered into an Agreement and Plan of Merger (as the same may be further amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholders own of record and beneficially the shares (the "Shares") of the common stock, $0.05 par value, of the Company (the "Company Common Stock") set forth opposite their respective names on Schedule A hereto and wish to enter into this Agreement with respect to the Shares; and

     WHEREAS, in order to induce Parent and Sub to enter into the Merger Agreement, the Stockholders have agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares at a meeting of the Company's stockholders in favor of approval of the Merger.

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Agreement To Vote Shares.

             (a) Subject to Section 1(b) hereof, each of the Stockholders agrees during the term of this Agreement to vote the Shares as to which it has voting power or control, in person or by proxy, in favor of approval of the Merger at the meeting of the stockholders of the Company at which such matter is considered and at any adjournment thereof (the "Stockholder Meeting"); provided, however, that for purposes of Section 1 hereof, Shares shall not include any shares of Company Common Stock that a Stockholder may acquire upon the exercise of any stock option unless such option has been exercised and such shares of Company Common Stock have been issued to the Stockholder and are held by the Stockholder as of the relevant record date.

             (b) Notwithstanding anything to the contrary contained herein, the obligations of the Stockholders pursuant to Section 1(a) hereof with respect to such matter to be considered at the Stockholder Meeting are subject to the following conditions:

                (i) Parent shall have performed in all material respects all of its material obligations under the Merger Agreement to have been performed at or prior to the date of such Stockholder Meeting;

                (ii) there shall not be in effect on the date of such Stockholder Meeting any statute, rule, regulation, order or injunction of a court of competent jurisdiction or governmental authority directing that the transactions contemplated by the Merger Agreement not be consummated; and

                (iii) the Form S-4 (as defined in the Merger Agreement) to be filed with the Securities and Exchange Commission (the "Commission") by Parent under the Securities Act of 1933, as amended (the "Act"), to register the common shares, $0.01 par value, of Parent to be issued in the Merger shall have become effective under the Act and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order.

          2. No Voting Trusts. Except for such agreements or arrangements in effect as of the date hereof, each of the Stockholders agrees that such Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any of such Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

          3. Limitation On Dispositions And Proxies. During the term of this Agreement, each of the Stockholders agrees not to sell, assign, pledge, transfer or otherwise dispose of (each a "Transfer"), or grant any proxies with respect to (except for a proxy which is not inconsistent with the terms of this Agreement) any of such Stockholder's Shares; provided, however, a Stockholder may transfer any or all of the Shares (or any interest therein) to one or more members of the Stockholder's family, any trust for the benefit of the Stockholder's family or any entity controlled by the Stockholder so long as the transferee of such Shares agrees in writing to be bound by the applicable provisions of this Agreement.

          4. Specific Performance. Each party hereto acknowledges that it shall be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party shall not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and shall not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          5. Term Of Agreement; Termination. The term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time; (ii) the date on which the Merger Agreement is terminated in accordance with its terms; and (iii) September 30, 2000, provided however that such date shall be automatically extended to November 15, 2000 in the event that such date is automatically extended pursuant to Section 7.1(b)(i) of the Merger Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

          6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

           If to the Stockholders, to the addresses listed on Schedule A hereto.

               With a copy to:

                       Hadco Corporation
                       12A Manor Parkway
                       Salem, NH 03079

                       Attention: General Counsel

                       and

                       Testa, Hurwitz & Thibeault, LLP
                       125 High Street
                       Boston, MA 02110

                       Attention: Stephen A. Hurwitz, Esq.

                  If to Parent:

                       Sanmina Corporation
                       2700 North First Street
                       San Jose, CA 95134

                       Attention: President

                  With a copy to:

                       Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road
                       Palo Alto, CA 94304

                       Attention: Christopher D. Mitchell, Esq.

     or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 7 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

          8. Miscellaneous. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

             (a) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

             (b) This Agreement may be executed (including by facsimile transmission) in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

             (c) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

             (d) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon the Stockholders until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Sub.

             (e) Nothing in this Agreement shall, and nothing in this Agreement shall be deemed to, limit or restrict a Stockholder from acting in accordance with his or her duties as a director or officer of the Company or otherwise limit the ability of the Stockholder to take any action in his or her capacity as a director or officer of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          PARENT:

                                          Sanmina Corporation
                                          By:         /s/ JURE SOLA
                                            ------------------------------------
                                             Jure Sola, Chief Executive Officer

                                          STOCKHOLDERS:

                                                /s/ HORACE H. IRVINE II
                                          --------------------------------------
                                                   Horace H. Irvine II

                                                  /s/ ANDREW E. LIETZ
                                          --------------------------------------
                                                     Andrew E. Lietz

                                                  /s/ OLIVER O. WARD
                                          --------------------------------------
                                                      Oliver O. Ward

                                                   /s/ JOHN F. SMITH
                                          --------------------------------------
                                                      John F. Smith

                                                  /s/ JOHN E. POMEROY
                                          --------------------------------------
                                                     John E. Pomeroy

                                                  /s/ JAMES C. TAYLOR
                                          --------------------------------------
                                                     James C. Taylor

                                                  /s/ MAURO J. WALKER
                                          --------------------------------------
                                                     Mauro J. Walker

                                               /s/ GILBERT M. RODDY, JR.
                                          --------------------------------------
                                                  Gilbert M. Roddy, Jr.

                                                 /s/ F. GORDON BITTER
                                          --------------------------------------
                                                     F. Gordon Bitter

                                   SCHEDULE A

                                           NUMBER OF SHARES         SHARES         NUMBER OF UNEXERCISED
NAME AND ADDRESS                              OWNED AS OF       STOCKHOLDER HAS        OPTIONS AS OF
OF STOCKHOLDER                             APRIL 17, 2000(1)     RIGHT TO VOTE        APRIL 17, 2000
----------------                           -----------------    ---------------    ---------------------
Horace H. Irvine, II.....................       670,407              19,355(2)                  0
  27 Gordon Mountain Road Windham, NH
  03087
Andrew E. Lietz..........................        83,601                   0               289,000
  47 Spring Road Rye, NH 03870
Oliver O. Ward...........................         1,387                   0                12,000
  Garnet Hill Road Sunapee, NH 03782
John F. Smith............................        26,887                   0                 3,000
  11 Samuel Parlin Drive Acton, MA 01720
John E. Pomeroy..........................         4,387                   0                15,000
  416 Murray Hill Road Vestal, NY 13850
James C. Taylor..........................         6,387                   0                15,000
  14 Lawrence Road Chestnut Hill, MA
  02167
Mauro J. Walker..........................         1,329                   0                15,000
  108 Dolphin Drive
  Ocean Ridge, FL 33435
Gilbert M. Roddy, Jr. ...................           745              42,605(3)             15,000
  101 Barnes Hill Road Concord, MA 01742
F. Gordon Bitter.........................         3,573                   0                28,500
  17 Cotton Farm Lane No. Hampton, NH
  03862

---------------
(1) Includes shares deferred under the Outside Directors' Compensation Plans of 1998 and 2000.

(2) Shares of Andrea Irvine, held in a voting trust for her benefit. (See the Company's Proxy Statement dated January 14, 2000).

(3) Mr. Roddy is co-trustee of certain irrevocable trusts for the benefit of certain of Mr. Irvine's family. (See the Company's Proxy Statement dated January 14, 2000).

                                                                       ANNEX III

     STOCK OPTION AGREEMENT dated as of April 17, 2000 (the "Agreement"), by and between HADCO CORPORATION, a Massachusetts corporation ("Issuer"), and SANMINA CORPORATION, a Delaware corporation ("Grantee").

                                    RECITALS

     A. Issuer, Grantee and SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and a wholly owned subsidiary of Grantee ("Sub"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into Issuer, with Issuer becoming the surviving corporation in the Merger and a wholly owned subsidiary of Grantee; and

     B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

          1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,752,351 (as adjusted as set forth herein) shares (the "Option Shares") (provided that the amount of the Option Shares shall upon timely issuance be adjusted to equal 19.9% of the then issued and outstanding shares) of Common Stock, par value $.05 per share ("Issuer Common Stock"), of Issuer at a purchase price of $69.0375 (subject to adjustment as set forth herein) per Option Share (the "Purchase Price"); provided, however, that, notwithstanding anything herein to the contrary, if Grantee receives in the aggregate an amount equal to the excess, if any, of (i) the sum of the proceeds (net of any commissions or similar costs) received by Grantee in connection with any sales or other dispositions of Option Shares and any dividends received by Grantee on Option Shares over
     (ii) the product of the Purchase Price times the number of Option Shares acquired by Grantee pursuant to the Option, then an amount equal to such excess shall be promptly paid by Grantee to Issuer.

          2. Exercise of Option. (a) Grantee may exercise the Option, with respect to all (but not less than all) of the Option Shares at any one time, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is entitled to receive the Termination Fee pursuant to Section 5.8(b) of the Merger Agreement (a "Purchase Event"); provided, however, that the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 12 months after the first occurrence of a Purchase Event and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), Grantee has or may have the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which the Grantee has or may have such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares illegal (the "Regulatory Approvals").

          (b) In the event that Grantee wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date not earlier than three
                                      III-1
     business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"). Any Option Closing will be at an agreed location and time in Boston, Massachusetts on the applicable Option Closing Date or at such later date as may be necessary so as to comply with clause (ii) of Section 2(a).

          (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance.

          3.  Payment and Delivery of Certificates.

          (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

          (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

          (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF APRIL 17, 2000, AS IT MAY BE AMENDED FROM TIME TO TIME A COPY OF WHICH MAY BE OBTAINED FROM THE CLERK OF HADCO CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES." It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
     (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

          4.  Repurchase Right; Voting Matters.

          (a) Within 30 days following the occurrence of a Repurchase Event (as defined herein), the Issuer shall have the right to repurchase all (but not less than all) of the Option Shares from Grantee at a price (the "Option Share Repurchase Price") equal to the Purchase Price times the number of Option Shares acquired by Grantee pursuant to the Option plus, to the extent such amounts have not been previously paid by Issuer pursuant to the Merger Agreement, the amount (in full satisfaction of such amount) of the Termination Fee (as defined in the Merger Agreement) (the "Repurchase Price").

                                      III-2

          (b) As promptly as practicable, and in any event within five (5) business days after receipt of notice pursuant to Section 4(a), Grantee shall surrender to Issuer certificates for Option Shares, Issuer shall deliver or cause to be delivered to Grantee by wire transfer the Option Share Repurchase Price.

          (c) The Issuer hereby undertakes to use its commercially reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 4. Nonetheless, to the extent that the Issuer is prohibited under applicable Law from repurchasing the Option Shares in full, the Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Option Share Repurchase Price that it is required to deliver pursuant hereto and that it is no longer prohibited from delivering, within five (5) business days after the date on which the Issuer is no longer so prohibited; provided, however, that if the Issuer at any time after delivery of a notice of repurchase pursuant to Section 4(a) hereof is prohibited under applicable Law for a period of 30 consecutive days, from delivering to Grantee the Option Share Repurchase Price in full, the repurchase shall be deemed to be revoked either in whole or in part whereupon, in the case of a revocation in part, the Issuer shall promptly
     (i) deliver to Grantee that portion of the Option Share Repurchase Price that the Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, to Grantee either (A) a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Company Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Company Common Stock covered by the portion of the Option Shares repurchased or (B) a certificate for the number of Option Shares covered by the revocation.

          (d) The term "Repurchase Event" shall mean a Purchase Event followed or preceded by Issuer's entering into an Acquisition Agreement (as defined in the Merger Agreement) for a Superior Proposal (as defined in the Merger Agreement).

          (e) In connection with any purchase/sale of the Option Shares pursuant to this Section 4, the Grantee shall be required to represent and warrant to the Issuer that it is the owner of the Option Shares being purchased, free and clear of all adverse claims and that it shall deliver good title to such Option Shares to the Issuer, free and clear of all adverse claims, upon consummation of any purchase/sale pursuant to this Section 4.

          (f) In the event that Issuer calls a meeting of its stockholders to vote on an Acquisition Agreement and/or merger for a Superior Proposal and, as of the record date established for such meeting, Issuer continues to hold any of the Option Shares, Issuer shall vote all such Option Shares with respect to such Acquisition Agreement in the same proportions as the votes cast on such Acquisition Agreement and/or merger by all other stockholders of Issuer.

          5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

             (a) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

                                      III-3

          6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

             (a) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

          7.  Adjustment upon Changes in Capitalization, Etc.

          (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if prior to or concurrently with the termination of the Option Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

          8. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within two years of the exercise of the Option, use commercially reasonable efforts to prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf " registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement or otherwise to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information

                                      III-4
     that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects an underwritten registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this
     Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering at a price acceptable to Issuer's Board of Directors, Issuer will first reduce the shares requested to be included therein by Grantee before reducing any other shares intended to be included therein. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration. Any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) of the Securities Act.

          9. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of the Grantee after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof). The Option may not be sold, assigned, transferred or otherwise disposed of by Grantee, and any sale, assignment, transfer or disposal shall be null and void.

          10. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then traded on the New York Stock Exchange ("NYSE") (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to have the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option approved for trading on the NYSE (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such application as promptly as practicable.

          11. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancelation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

          12.  Miscellaneous.

          (a) Expenses. Except as otherwise provided in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

          (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

                                      III-5

          (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

          (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement dated April 3, 2000 (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Merger Agreement and the Confidentiality Agreement, and
     (ii) except as provided in Section 8.6 of the Merger Agreement, are not intended to confer upon any person other than the parties any rights or remedies.

          (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to Issuer to:

              Hadco Corporation
              12A Manor Parkway
              Salem, NH 03079

              Attention: President

              with a copy to:

              Testa, Hurwitz & Thibeault, LLP
              125 High Street
              Boston, MA 02110

              Attn: Stephen A. Hurwitz, Esq.

              If to Grantee to:

              Sanmina Corporation
              2700 North First Street
              San Jose, CA 95134

              Attention: President

              with a copy to:

              Wilson Sonsini Goodrich & Rosati, P.C.
              650 Page Mill Road
              Palo Alto, CA 94304

              Attention: Christopher D. Mitchell, Esq.

          (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
                                      III-6

          (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

          (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          HADCO CORPORATION

                                          By:      /s/ ANDREW E. LIETZ
                                            ------------------------------------
                                                      Andrew E. Lietz
                                                      Title: President

                                          SANMINA CORPORATION

                                          By:         /s/ JURE SOLA
                                            ------------------------------------
                                                         Jure Sola
                                               Title: Chief Executive Officer

                                      III-7

                                                                        ANNEX IV
                                          April 17, 2000

Board of Directors
Hadco Corporation
12A Manor Parkway
Salem, NH 03079

Members of the Board:

     We understand that Hadco Corporation ("Hadco" or the "Company"), Sanmina Corporation ("Sanmina") and SANM Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Sanmina ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, dated April 17, 2000 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Hadco. Pursuant to the Merger, Hadco will become a wholly-owned subsidiary of Sanmina, and each outstanding share of common stock, par value $.05 per share, of Hadco (the "Hadco Common Stock") together with the associated Rights (as defined in the Merger Agreement), other than shares held in treasury or held by Sanmina or any affiliate of Sanmina or as to which dissenters' rights have been perfected, will be converted into the right to receive 1.40 shares (the "Exchange Ratio") of common stock, par value $.01 per share, of Sanmina (the "Sanmina Common Stock"), subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of the Hadco Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly-available financial statements and other information of the Company and Sanmina;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) reviewed certain financial projections of the Company prepared by the management of the Company;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company and Sanmina, including certain financial projections, with senior executives of the Company and Sanmina, respectively;

          (v) reviewed the pro forma impact of the Merger on Sanmina's earnings per share;

          (vi) discussed potential strategic and operational benefits of the Merger with senior executives of the Company and Sanmina;

          (vii) reviewed the reported prices and trading activity for the Hadco Common Stock and the Sanmina Common Stock;

          (viii) compared the financial performance of the Company and Sanmina and the prices and trading activity of the Hadco Common Stock and the Sanmina Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (x) participated in discussions and negotiations among representatives of the Company and Sanmina and their legal and financial advisors;

          (xi) reviewed the Merger Agreement and certain related documents;

          (xii) considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of the Company and Sanmina. We have relied upon the assessment by the managements of Hadco and Sanmina of their ability to retain key employees of Hadco. We have also relied upon, without independent verification, the assessment by the management of Hadco of the Company's technologies and products, the timing and risks associated with the integration of Hadco with Sanmina and the validity of, and risks associated with, the Company's existing and future products and technologies.

     In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Sanmina, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Sanmina and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Sanmina Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meetings held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of the Hadco Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/   ROBERT L. EATROFF
                                            ------------------------------------
                                            Robert L. Eatroff
                                            Principal

                                                                         ANNEX V

                      MASSACHUSETTS GENERAL LAWS ANNOTATED

                                    PART I.
                        ADMINISTRATION OF THE GOVERNMENT

                                  TITLE XXII.
                                  CORPORATIONS

                                 CHAPTER 156B.
                         CERTAIN BUSINESS CORPORATIONS

                                   APPRAISAL

SEC. 85. PAYMENT FOR STOCK OF DISSERTING STOCKHOLDER

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SEC. 86. RIGHT OF APPRAISAL

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SEC. 87. NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL
         RIGHTS

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SEC. 88. NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME
         EFFECTIVE

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SEC. 89. DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SEC. 90. DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SEC. 91. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS OR
         FAILURE TO AGREE ON VALUE THEREOF ETC.; PARTIES TO BILL ETC.; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES ETC.

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SEC. 92. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON
         FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SEC. 93. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON
         FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC.

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SEC. 94. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON
         FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL, ETC.

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SEC. 95. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON
         FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC.

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SEC. 96. STOCKHOLDERS DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF
         STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SEC. 97. CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY
         STOCK, ETC.

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SEC. 98. ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES
         TO BE EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                     PROXY

                               HADCO CORPORATION

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS,             , 2000

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Horace H. Irvine II, Andrew E. Lietz and F. Gordon Bitter, and each of them, proxies, with full power of substitution, to vote all shares of the stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Hadco Corporation to be held on
      ,         , 2000 at 10:00 AM at 100 Federal Street, Boston, Massachusetts,
and at any adjournments or postponements thereof, upon matters set forth in the
Notice of Special Meeting of Stockholders and Proxy Statement dated         ,
2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof including without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve the proposal below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR APPROVING THE AGREEMENT AND PLAN OF MERGER AMONG SANMINA CORPORATION, SANM ACQUISITION SUBSIDIARY, INC. AND HADCO CORPORATION DATED AS OF APRIL 17, 2000, AS AMENDED, AND THE MERGER.

SEE REVERSE SIDE                                                SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

(CONTINUED FROM OTHER SIDE)

1. To approve the Agreement and Plan of Merger dated as of April 17, 2000 among Sanmina Corporation, SANM Acquisition Subsidiary, Inc. ("Merger Sub") and Hadco Corporation, as amended (the "Merger Agreement") and the Merger, pursuant to which Merger Sub will merge with and into Hadco on and subject to the terms contained in the Merger Agreement.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                                                  MARK HERE FOR ADDRESS CHANGE
                                                  AND NOTE AT LEFT           [ ]

                                                  If signing as attorney,
                                                  executor, trustee or guardian,
                                                  please give your full title as
                                                  such.

                                                  Signature:
                                                  ------------------------------

                                                  Date:
                                                  ------------------------------

                                                  Signature:
                                                  ------------------------------

                                                  Date:
                                                  ------------------------------